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                                                                    Exhibit 10.9

                JUNIOR TIER MEZZANINE LOAN AND SECURITY AGREEMENT

                         Dated as of September 30, 2002

                                     Between

                     BRE/PARK PLACE JUNIOR MEZZANINE L.L.C.
                              as Mezzanine Borrower

                                       and

                       GERMAN AMERICAN CAPITAL CORPORATION
                               as Mezzanine Lender

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                                TABLE OF CONTENTS

                                                                                             Page
I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION.........................................       2
         Section 1.1 Definitions.........................................................       2
         Section 1.2 Principles of Construction..........................................      21

II.      GENERAL TERMS...................................................................      21
         Section 2.1 Loan; Disbursement to Mezzanine Borrower............................      21
         Section 2.2 Interest; Loan Payments; Late Payment Charge........................      22
         Section 2.3 Prepayments.........................................................      23
         Section 2.4 Regulatory Change; Taxes............................................      25
         Section 2.5 Conditions Precedent to Closing.....................................      27

III.     CASH MANAGEMENT.................................................................      33
         Section 3.1 Cash Management.....................................................      33

IV.      REPRESENTATIONS AND WARRANTIES..................................................      41
         Section 4.1 Mezzanine Borrower Representations..................................      41
         Section 4.2 Survival of Representations.........................................      48

V.       MEZZANINE BORROWER COVENANTS....................................................      48
         Section 5.1 Affirmative Covenants...............................................      48
         Section 5.2 Negative Covenants..................................................      60

VI.      INSURANCE; CASUALTY; CONDEMNATION; RESTORATION..................................      64
         Section 6.1 Insurance Coverage Requirements.....................................      64
         Section 6.2 Condemnation........................................................      65
         Section 6.3 Certificates........................................................      66

VII.     RESERVED........................................................................      66

VIII.    TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS...................................      66
         Section 8.1 Restrictions on Transfers...........................................      67
         Section 8.2 Deliveries to Mezzanine Lender......................................      67
         Section 8.3 Permitted Transfers.................................................      67

IX.      INTEREST RATE CAP AGREEMENT.....................................................      68
         Section 9.1 Interest Rate Cap Agreement (Junior Tier Mezzanine).................      68
         Section 9.2 Pledge..............................................................      69
         Section 9.3 Covenants...........................................................      69
         Section 9.4 Powers of Mezzanine Borrower Prior to an Event of Default...........      71
         Section 9.5 Representations and Warranties......................................      71

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
         Section 9.6 Payments............................................................      72
         Section 9.7 Remedies............................................................      72
         Section 9.8 Sales of Interest Rate Cap Collateral...............................      74
         Section 9.9 Public Sales Not Possible...........................................      75
         Section 9.10 Receipt of Sale Proceeds...........................................      75
         Section 9.11 Replacement Interest Rate Cap Agreement (Junior Tier Mezzanine)....      75

X.       RESERVED........................................................................      75

XI.      RESERVED........................................................................      75

XII.     ENVIRONMENTAL MATTERS...........................................................      75
         Section 12.1 Representations....................................................      75
         Section 12.2 Covenants..........................................................      76
         Section 12.3 Environmental Reports..............................................      76
         Section 12.4 Environmental Indemnification......................................      77
         Section 12.5 Recourse Nature of Certain Indemnifications........................      78

XIII.    ASSIGNMENTS AND PARTICIPATIONS..................................................      78
         Section 13.1 Assignment and Acceptance..........................................      78
         Section 13.2 Effect of Assignment and Acceptance................................      78
         Section 13.3 Content............................................................      79
         Section 13.4 Register...........................................................      79
         Section 13.5 Substitute Mezzanine Notes.........................................      80
         Section 13.6 Participations.....................................................      80
         Section 13.7 Disclosure of Information..........................................      81
         Section 13.8 Security Interest in Favor of Federal Reserve Bank.................      81

XIV.     RESERVED........................................................................      81

XV.      RESERVED........................................................................      81

XVI.     RESERVED........................................................................      81

XVII.    DEFAULTS........................................................................      81
         Section 17.1 Event of Default...................................................      81
         Section 17.2 Remedies...........................................................      87
         Section 17.3 Remedies Cumulative; Waivers.......................................      88
         Section 17.4 Costs of Collection................................................      89
         Section 17.5 Distribution of Collateral Proceeds................................      89

XVIII.   SPECIAL PROVISIONS..............................................................      89

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
         Section 18.1 Exculpation........................................................      90

XIX.     MISCELLANEOUS...................................................................      92
         Section 19.1 Survival...........................................................      92
         Section 19.2 Mezzanine Lender's Discretion......................................      92
         Section 19.3 Governing Law......................................................      92
         Section 19.4 Modification, Waiver in Writing....................................      94
         Section 19.5 Delay Not a Waiver.................................................      94
         Section 19.6 Notices............................................................      94
         Section 19.7 TRIAL BY JURY......................................................      96
         Section 19.8 Headings...........................................................      96
         Section 19.9 Severability.......................................................      96
         Section 19.10 Preferences.......................................................      96
         Section 19.11 Waiver of Notice..................................................      97
         Section 19.12 Expenses; Indemnity...............................................      97
         Section 19.13 Exhibits and Schedules Incorporated...............................      99
         Section 19.14 Offsets, Counterclaims and Defenses...............................      99
         Section 19.15 Liability of Assignees of Mezzanine Lender........................     100
         Section 19.16 No Joint Venture or Partnership; No Third Party Beneficiaries.....     100
         Section 19.17 Publicity.........................................................     100
         Section 19.18 Waiver of Marshalling of Assets...................................     101
         Section 19.19 Waiver of Counterclaim and Other Actions..........................     101
         Section 19.20 Conflict; Construction of Documents; Reliance.....................     101
         Section 19.21 Prior Agreements..................................................     102
         Section 19.22 Brokers...........................................................     102
         Section 19.23 Counterparts......................................................     102

SEE INDEX TO EXHIBITS AND SCHEDULES AT END OF DOCUMENT

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                JUNIOR TIER MEZZANINE LOAN AND SECURITY AGREEMENT

            THIS JUNIOR TIER MEZZANINE LOAN AND SECURITY AGREEMENT dated as of September 30, 2002 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this AGREEMENT), between BRE/PARK PLACE JUNIOR MEZZANINE L.L.C., a Delaware limited liability company (MEZZANINE BORROWER) having an address c/o Blackstone Real Estate Acquisitions III L.L.C., 345 Park Avenue, New York, New York 10154, and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 31 West 52nd Street, New York, New York 10019 (together with its successors and assigns, MEZZANINE LENDER).

                              W I T N E S S E T H:

            WHEREAS, On September 18, 2002, Mezzanine Lender made a mezzanine loan to Senior Tier Mezzanine Borrower (as hereinafter defined) in the principal amount of $41,000,000 (the EXISTING MEZZANINE LOAN), pursuant to that certain Mezzanine Loan and Security Agreement, dated as of the date thereof (as the same may be amended, restated and supplemented from time to time, the LOAN AGREEMENT (SENIOR TIER MEZZANINE)), between Senior Tier Mezzanine Borrower and Mezzanine Lender, which Existing Mezzanine Loan is evidenced by those two certain Mezzanine Notes, dated as of the date thereof, ((i) one in the principal amount of $26,500,000 (as the same may be amended, restated and supplemented from time to time, the SENIOR TIER MEZZANINE NOTE), and (ii) one in the principal amount of $14,500,000 (as the same may be amended, restated and supplemented from time to time, the EXISTING JUNIOR TIER MEZZANINE NOTE)), made by Senior Tier Mezzanine Borrower in favor of Mezzanine Lender and secured by the Loan Documents (Senior Tier Mezzanine);

            WHEREAS, Mezzanine Borrower, pursuant to the terms of that certain Assumption and Release Agreement, dated as of the date hereof, by and among Senior Tier Mezzanine Lender, Mezzanine Borrower and Mezzanine Lender, is the present obligor of the Existing Junior Tier Mezzanine Note, which Existing Junior Tier Mezzanine Note evidences an indebtedness of Mezzanine Borrower to Mezzanine Lender in the outstanding principal amount of $14,500,000; and

            WHEREAS, Mezzanine Lender is willing to (i) modify the Existing Mezzanine Loan, and (ii) release Senior Tier Mezzanine Borrower from the obligations evidenced by the Existing Junior Tier Mezzanine Note, subject to and in accordance with the terms of this Agreement and the other Loan Documents (Junior Tier Mezzanine) (as hereinafter defined).

            NOW, THEREFORE, in consideration of the making of the Loan (Junior Tier Mezzanine) by Mezzanine Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

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            I.    DEFINITIONS; PRINCIPLES OF CONSTRUCTION

            SECTION 1.1 DEFINITIONS.

            For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

            ACCOUNT AGREEMENT (JUNIOR TIER MEZZANINE) shall mean the Account and Control Agreement (Junior Tier Mezzanine), dated as of the date hereof, among Mezzanine Lender, Mezzanine Borrower and Cash Management Bank (Junior Tier Mezzanine).

            ACCOUNT AGREEMENT (MORTGAGE) shall mean the Account and Control Agreement, dated as of September 18, 2002, among Mortgage Lender, Mortgage Borrower and Cash Management Bank (Mortgage).

            ACCOUNT AGREEMENT (SENIOR TIER MEZZANINE) shall mean the Account and Control Agreement (Mezzanine), dated as of September 18, 2002, among Senior Tier Mezzanine Lender, Senior Tier Mezzanine Borrower and Cash Management Bank (Senior Tier Mezzanine).

            ACCOUNT COLLATERAL (JUNIOR TIER MEZZANINE) shall have the meaning set forth in Section 3.1.2.

            ACKNOWLEDGMENT shall mean the Acknowledgment, dated on or about the date hereof made by Counterparty, or as applicable, Approved Counterparty in the form of EXHIBIT A.

            ADDITIONAL NON-CONSOLIDATION OPINION shall have the meaning set forth in Section 4.1.20(b).

            AFFILIATE shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation,
(i) any officer or director of such Person, (ii) any record or beneficial owner of more than 10% of any class of ownership interests of such Person and (iii) any Affiliate of the foregoing. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            AGREEMENT shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            ALTA shall mean American Land Title Association, or any successor thereto.

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            ANNUAL BUDGET shall have the meaning set forth in the Loan Agreement
(Mortgage).

            APPROVED BANK shall have the meaning set forth in the Account Agreement (Junior Tier Mezzanine).

            APPROVED COUNTERPARTY shall mean a bank or other financial institution which (i) as of the date hereof, has a minimum long-term unsecured debt rating of at least "AA" or its equivalent by each of the Rating Agencies (as hereinafter defined), or if any such bank or other financial institution is not rated by all the Rating Agencies, then a minimum long-term rating of at least "AA" or its equivalent by two of the Rating Agencies (one of which must be S&P), it being understood that the "AA" benchmark rating and other benchmark ratings in this Agreement are intended to be the ratings, or the equivalent of ratings, issued by S&P and (ii) shall maintain until the expiration of the applicable Interest Rate Cap Agreement (Junior Tier Mezzanine) a credit rating of "AA-" by S&P and the equivalent by Moody's.

            ASSIGNMENT AND ACCEPTANCE shall mean an assignment and acceptance entered into by Mezzanine Lender and an assignee, and accepted by Mezzanine Lender in accordance with Article XV and in substantially the form of EXHIBIT B or such other form customarily used by Mezzanine Lender in connection with the participation or syndication of mortgage or mezzanine loans at the time of such assignment.

            ASSIGNMENT OF LEASES shall have the meaning set forth in the Loan Agreement (Mortgage).

            BANKRUPTCY CODE shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

            BUSINESS DAY shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York or in the state in which Servicer is located are not open for business. When used with respect to an Interest Determination Date, Business Day shall mean any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

            CAPITAL EXPENDITURES shall mean any amount incurred in respect of capital items which in accordance with GAAP would not be included in Mortgage Borrower's annual financial statements for an applicable period as an operating expense of the Property and is not reasonably expected by Mortgage Borrower to be a regularly recurring operating expense of the Property.

            CASH shall mean the legal tender of the United States of America.

            CASH AND CASH EQUIVALENTS shall mean any or a combination of the following: (i) Cash, and (ii) U.S. Government Obligations.

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            CASH MANAGEMENT BANK shall have the meaning set forth in the Loan
Agreement (Mortgage).

            CASH MANAGEMENT BANK (JUNIOR TIER MEZZANINE) shall mean Harris Trust and Savings Bank or any successor Approved Bank acting as Cash Management Bank (Junior Tier Mezzanine) under the Account Agreement (Junior Tier Mezzanine), or another financial institution reasonably approved by the Mezzanine Lender.

            CERTIFICATE shall have the meaning set forth in the Pledge (Junior Tier Mezzanine).

            CLOSING DATE shall mean the date hereof.

            CODE shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            COLLATERAL shall mean collectively (i) all of Pledged Collateral and all proceeds thereof, (ii) all Receipts, (iii) any stock certificates or other certificates, membership interest certificates or instruments evidencing any of the foregoing property described in clauses (i) and (ii) above, (iv) the Interest Rate Cap Collateral (Junior Tier Mezzanine), (v) the Account Collateral (Junior Tier Mezzanine) and (vi) all other rights appurtenant to the property described in clauses (i) through (v) above.

            COLLATERAL ACCOUNTS (JUNIOR TIER MEZZANINE) shall have the meaning set forth in Section 3.1.1.

            CONTROL shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (ii) the ownership, direct or indirect, of no less than 51% of the voting securities of such Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

            COUNTERPARTY shall mean, with respect to the Interest Rate Cap Agreement (Junior Tier Mezzanine), SMBC Derivative Products Limited and with respect to any Replacement Interest Rate Cap Agreement (Junior Tier Mezzanine), any substitute Approved Counterparty.

            COUNTERPARTY OPINION shall have the meaning set forth in Section 9.3(g).

            DEBT shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (excluding trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect

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of unfunded vested benefits under plans covered by Title IV of ERISA; (d)
obligations issued for, or liabilities incurred on the account of, such Person;
(e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

            DEBT SERVICE (JUNIOR TIER MEZZANINE) shall mean, with respect to any particular period of time, scheduled interest payments under the Mezzanine Note.

            DEFAULT shall mean the occurrence of any event hereunder or under any other Loan Document (Junior Tier Mezzanine) which, but for the giving of notice or passage of time, or both, would be an Event of Default.

            DEFAULT RATE shall have the meaning set forth in the Mezzanine Note.

            DISTRIBUTIONS shall have the meaning set forth in the Pledge (Junior Tier Mezzanine).

            ELIGIBLE ACCOUNT has the meaning set forth in the Account Agreement (Junior Tier Mezzanine).

            ENFORCEMENT COSTS shall have the meaning set forth in Section 17.4.

            ENVIRONMENTAL CERTIFICATE shall have the meaning set forth in
Section 12.2.1.

            ENVIRONMENTAL CLAIM shall have the meaning set forth in the Loan Agreement (Mortgage).

            ENVIRONMENTAL EVENT shall have the meaning set forth in Section 12.2.1.

            ENVIRONMENTAL INDEMNITY (JUNIOR TIER MEZZANINE) shall mean the Environmental Indemnity, dated as of the date hereof, made by Mezzanine Borrower in favor of Mezzanine Lender.

            ENVIRONMENTAL INDEMNITY (MORTGAGE) shall mean the Environmental Indemnity, dated as of September 18, 2002, made by Mortgage Borrower in favor of Mortgage Lender.

            ENVIRONMENTAL INDEMNITY (SENIOR TIER MEZZANINE) shall mean the Environmental Indemnity, dated as of September 18, 2002, made by Senior Tier Mezzanine Borrower in favor of Senior Tier Mezzanine Lender.

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            ENVIRONMENTAL LAWS shall have the meaning provided in the
Environmental Indemnity.

            ENVIRONMENTAL REPORTS shall have the meaning set forth in Section 12.1.

            ERISA shall have the meaning set forth in the Loan Agreement (Mortgage).

            EVENT OF DEFAULT shall have the meaning set forth in Section
17.1(a).

            EXCESS CASH FLOW shall have the meaning set forth in the Loan Agreement (Mortgage).

            EXCESS PROCEEDS shall have the meaning set forth in Section
2.3.1(b).

            EXCULPATED PARTIES shall have the meaning set forth in Section
18.1.1.

            EXCUSABLE DELAY shall mean a delay solely due to acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other cases beyond the reasonable control of Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower, but Mezzanine Borrower's, Senior Tier Mezzanine Borrower's or Mortgage Borrower's lack of funds in and of itself shall not be deemed a cause beyond the control of Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower, as applicable.

            EXISTING JUNIOR TIER MEZZANINE NOTE shall have the meaning set forth in the Recitals hereto.

            EXISTING MEZZANINE LOAN shall have the meaning set forth in the Recitals hereto.

            FISCAL YEAR shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan or the portion of any such 12-month period falling within the term of the Loan in the event that such a 12-month period occurs partially before or after, and partially during, the term of the Loan.

            FOREIGN LENDER shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Mezzanine Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            GAAP shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the

                                       6
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accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

            GOVERNMENTAL AUTHORITY shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

            GUARANTOR shall mean, collectively, Blackstone Real Partners III L.P., Blackstone Real Estate Partners III T.E.1 L.P., Blackstone Real Estate Partners III T.E.2 L.P., Blackstone Real Estate Partners III T.E.3 L.P., Blackstone Real Estate Holdings III L.P. and Blackstone Real Estate Partners III F.F. L.P., each a Delaware limited partnership.

            HAZARDOUS SUBSTANCE shall have the meaning provided for the term "Hazardous Materials" in the Environmental Indemnity (Junior Tier Mezzanine).

            HOLDING ACCOUNT shall mean the "Holding Account" and various sub-accounts to the Holding Account established pursuant to the Loan Agreement (Mortgage) as in effect on the date hereof.

            IMPOSITIONS shall have the meaning set forth in the Loan Agreement (Mortgage).

            INCREASED COSTS shall have the meaning set forth in Section 2.4.1.

            INDEBTEDNESS shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Mezzanine Lender pursuant hereto, under the Mezzanine Note or in accordance with the other Loan Documents (Junior Tier Mezzanine) and all other amounts, sums and expenses paid by or payable to Mezzanine Lender hereunder or pursuant to the Mezzanine Note or the other Loan Documents (Junior Tier Mezzanine).

            INDEMNIFIED PARTIES shall have the meaning set forth in Section 19.12(b).

            INDEPENDENT shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in any Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower or in any of their Affiliates, (ii) is not connected with Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower or any of their Affiliates, as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions, and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

            INDEPENDENT ARCHITECT shall mean an architect, engineer or construction consultant selected by Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower, as applicable, which is Independent, licensed to practice in the State and has at least five (5) years of architectural experience and which is selected by Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower and reasonably acceptable to Mezzanine Lender.

            INDEPENDENT MANAGER, INDEPENDENT MEMBER OR INDEPENDENT DIRECTOR shall mean a Person who is not and will not be while serving and has never been
(i) a member (other than an Independent Member), manager (other than an Independent Manager), director (other than an Independent Director), employee, attorney, or counsel of Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower or their Affiliates, (ii) is not a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with Mezzanine Borrower, Senior Tier Mezzanine Borrower, Mortgage Borrower or their Affiliates, or (iii) is not a member of the immediate family of any member (other than an Independent Member), manager (other than an Independent Manager), employee, attorney, customer, supplier or other Person referred to above or (iv) a person Controlling or under the common Control of anyone listed in (i) through
(iii) above. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Manager or Independent Member if such individual is at the time of initial appointment, or at any time while serving as an Independent Manager, Independent Member or Independent Director, as applicable, of a Single Purpose Entity affiliated with Mezzanine Borrower.

            INSURANCE REQUIREMENTS shall have the meaning set forth in the Loan Agreement (Mortgage).

            INSTRUCTION LETTER shall mean that certain direction letter, dated as of the date hereof, from Senior Tier Mezzanine Borrower and Mezzanine Borrower to Senior Tier Mezzanine Lender.

            INTERCREDITOR AGREEMENT shall mean an intercreditor agreement by and among Mezzanine Lender, Senior Tier Mezzanine Lender and Mortgage Lender.

            INTEREST DETERMINATION DATE shall have the meaning set forth in the Mezzanine Note.

            INTEREST PERIOD shall have the meaning set forth in the Mezzanine Note.

            INTEREST RATE CAP AGREEMENT (JUNIOR TIER MEZZANINE) shall mean the Confirmation and Agreement (together with the confirmation and schedules relating thereto), dated on or about the date hereof, between the Counterparty and Mezzanine Borrower, obtained by Mezzanine Borrower and collaterally assigned to Mezzanine Lender pursuant to this Agreement. After delivery of a Replacement Interest Rate Cap Agreement (Junior Tier Mezzanine) to Mezzanine Lender, the term Interest Rate Cap Agreement (Junior Tier Mezzanine) shall be deemed to mean such Replacement Interest Rate Cap Agreement (Junior Tier Mezzanine). The Interest Rate Cap Agreement (Junior Tier Mezzanine) shall contain each of the following:

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

            (a) NOTIONAL AMOUNT. The notional amount of the Interest Rate Cap Agreement (Junior Tier Mezzanine) shall be equal to the Principal Amount;

            (b) REMAINING TERM. The remaining term of the Interest Rate Cap Agreement (Junior Tier Mezzanine) shall at all times extend through the end of the Interest Period in which the Maturity Date occurs as extended from time to time pursuant to this Agreement and the Loan Documents (Junior Tier Mezzanine);

            (c) PARTIES. The Interest Rate Cap Agreement (Junior Tier Mezzanine) shall be issued by the Counterparty to Mezzanine Borrower and shall be pledged to Mezzanine Lender by Mezzanine Borrower in accordance with this Agreement;

            (d) PAYMENT STREAM. The Counterparty under the Interest Rate Cap Agreement (Junior Tier Mezzanine) shall be obligated to make a stream of payments, directly to the Mezzanine Account (whether or not an Event of Default has occurred) from time to time equal to the product of (i) the notional amount of such Interest Rate Cap Agreement (Junior Tier Mezzanine) multiplied by (ii) the excess, if any, of the LIBOR over the Strike Price;

            (e) ACKNOWLEDGMENT. The Counterparty under the Interest Rate Cap Agreement (Junior Tier Mezzanine) shall execute and deliver the Acknowledgment; and

            (f). OTHER. The Interest Rate Cap Agreement shall impose no material obligation on the beneficiary thereof (after payment of the acquisition cost) and shall be in all material respects satisfactory in form and substance to Mezzanine Lender.

            INTEREST RATE CAP COLLATERAL shall have the meaning set forth in
Section 9.2.

            LATE PAYMENT CHARGE shall have the meaning set forth in Section
2.2.3.

            LEASE shall have the meaning set forth in the Loan Agreement (Mortgage).

            LEGAL REQUIREMENTS shall have the meaning set forth in the Loan Agreement (Mortgage).

            LIBOR shall have the meaning set forth in the Mezzanine Note.

            LIBOR MARGIN shall mean the weighted average of the LIBOR Margins set forth in the Mezzanine Note.

            LIBOR RATE shall have the meaning set forth in the Mezzanine Note.

            LICENSE DATE shall mean the date upon which Manager becomes licensed as a real estate broker under the laws of the State of California.

            LIEN shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Mortgage Borrower, Senior Tier Mezzanine Borrower, Mezzanine Borrower, the Collateral, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic's, materialmen's and other similar liens and encumbrances.

            LIQUIDATED DAMAGES AMOUNT shall have the meaning set forth in the Mezzanine Note.

            LOAN shall mean the loan in the amount of Fourteen Million Five Hundred Thousand Dollars ($14,500,000) made by Mezzanine Lender to Mezzanine Borrower pursuant to this Agreement.

            LOAN (MORTGAGE) shall mean the loan in the amount of One Hundred Twenty Three Million Dollars ($123,000,000) made by Mortgage Lender to Mortgage Borrower pursuant to the Loan Agreement (Mortgage).

            LOAN (SENIOR TIER MEZZANINE) shall mean the loan in the amount of Twenty-Six Million Five Hundred Thousand Dollars ($26,500,000) made by Senior Tier Mezzanine Lender to Senior Tier Mezzanine Borrower pursuant to Loan Agreement (Senior Tier Mezzanine).

            LOAN AGREEMENT (MORTGAGE) shall mean the Loan and Security Agreement, dated as of September 18, 2002, between Mortgage Borrower, as borrower, and Mortgage Lender, as lender.

            LOAN AGREEMENT (SENIOR TIER MEZZANINE) shall have the meaning set forth in the Recitals hereto.

            LOAN DOCUMENTS (JUNIOR TIER MEZZANINE) shall mean, collectively, this Agreement, the Mezzanine Note, the Account Agreement (Junior Tier Mezzanine), the Recourse Guaranty (Junior Tier Mezzanine), the Environmental Indemnity (Junior Tier Mezzanine), the Manager's Consent (Junior Tier Mezzanine), the Third-Party Manager's Consent (Junior Tier Mezzanine) and the Pledge (Junior Tier Mezzanine) and any and all other agreements, instruments or documents executed by Mezzanine Borrower (or another Person) evidencing, securing or delivered in connection with the Loan and the transactions contemplated thereby, including, without limitation, any certificates or representations delivered by or on behalf of Mezzanine Borrower, any Affiliate of Mezzanine Borrower, Manager, or any Affiliate of Manager.

            LOAN DOCUMENTS (MORTGAGE) shall mean, collectively, the Loan Agreement (Mortgage), the Mortgage Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity (Mortgage), the Manager's Consent (Mortgage), the Third-Party Manager's Consent (Mortgage) the Account Agreement (Mortgage), the Recourse Guaranty (Mortgage) and all other documents executed and/or delivered by Mortgage Borrower in connection with the Loan (Mortgage) including any certifications or representations delivered by or on behalf of Mortgage Borrower, any Affiliate of Mortgage Borrower, the Manager, or any Affiliate of the Manager.

            LOAN DOCUMENTS (SENIOR TIER MEZZANINE) shall mean, collectively, Loan Agreement (Senior Tier Mezzanine), the Senior Tier Mezzanine Note, the Account Agreement (Senior Tier Mezzanine), the Recourse Guaranty (Senior Tier Mezzanine), the Environmental Indemnity (Senior Tier Mezzanine), the Manager's Consent (Senior Tier Mezzanine), the Third-Party Manager's Consent (Senior Tier Mezzanine) and the Pledge (Senior Tier Mezzanine) and any and all other agreements, instruments or documents executed by Senior Tier Mezzanine Borrower (or another Person) evidencing, securing or delivered in connection with the Loan (Senior Tier Mezzanine) and the transactions contemplated thereby, including, without limitation, any certificates or representations delivered by or on behalf of Senior Tier Mezzanine Borrower, any Affiliate of Senior Tier Mezzanine Borrower, Manager, or any Affiliate of Manager.

            LOCKOUT PERIOD shall have the meaning set forth in the Mezzanine
Note.

            MANAGEMENT AGREEMENT shall have the meaning set forth in the Loan Agreement (Mortgage).

            MANAGER shall mean BREA Property Management of California L.L.C., a Delaware limited liability company or such other Qualified Manager as may become manager of the Property in accordance with the provisions hereof.

            MANAGER'S CONSENT (JUNIOR TIER MEZZANINE) shall mean that certain Manager's Consent and Subordination of Management Agreement (Junior Tier Mezzanine), dated as of the date hereof, among Mezzanine Lender, Mezzanine Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            MANAGER'S CONSENT (MORTGAGE) shall mean that certain Manager's Consent and Subordination of Management Agreement, dated as of September 18, 2002, among Mortgage Lender, Mortgage Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            MANAGER'S CONSENT (SENIOR TIER MEZZANINE) shall mean that certain Manager's Consent and Subordination of Management Agreement (Mezzanine), dated as of September 18, 2002, among Senior Tier Mezzanine Lender, Senior Tier Mezzanine Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            MATERIAL ADVERSE EFFECT shall mean any event or condition that has a material adverse effect on (i) the Property taken as a whole, (ii) the business, profits, operations or financial condition of Mortgage Borrower, Senior Tier Mezzanine Borrower or Mezzanine Borrower (iii) the ability of Mezzanine Borrower to repay the principal and interest of the Loan as it becomes due or to satisfy any of Mezzanine Borrower's obligations under the Loan Documents (Junior Tier Mezzanine), (iv) the ability of Senior Tier Mezzanine Borrower to repay the principal and interest of the Loan (Senior Tier Mezzanine) as it becomes due or to satisfy any of Senior Tier Mezzanine Borrower's obligations under the Loan Documents (Senior Tier Mezzanine), (v) the ability of Mortgage Borrower to repay the principal and interest of the Loan (Mortgage) as it becomes due or to satisfy any of Mortgage Borrower's obligations under the Loan Documents (Mortgage), (vi) the validity or enforceability of any of the Loan Documents (Junior Tier Mezzanine) against any party thereto, (vii) the validity or enforceability of any of the Loan Documents (Senior Tier Mezzanine) against any party thereto, (viii) the Collateral, taken as a whole or (ix) the priority of the Liens in favor of Mezzanine Lender.

            MATURITY DATE shall have the meaning set forth in the Mezzanine
Note.

            MATURITY DATE PAYMENT shall have the meaning set forth in the Mezzanine Note.

            MAXIMUM LEGAL RATE shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Mezzanine Note and as provided for herein or the other Loan Documents (Junior Tier Mezzanine), under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

            MEMBER POWER shall mean the member power executed by Mezzanine Borrower and substantially in the form of EXHIBIT L.

            MEZZANINE ACCOUNT shall have the meaning set forth in Section 3.1.1.

            MEZZANINE BORROWER shall have the meaning set forth in the first paragraph of this Agreement.

            MEZZANINE BORROWER'S ACCOUNT shall mean the following account:

            Account Name:   BRE/PARK PLACE JUNIOR MEZZANINE L.L.C.
                            Operating Account
            Account Number: 181-465-6
            Bank Name:      Harris Trust and Savings Bank
            ABA Number:     071000288

            MEZZANINE DEBT SERVICE RESERVE ACCOUNT shall have the meaning set forth in Section 3.1.1(a).

            MEZZANINE LENDER shall have the meaning set forth in the first paragraph of this Agreement.

            MEZZANINE NOTE shall mean that certain Amended and Restated Mezzanine Note, dated September 30, 2002, in the principal amount of Fourteen Million Five Hundred Thousand Dollars ($14,500,000), made by Mezzanine Borrower, as maker, in favor of Junior Tier Mezzanine Lender, as payee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            MONETARY DEFAULT shall mean a Default (i) that can be cured with the payment of money or (ii) arising pursuant to Section 17.1(a)(vi) or (vii).

            MORTGAGE BORROWER shall mean BRE/PARK PLACE L.L.C., a Delaware limited liability company, together with its permitted successors and assigns.

            MORTGAGE DEFAULT shall have the meaning ascribed to "Default" in the Loan Agreement (Mortgage).

            MORTGAGE EVENT OF DEFAULT shall have the meaning ascribed to "Event of Default" in the Loan Agreement (Mortgage).

            MORTGAGE LENDER shall mean GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, together with its successors and assigns.

            MORTGAGE NOTE shall have the meaning ascribed to "Note" in the Loan Agreement (Mortgage).

            NET EXCESS CASH FLOW shall have the meaning set forth in Section 3.1.6(a).

            NET EXCESS CASH FLOW COMMENCEMENT DATE shall have the meaning set forth in Section 3.1.6(a).

            MOODY'S shall mean Moody's Investors Service, Inc.

            NOTES shall mean, collectively, the Mortgage Note, the Senior Tier Mezzanine Note and the Mezzanine Note.

            OBLIGATIONS shall mean, collectively, the Obligations (Junior Tier Mezzanine), Obligations (Senior Tier Mezzanine) and the Obligations (Mortgage).

            OBLIGATIONS (JUNIOR TIER MEZZANINE) shall mean all indebtedness, obligations and liabilities of Mezzanine Borrower and Guarantor to Mezzanine Lender, under this Agreement or any of the other Loan Documents (Junior Tier Mezzanine) or in respect of the Loan or the Mezzanine Note, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

            OBLIGATIONS (MORTGAGE) shall have the meaning ascribed to "Obligations" in the Loan Agreement (Mortgage).

            OBLIGATIONS (SENIOR TIER MEZZANINE) shall have the meaning ascribed to "Obligations" in the Loan Agreement (Senior Tier Mezzanine).

            NON-CONSOLIDATION OPINION shall have the meaning provided in Section 2.5.16.

            OFFICER'S CERTIFICATE shall mean a certificate executed by an authorized signatory of Mezzanine Borrower that is familiar with the financial condition of Mezzanine Borrower, the Senior Tier Mezzanine Borrower, the Mortgage Borrower and the operation of the Property.

            OPERATING EXPENSES shall have the meaning set forth in the Loan Agreement (Mortgage).

            OPERATING INCOME shall have the meaning set forth in the Loan Agreement (Mortgage).

            OPINION OF COUNSEL shall mean an opinion of counsel of a law firm selected by Mezzanine Borrower and reasonably acceptable to Mezzanine Lender.

            OTHER CHARGES shall mean maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, other than those required to be paid by a tenant pursuant to its respective Lease.

            OTHER TAXES shall have the meaning set forth in Section 2.4.3.

            PAYMENT DATE shall have the meaning set forth in the Mezzanine Note.

            PERMITTED DEBT shall have the meaning set forth in the Loan Agreement (Mortgage).

            PERMITTED ENCUMBRANCES shall have the meaning set forth in the Loan Agreement (Mortgage).

            PERMITTED INVESTMENTS shall have the meaning set forth in the Account Agreement (Junior Tier Mezzanine).

            PERMITTED MORTGAGE LOAN AMENDMENT shall have the meaning set forth in Section 5.1.19(b).

            PERMITTED SENIOR TIER MEZZANINE LOAN AMENDMENT shall have the meaning specified in Section 5.1.19(e).

            PERSON shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

            PHYSICAL CONDITIONS REPORT shall mean the structural engineering report with respect to the Property (i) prepared by an Independent Architect,
(ii) addressed to Mezzanine Lender or with respect to which Mezzanine Lender shall have received a reliance letter, (iii) prepared based on a scope of work determined by Mortgage Lender in Mortgage Lender's reasonable discretion, and
(iv) in form and content acceptable to Mortgage Lender in Mortgage Lender's reasonable discretion, together with any amendments or supplements thereto.

            PLAN ASSETS shall have the meaning provided in Section 4.1.9(b).

            PLEDGE (JUNIOR TIER MEZZANINE) shall mean that certain Pledge and Security Agreement, dated as of the date hereof, from Mezzanine Borrower to Mezzanine Lender pledging Mezzanine Borrower's 100% membership (including limited liability company) interests of the Senior Tier Mezzanine Borrower.

            PLEDGE (SENIOR TIER MEZZANINE) shall mean that certain Pledge and Security Agreement, dated as of September 18, 2002, from Senior Tier Mezzanine Borrower to Senior Tier Mezzanine Lender pledging Senior Tier Mezzanine Borrower's 100% membership (including limited liability company) interests of the Mortgage Borrower.

            PLEDGED COLLATERAL shall have the meaning set forth in the Pledge (Junior Tier Mezzanine).

            PRINCIPAL AMOUNT shall have the meaning set forth in the Mezzanine Note.

            PROCEEDS shall have the meaning set forth in Loan Agreement (Mortgage).

            PROHIBITED MORTGAGE LOAN AMENDMENT shall have the meaning specified in Section 5.1.19(b).

            PROHIBITED SENIOR TIER MEZZANINE LOAN AMENDMENT shall have the meaning specified in Section 5.1.19(e).

            PROPERTY shall have the meaning set forth in the Loan Agreement (Mortgage).

            PROTECTIVE ADVANCES shall mean sums advanced by Mezzanine Lender for the purposes of payment of items reasonably necessary to protect the Collateral.

            PURCHASE AGREEMENT shall have the meaning set forth in the Loan Agreement (Mortgage).

            QUALIFIED MANAGER shall mean (i) Manager, (ii) Third-Party Manager,
(iii) an Affiliate of Mezzanine Borrower Controlled by or under Common Control with one or more Guarantors, (iv) a reputable and experienced management organization which together with its Affiliates manages (excluding the Property) a minimum of 5,000,000 square feet of Class A office space (or mixed use buildings having Class A office space as the predominant component) located in major United States cities, provided that (in the case of this clause (iv) only) Mezzanine Borrower shall have obtained the prior written consent of Mezzanine Lender for such Person, which consent shall not be unreasonably withheld or delayed or (v) any other manager as Mezzanine Lender shall approve in its sole and absolute discretion.

            RATING AGENCIES shall have the meaning set forth in the Loan Agreement (Mortgage).

            REAS shall have the meaning set forth in the Loan Agreement (Mortgage).

            RECEIPTS shall mean with respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any member's or partner's interest, shares of any class of capital stock or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement of any member's or partner's interest, shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly; the return of capital by such Person to its members, shareholders or partners as such; or any other distribution of any nature whatsoever on or in respect of any member's or partner's interest, shares of any class of capital stock or other beneficial interest of such Person.

            RECOURSE GUARANTY (JUNIOR TIER MEZZANINE) shall mean that certain Guaranty of Recourse Obligations of Mezzanine Borrower, dated as of the date hereof, by Guarantor in favor of Mezzanine Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            RECOURSE GUARANTY (MORTGAGE) shall mean that certain Guaranty of Recourse Obligations of Mortgage Borrower, dated as of September 18, 2002, by Guarantor in favor of Mortgage Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            RECOURSE GUARANTY (SENIOR TIER MEZZANINE) shall mean that certain Guaranty of Recourse Obligations of Senior Tier Mezzanine Borrower, dated as of September 18, 2002, by

Guarantor in favor of Senior Tier Mezzanine Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            REGISTER shall have the meaning set forth in Section 13.4.

            REGULATORY CHANGE shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any written interpretations, directives or requests applying to Mezzanine Lender, or any Person Controlling Mezzanine Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

            REPLACEMENT INTEREST RATE CAP AGREEMENT (MEZZANINE) shall mean an interest rate cap agreement from an Approved Counterparty with terms identical to the Interest Rate Cap Agreement except that the same shall be effective as of
(i) in connection with a replacement following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty below "AA-" by S&P or the equivalent thereof by Moody's, the date required in Section 9.3(c) or (ii) in connection with a replacement related to an extension of the Maturity Date, the date required in Section 5(a)(ii) of the Mezzanine Note; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a Replacement Interest Rate Cap Agreement (Junior Tier Mezzanine) shall be such interest rate cap agreement approved in writing by Mezzanine Lender, and if the Loan or any portion thereof is included in a Securitization, each of the Rating Agencies with respect thereto.

            S&P shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies.

            SECURITY INSTRUMENT shall have the meaning set forth in the Loan Agreement (Mortgage).

            SENIOR TIER MEZZANINE ACCOUNT shall have the meaning ascribed to "Mezzanine Account" in the Loan Agreement (Senior Tier Mezzanine).

            SENIOR TIER MEZZANINE BORROWER shall mean BRE/PARK PLACE MEZZANINE L.L.C., a Delaware limited liability company, together with its permitted successors and assigns.

            SENIOR TIER MEZZANINE DEFAULT shall have the meaning ascribed to "Default" in the Loan Agreement (Senior Tier Mezzanine).

            SENIOR TIER MEZZANINE EVENT OF DEFAULT shall have the meaning ascribed to "Event of Default" in the Loan Agreement (Senior Tier Mezzanine).

            SENIOR TIER MEZZANINE LENDER shall mean German American Capital Corporation, a Maryland corporation, together with its successors and assigns.

            SENIOR TIER MEZZANINE NOTE shall have the meaning set forth in the Recitals hereto.

            SERVICER shall mean such Person designated in writing with an address for such Person by Mezzanine Lender, in its sole discretion, to act as Mezzanine Lender's agent hereunder with such powers as are specifically delegated to the Servicer by Mezzanine Lender, whether pursuant to the terms of this Agreement, the Account Agreement (Junior Tier Mezzanine) or otherwise, together with such other powers as are reasonably incidental thereto.

            SINGLE PURPOSE ENTITY shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of holding, developing, using, operating and financing, directly, or, in the case of Mezzanine Borrower, indirectly, an ownership interest in the Property, (ii) does not engage in any business unrelated to the Property and the development, use, operation and financing thereof, (iii) has not and will not have any assets other than those related to its interest in the Property or the operation, management and financing thereof or any indebtedness other than the Permitted Debt, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, (vii) conducts its own business in its own name,
(viii) maintains separate financial statements, (ix) pays its own liabilities out of its own funds, (x) observes all partnership, corporate or limited liability company formalities, as applicable, (xi) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (xii) does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiii) does not acquire obligations or securities of its partners, members or shareholders, (xiv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any,
(xv) does not and will not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, (xvi) does and will continue to use commercially reasonable efforts to correct any known misunderstanding regarding its separate identity, (xvii) maintains adequate capital in light of its contemplated business operations, and (xviii) has and will continue to have a partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document which has been approved by Mezzanine Lender which approval shall not be unreasonably withheld, conditioned or delayed. In addition, if such Person is a partnership, (1) all general partners of such Person shall be Single Purpose Entities; and (2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least two (2) independent directors (which independent directors must satisfy the criteria set forth in the definition of "Independent Manager" herein) and (b) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the independent directors, shall have participated in such vote. In addition, if such Person is a limited liability company, (a) such Person shall have at least two (2) Independent Managers or Independent Members, (b) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (c) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote, (d) each managing member shall be a Single Purpose Entity, (e) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that until all of the Indebtedness and Obligations (Junior Tier Mezzanine) are paid in full such entity will not dissolve. In addition, the organizational documents of such Person shall provide that such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such Person's properties, or
(b) take any action that may be reasonably likely to cause such Person to become insolvent, (2) has and will maintain its books, records, resolutions and agreements as official records, (3) has held and will hold its assets in its own name, (4) has and will maintain its financial statements, accounting records and other organizational documents, books and records separate and apart from any other Person, and (5) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it.

            SPECIAL TAXES shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising after the date hereof as result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding (i) in the case of any Mezzanine Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Mezzanine Lender's net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which such Mezzanine Lender is organized or maintains its principal office or a lending office or (ii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Mezzanine Borrower under this Agreement), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Mezzanine Lender becomes a party to this Agreement (or designates a new lending office).

            STATE shall mean the State in which the Property or any part thereof is located.

            STRIKE PRICE shall mean 6.9375% per annum.

            SUB-ACCOUNT(S) shall have the meaning set forth in Section 3.1.1.

            SURVEY shall have the meaning set forth in the Loan Agreement (Mortgage).

            TAKING shall have the meaning set forth in the Loan Agreement (Mortgage).

            TENANT shall have the meaning set forth in the Loan Agreement (Mortgage).

            THIRD-PARTY MANAGER shall mean CB Richard Ellis, Inc.

            THIRD-PARTY MANAGEMENT AGREEMENT shall mean that certain management agreement between Mortgage Borrower and Third-Party Manager dated the date hereof.

            THIRD-PARTY MANAGER'S CONSENT (JUNIOR TIER MEZZANINE) shall mean that certain Manager's Consent and Subordination of Management Agreement (Junior Tier Mezzanine), dated as of the date hereof, among Mezzanine Lender, Mezzanine Borrower and Third Party Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            THIRD-PARTY MANAGER'S CONSENT (MORTGAGE) shall mean that certain Manager's Consent and Subordination of Management Agreement, dated as of September 18, 2002, among Mortgage Lender, Mortgage Borrower and Third-Party Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            THIRD-PARTY MANAGER'S CONSENT (SENIOR TIER MEZZANINE) shall mean that certain Manager's Consent and Subordination of Management Agreement (Mezzanine), dated as of September 18, 2002, among Senior Tier Mezzanine Lender, Senior Tier Mezzanine Borrower and Third Party Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            TITLE COMPANY shall have the meaning set forth in the Loan Agreement (Mortgage).

            TITLE POLICY (MORTGAGE) shall have the meaning ascribed to "Title Policy" in the Loan Agreement (Mortgage).

            TITLE POLICY (SENIOR TIER MEZZANINE) shall have the meaning ascribed to "Title Policy" in the Loan Agreement (Senior Tier Mezzanine).

            TRANSFER shall mean, directly or indirectly (other than pursuant to the Loan Documents (Mortgage), the Loan Documents (Senior Tier Mezzanine) and the Loan Documents (Junior Tier Mezzanine)), to sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

            UCC OR UNIFORM COMMERCIAL CODE shall mean the Uniform Commercial Code as in effect in the State.

            U.S. GOVERNMENT OBLIGATIONS shall have the meaning set forth in the Loan Agreement (Mortgage).

            SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

            All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document (Junior Tier Mezzanine) or in any certificate or other document made or delivered pursuant thereto. All uses of the word "including" shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

            II.   GENERAL TERMS

            SECTION 2.1 LOAN; DISBURSEMENT TO MEZZANINE BORROWER.

                  2.1.1 THE LOAN. Subject to and upon the terms and conditions set forth herein, Mezzanine Lender hereby agrees to make and Mezzanine Borrower hereby agrees to accept the Loan on the Closing Date.

                  2.1.2 DISBURSEMENT TO MEZZANINE BORROWER. Mezzanine Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Mezzanine Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Mezzanine Lender to Mezzanine Borrower on the Closing Date.

                  2.1.3 THE MEZZANINE NOTE, PLEDGE (JUNIOR TIER MEZZANINE) AND LOAN DOCUMENTS (JUNIOR TIER MEZZANINE). The Loan shall be evidenced by the Mezzanine Note and secured by the Pledge (Junior Tier Mezzanine), this Agreement, the Member Power and the other Loan Documents (Junior Tier Mezzanine).

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

                  2.1.4 USE OF PROCEEDS. Mezzanine Borrower shall use the proceeds of the Loan to (a) purchase the 100% equity interest in the Senior Tier Mezzanine Borrower, (b) make deposits into the Sub-Accounts as required hereunder and (c) distribute the balance, if any, to Mezzanine Borrower.

            SECTION 2.2 INTEREST; LOAN PAYMENTS; LATE PAYMENT CHARGE.

                  2.2.1 PAYMENT OF PRINCIPAL AND INTEREST.

            (a) Except as set forth in Section 2.2.1(b), interest shall accrue on the Principal Amount as set forth in the Mezzanine Note.

            (b) Upon the occurrence and during the continuance of an Event of Default and from and after the Maturity Date if the entire then outstanding balance of the Principal Amount is not repaid on the Maturity Date, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence (but only during the continuance) of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Indebtedness, shall itself accrue interest at the same rate as the Loan and shall be secured by this Agreement and the Pledge (Junior Tier Mezzanine). This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Mezzanine Lender by reason of the occurrence of any Event of Default; and Mezzanine Lender retains its rights under the Mezzanine Note to accelerate and to continue to demand payment of the Indebtedness upon the happening (but only during the continuance) of any Event of Default.

                  2.2.2 METHOD AND PLACE OF PAYMENT.

            (a) On each Payment Date, Mezzanine Borrower shall pay to Mezzanine Lender interest accruing pursuant to the Mezzanine Note for the entire Interest Period during which said Payment Date shall occur.

            (b) All amounts advanced by Mezzanine Lender pursuant to the applicable provisions of the Loan Documents (Junior Tier Mezzanine), other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents (Junior Tier Mezzanine). In the event any such advance or charge is not so repaid by Mezzanine Borrower, Mezzanine Lender may, at its option, first apply any payments received under the Mezzanine Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents (Junior Tier Mezzanine), and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

            (c) The Maturity Date Payment shall be due and payable in full on the Maturity Date.

                  2.2.3 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents (Junior Tier Mezzanine) (other than the outstanding Principal Amount due and payable on the Maturity Date) is not paid by Mezzanine Borrower on the date on which it is due, Mezzanine Borrower shall pay to Mezzanine Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate (the LATE PAYMENT CHARGE) in order to defray the expense incurred by Mezzanine Lender in handling and processing such delinquent payment and to compensate Mezzanine Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Pledge (Junior Tier Mezzanine) and the other Loan Documents (Junior Tier Mezzanine) to the extent permitted by applicable law.

                  2.2.4 USURY SAVINGS. This Agreement and the Mezzanine Note are subject to the express condition that at no time shall Mezzanine Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Mezzanine Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents (Junior Tier Mezzanine), Mezzanine Borrower is at any time required or obligated to pay interest on the principal balance due under the Mezzanine Note at a rate in excess of the Maximum Legal Rate, then the LIBOR Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Note. All sums paid or agreed to be paid to Mezzanine Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

            SECTION 2.3 PREPAYMENTS. No prepayments of the Indebtedness shall be permitted prior to the Maturity Date except as set forth in Section 2.3.1 hereof and Section 4 of the Mezzanine Note.

                  2.3.1 MANDATORY PREPAYMENT.

            (a) Subject to Article VIII, Mezzanine Borrower shall repay the Mezzanine Note, in full, together with the Liquidated Damages Amount (if applicable), in accordance with Section 4(b) and Section 4(d) (if applicable) of the Mezzanine Note upon the occurrence of any of the following events:

                  (i)   if the Property is Transferred;

                  (ii) if all or any portion of the Mortgage Borrower's interest in the Property is Transferred other than as permitted by Section 8.3 of the Loan Agreement (Mortgage);

                  (iii) if all or any portion of the Senior Tier Mezzanine Borrower's interest in the Mortgage Borrower is Transferred other than as permitted by Section 8.5 of the Loan Agreement (Mortgage);

                  (iv) if a Transfer or series of Transfers of any direct or indirect ownership interests in the Senior Tier Mezzanine Borrower shall occur which either individually or in the aggregate with all such Transfers violates the requirements of Article VIII;

                  (v) if a Transfer or series of Transfers of any direct or indirect ownership interest in the Mezzanine Borrower shall occur which either individually or in the aggregate with all such Transfers violates the requirements of Article VIII; or

                  (vi)  if the Loan (Mortgage) is repaid or refinanced.

            (b) If there shall occur a casualty or Taking in respect of the Property and as a result thereof the Loan (Mortgage) is prepaid in whole or in part, then, to the extent that there shall be excess proceeds or awards available following the application of the proceeds or awards to reconstruct or repair the Property or to the payment of all or any portion of the Loan (Mortgage) pursuant to the terms of the Loan Documents (Mortgage) and the Loan (Senior Tier Mezzanine) pursuant to the terms of the Loan Documents (Senior Tier Mezzanine) (EXCESS PROCEEDS), Mezzanine Borrower shall repay the Mezzanine Note, or a portion thereof, in the amount of such available Excess Proceeds in accordance with Section 4(b) of the Mezzanine Note and no Liquidated Damages Amount shall be due in connection therewith. All Excess Proceeds shall be deposited directly into the Mezzanine Account.

                  2.3.2 PREPAYMENTS AFTER EVENT OF DEFAULT. If, following an Event of Default, Mezzanine Lender shall accelerate the Indebtedness and Mezzanine Borrower thereafter tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is recovered by Mezzanine Lender after such Event of Default, (a) such payment may be made only on the next occurring Payment Date together with all unpaid interest thereon as calculated through the end of the Interest Period during which such Payment Date occurs (even if such period extends beyond such Payment Date and calculated as if the Loan had not been repaid on such Payment Date), and all other fees and sums payable hereunder or under the Loan Documents (Junior Tier Mezzanine), including without limitation, interest that has accrued at the Default Rate and any Late Payment Charges), (b) such payment shall be deemed a voluntary prepayment by Mezzanine Borrower, and (c) Mezzanine Borrower shall pay, in addition to the Indebtedness, in the event the payment occurs during the Lockout Period, the Liquidated Damages Amount.

                  2.3.3 RELEASE OF PROPERTY. Mezzanine Lender shall, upon the written request and at the expense of Mezzanine Borrower, upon payment in full of the Principal Amount and interest on the Loan and all other amounts due and payable under the Loan Documents (Junior Tier Mezzanine) in accordance with the terms and provisions of the Mezzanine Note and this Agreement, release the Lien of (i) this Agreement upon the Account Collateral (Junior Tier Mezzanine) and the Interest Rate Cap Collateral and (ii) the Pledge (Junior Tier Mezzanine) on the Collateral or assign it, in whole or in part, to a new lender. In such event, Mezzanine Borrower shall submit to Mezzanine Lender, not less than ten
(10) Business Days prior to the date of such release or assignment, a release of lien or assignment of lien, as applicable, for such Collateral for execution by Mezzanine Lender. Such release or assignment, as applicable, shall be in a form appropriate in each jurisdiction in which the Property is located and satisfactory to Mezzanine Lender in its reasonable discretion. In addition, Mezzanine Borrower shall provide all other documentation Junior Tier Mezzanine Lender reasonably requires to be delivered by Mezzanine Borrower in connection with such release or assignment, as applicable.

            SECTION 2.4 REGULATORY CHANGE; TAXES.

                  2.4.1 INCREASED COSTS. If as a result of any Regulatory Change or required compliance of Mezzanine Lender therewith, the basis of taxation of payments to Mezzanine Lender or any company Controlling Mezzanine Lender of the principal of or interest on the Loan is changed or Mezzanine Lender or the company Controlling Mezzanine Lender shall be subject to (i) any tax, duty, charge or withholding of any kind with respect to this Agreement (excluding federal taxation of the overall net income of Mezzanine Lender or the company Controlling Mezzanine Lender and taxes covered by Subsections 2.4.2, 2.4.3 and
2.4.4 below); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Mezzanine Lender or any company Controlling Mezzanine Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers subject to LIBOR-based interest rates is imposed on Mezzanine Lender or any company Controlling Mezzanine Lender and Mezzanine Lender determines that, by reason thereof, the cost to Mezzanine Lender or any company Controlling Mezzanine Lender of making, maintaining or extending the Loan to Mezzanine Borrower is increased, or any amount receivable by Mezzanine Lender or any company Controlling Mezzanine Lender hereunder in respect of any portion of the Loan to Mezzanine Borrower is reduced, in each case by an amount deemed by Mezzanine Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called INCREASED COSTS), then Mezzanine Lender shall provide notice thereof to Mezzanine Borrower and Mezzanine Borrower agrees that it will pay to Mezzanine Lender upon Mezzanine Lender's written request such additional amount or amounts as will compensate Mezzanine Lender or any company Controlling Mezzanine Lender for such Increased Costs to the extent Mezzanine Lender determines that such Increased Costs are allocable to the Loan. If Mezzanine Lender requests compensation under this
Section 2.4.1, Mezzanine Borrower may, by notice to Mezzanine Lender, require that Mezzanine Lender furnish to Mezzanine Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.

                  2.4.2 SPECIAL TAXES. Mezzanine Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If Mezzanine Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document (Junior Tier Mezzanine) to Mezzanine Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.2) Mezzanine Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Mezzanine Borrower shall make such deductions, and (iii) Mezzanine Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  2.4.3 OTHER TAXES. In addition, Mezzanine Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents (Junior Tier Mezzanine), or the Loan (hereinafter referred to as OTHER TAXES).

                  2.4.4 INDEMNITY. Mezzanine Borrower shall indemnify Mezzanine Lender for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.4.4) paid by Mezzanine Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Mezzanine Lender makes written demand therefor. Mezzanine Borrower shall not, however, be required to pay any additional amounts under this Section 2.4 or otherwise indemnify Lender for Special Taxes, other Taxes or Increased Costs to the extent such indemnification obligations result from a Foreign Lender's failure to comply with Subsection 2.4.6 below.

                  2.4.5 CHANGE OF OFFICE. To the extent that changing the jurisdiction of Mezzanine Lender's applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Mezzanine Lender shall use reasonable efforts to make such a change, provided that same would not otherwise be materially disadvantageous to Mezzanine Lender.

                  2.4.6 TAX EXEMPTIONS AND REDUCTIONS. Any Foreign Lender that is entitled to an exemption from or reduced rate of withholding tax under the law of the jurisdiction in which Mezzanine Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to Mezzanine Borrower within 10 days after the Closing Date (or in the case of an assignee, on or before the date such assignee becomes a party to this Agreement) such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  2.4.7 SURVIVAL. Without prejudice to the survival of any other agreement of Mezzanine Borrower hereunder, the agreements and obligations of Mezzanine Borrower contained in this Section 2.4 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

            SECTION 2.5 CONDITIONS PRECEDENT TO CLOSING.

            The obligation of Mezzanine Lender to make the Loan hereunder is subject to the fulfillment by, or on behalf of, Mezzanine Borrower or waiver by Mezzanine Lender of the following conditions precedent no later than the Closing Date; provided, however, that unless a condition precedent shall expressly survive the Closing Date pursuant to a separate agreement, by funding the Loan, Mezzanine Lender shall be deemed to have waived any such conditions not theretofore fulfilled or satisfied:

                  2.5.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS.

            (a) The representations and warranties of Mezzanine Borrower and Guarantor contained in this Agreement and the other Loan Documents (Junior Tier Mezzanine) shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default with respect to the payment of money or Event of Default shall have occurred and be continuing; and Mezzanine Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document (Junior Tier Mezzanine) on its part to be observed or performed; and

            (b) The representations and warranties of Mortgage Borrower and Guarantor contained in the Loan Agreement (Mortgage) and the other Loan Documents (Mortgage) shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Mortgage Default with respect to payment of money or Mortgage Event of Default shall have occurred and be continuing; and Mortgage Borrower and Guarantor shall be in compliance in all material respects with all terms and conditions set forth in the Loan Agreement (Mortgage) and in each other Loan Document (Mortgage) on its part to be observed or performed.

            (c) The representations and warranties of Senior Tier Mezzanine Borrower and Guarantor contained in the Loan Agreement (Senior Tier Mezzanine) and the other Loan Documents (Senior Tier Mezzanine) shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Senior Tier Mezzanine Default with respect to payment of money or Senior Tier Mezzanine Event of Default shall have occurred and be continuing; and Senior Tier Mezzanine Borrower and Guarantor shall be in compliance in all material respects with all terms and conditions set forth in the Loan Agreement (Senior Tier Mezzanine) and in each other Loan Document (Senior Tier Mezzanine) on its part to be observed or performed.

                  2.5.2 DELIVERY OF LOAN DOCUMENTS (JUNIOR TIER MEZZANINE); TITLE INSURANCE; REPORTS; LEASES.

            (a) LOAN DOCUMENTS (JUNIOR TIER MEZZANINE). Mezzanine Lender shall have received an original copy of this Agreement, the Mezzanine Note and all of the other Loan Documents (Junior Tier Mezzanine), in each case, duly executed (and to the extent required, acknowledged) and delivered on behalf of Mezzanine Borrower and any other parties thereto;

            (b) CERTIFICATE. Mezzanine Lender shall have received an original of the Certificate together with a Member Power endorsed in blank;

            (c) UCC FINANCING STATEMENTS. Mezzanine Lender shall have received evidence that the UCC financing statements relating to the Pledge (Junior Tier Mezzanine) and this Agreement have been delivered to Mezzanine Lender for filing in the applicable jurisdictions;

            (d) INTEREST RATE CAP AGREEMENT (JUNIOR TIER MEZZANINE). Mezzanine Lender shall have received the original Interest Rate Cap Agreement (Junior Tier Mezzanine) which shall be in form and substance satisfactory to Mezzanine Lender in its sole discretion and an original counterpart of the Acknowledgment executed and delivered by the Counterparty;

            (e) ACCOUNT AGREEMENT (JUNIOR TIER MEZZANINE). Mezzanine Lender shall have received the original of the (i) Account Agreement (Junior Tier Mezzanine) executed by each of Cash Management Bank (Junior Tier Mezzanine) and Mezzanine Borrower and (ii) Instruction Letter, executed by each of Senior Tier Mezzanine Borrower and Mezzanine Borrower;

            (f)   TITLE INSURANCE.

                  (i) Mezzanine Lender shall have received a copy of the Title Policy (Mortgage) (or a marked up and signed commitment having the force and effect of a title policy, marked paid by an authorized representative of the Title Company) issued by the Title Company with respect to the Loan (Mortgage) dated as of September 18, 2002 in form and substance acceptable to Mezzanine Lender. Mezzanine Lender also shall have received evidence that all premiums in respect of the Title Policy (Mortgage) have been paid;

                  (ii) Mezzanine Lender shall have received a copy of the Title Policy (Senior Tier Mezzanine) with a mezzanine loan endorsement in favor of Senior Tier Mezzanine Lender, its successors and assigns, dated as of September 18, 2002. Mezzanine Lender also shall have received evidence that all premiums in respect of the Title Policy (Senior Tier Mezzanine) and such endorsement have been paid;

                  (iii) Mezzanine Lender shall have received an "Eagle 9" title policy in favor of Mezzanine Lender, its successors and assigns, dated as of the Closing Date. Mezzanine Lender also shall have received evidence that all premiums in respect of the amendment to the "Eagle 9" title policy have been paid;

            (g) SURVEY. Mezzanine Lender shall have received a current Survey for the Property, containing the survey certification required by the Loan Agreement (Mortgage);

            (h) INSURANCE. Mezzanine Lender shall have received valid certificates of insurance for the policies of insurance required by the Loan Agreement (Mortgage) naming Mezzanine Lender as an additional insured and containing a cross liability/severability endorsement, satisfactory to Mezzanine Lender in its sole discretion, and evidence of the payment of all insurance premiums currently due and payable for the existing policy period;

            (i) ENVIRONMENTAL REPORTS. Mezzanine Lender shall have received an Environmental Report in respect of the Property satisfactory to Mezzanine Lender;

            (j) ZONING. Mezzanine Lender shall have received evidence reasonably acceptable to Mezzanine Lender that the Property complies with applicable zoning laws and regulations;

            (k) ENCUMBRANCES. Mezzanine Borrower shall have taken or caused to be taken such actions in such a manner so that Mezzanine Lender has a valid and perfected first Lien as of the Closing Date on the Collateral and Mezzanine Lender shall have received satisfactory evidence thereof;

            (l)   RESERVED.

            (m) MANAGER'S CONSENT. Mezzanine Lender shall have received the original of the Manager's Consent (Junior Tier Mezzanine) executed by each of Mezzanine Borrower and Manager and the original of the Third-Party Manager's Consent (Junior Tier Mezzanine) executed by each of Mezzanine Borrower and Third-Party Manager;

            (n) INDEPENDENT MANAGER CERTIFICATE. Mezzanine Lender shall have received an executed Independent Manager certificate in the form attached as EXHIBIT C from each Independent Manager;

            (o) LEASES, REAS AND RENT ROLL. Mezzanine Lender shall have received (i) copies of all Leases and REAs certified as requested by Mezzanine Lender in accordance with the Loan Agreement (Mortgage); (ii) a current certified rent roll of the Property; and (iii) copies of all Tenant estoppel certificates and REA estoppel certificates delivered to Mortgage Lender;

            (p) PLEDGOR ACKNOWLEDGMENT. Mezzanine Lender shall have received an original of the Pledgor Acknowledgment in the form of EXHIBIT D executed by each of Mortgage Borrower and Senior Tier Mezzanine Borrower and dated as of the Closing Date;

            (q) PURCHASE AGREEMENT. Mezzanine Lender shall have received a certified copy of the Purchase Agreement and all amendments and modifications thereto;

            (r)   RESERVED.

                  2.5.3 SATISFACTORY COLLATERAL. The Pledge (Junior Tier Mezzanine) and the other Loan Documents (Junior Tier Mezzanine) shall constitute a valid and perfected Lien on the Collateral for the full amount of the Principal Amount, free and clear of all Liens other than encumbrances specifically approved by Mezzanine Lender, in writing, in its sole discretion; Mezzanine Lender shall have received such UCC, tax, lien and judgment searches in respect of the Collateral as it shall have deemed necessary and the results of such searches shall be acceptable to Mezzanine Lender in its sole discretion;

                  2.5.4 COLLATERAL ACCOUNTS. The Collateral Accounts (Junior Tier Mezzanine) shall have been established with the Cash Management Bank (Junior Tier Mezzanine);

                  2.5.5 LOAN (MORTGAGE). The Loan (Mortgage) shall have been made (or shall be made concurrently) to the Mortgage Borrower in accordance with the terms of the Loan Documents (Mortgage) and no Mortgage Event of Default shall have occurred and be continuing under and as defined in the Loan Documents (Mortgage);

                  2.5.6 BUDGETS. Mezzanine Borrower shall have delivered the Annual Budget for the current Fiscal Year which Annual Budget shall be reasonably acceptable to Mezzanine Lender and shall be certified by an Officer's Certificate;

                  2.5.7 NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date either before or after the execution of this Agreement;

                  2.5.8 CONSENT OF MORTGAGE LENDER. Mortgage Lender shall have consented in writing to the transactions contemplated by this Agreement and the other Loan Documents (Junior Tier Mezzanine);

                  2.5.9 INTENTIONALLY OMITTED.

                  2.5.10 INTERCREDITOR AGREEMENT. Mezzanine Lender, Senior Tier Mezzanine Lender and Mortgage Lender shall have executed the Intercreditor Agreement in form and substance satisfactory to Mezzanine Lender in its sole discretion;

                  2.5.11 NO INJUNCTION. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Mezzanine Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the repayment of the Mezzanine Note or the consummation of the transaction contemplated hereunder;

                  2.5.12 FINANCIAL INFORMATION. Mezzanine Lender shall have received or had access to financial information relating to the Property, the Mezzanine Borrower, the Senior Tier Mezzanine Borrower, the Mortgage Borrower, the Manager and the Guarantor prepared in accordance with agreed upon procedures satisfactory to Mezzanine Lender, certified to Mezzanine Lender as true and correct by Mezzanine Borrower's managing member and otherwise in form and substance satisfactory to Mezzanine Lender;

                  2.5.13 RESERVED.

                  2.5.14 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Mezzanine Lender shall have received and approved certified copies thereof;

                  2.5.15 DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Mezzanine Borrower shall deliver, or cause to be delivered, to Mezzanine Lender copies certified by an Officer's Certificate, of all organizational documentation related to Mortgage Borrower, Senior Tier Mezzanine Borrower, Mezzanine Borrower, Guarantor and certain of its Affiliates as have been requested by Mezzanine Lender and/or the formation, structure, existence, good standing and/or qualification to do business of Mortgage Borrower, Senior Tier Mezzanine Borrower, Mezzanine Borrower, Guarantor and such Affiliates, as Mezzanine Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Mezzanine Lender. Each of the organizational documents of any Person that is a Single Purpose Entity shall contain the language set forth in EXHIBIT E.

                  2.5.16 OPINIONS OF MEZZANINE BORROWER'S COUNSEL.

            (a) Mezzanine Lender shall have received the Non-Consolidation Opinion in the form of EXHIBIT F (THE NON-CONSOLIDATION OPINION);

            (b) Mezzanine Lender shall have received the Opinion of Counsel in the form attached hereto as EXHIBIT G;

            (c) Mezzanine Lender shall have received from Counterparty the Counterparty Opinion in the form of EXHIBIT H;

            (d) Mezzanine Lender shall have received a date down of each of the opinions required to be delivered to Senior Tier Mezzanine Lender pursuant to Section 2.5.16 of the Loan Agreement (Senior Tier Mezzanine);

            (e) Mezzanine Lender shall have received a date down of each of the opinions required to be delivered to Mortgage Lender pursuant to Section
2.5.5 of the Loan Agreement (Mortgage);

                  2.5.17 COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents (Junior Tier Mezzanine) and all documents incidental thereto shall be satisfactory in form and substance to Mezzanine Lender, and Mezzanine Lender shall have received all such counterpart originals or certified copies of such documents as Mezzanine Lender may reasonably request;

                  2.5.18 MATERIAL ADVERSE EFFECT. The Operating Income and Operating Expenses of the Property, the Leases, and all other features of the transaction shall be as represented to Mezzanine Lender without material adverse change. None of Mezzanine Borrower, Senior Tier Mezzanine Borrower, the Mortgage Borrower, the Guarantor nor any of their constituent Persons (excluding for purposes of this Section 2.5.18 any limited partners in any Guarantor) shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

                  2.5.19 TAX LOT. Mezzanine Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Mezzanine Lender;

                  2.5.20 PHYSICAL CONDITIONS REPORTS. Mezzanine Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be satisfactory in form and substance to Mezzanine Lender;

                  2.5.21 APPRAISAL. Mezzanine Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Mezzanine Lender;

                  2.5.22 FURTHER DOCUMENTS. Mezzanine Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Mezzanine Lender or its counsel may have reasonably requested including the Loan Documents (Junior Tier Mezzanine) in form and substance satisfactory to Mezzanine Lender and its counsel.

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

            III.  CASH MANAGEMENT

            SECTION 3.1 CASH MANAGEMENT.

                  3.1.1 ESTABLISHMENT OF ACCOUNT. Mezzanine Borrower hereby confirms that, simultaneously with the execution of this Agreement, pursuant to the Account Agreement (Mezzanine), it has established with Cash Management Bank (Junior Tier Mezzanine), in the name of Mezzanine Lender, as secured party, for Mezzanine Borrower, one (1) segregated account, the mezzanine account (the MEZZANINE ACCOUNT), which has been established as a securities account. The Mezzanine Account and the funds deposited therein and securities and other assets credited thereto shall serve as additional security for the Loan. Pursuant to the Account Agreement (Junior Tier Mezzanine), Mezzanine Borrower shall irrevocably instruct and authorize Cash Management Bank (Junior Tier Mezzanine) to disregard any and all orders for withdrawal from the Mezzanine Account made by, or at the direction of, Mezzanine Borrower. Mezzanine Borrower agrees that, prior to the payment in full of the Indebtedness, the terms and conditions of the Account Agreement (Junior Tier Mezzanine) shall not be amended or modified without the prior written consent of Mezzanine Lender (which consent Mezzanine Lender may grant or withhold in its sole discretion). In recognition of Mezzanine Lender's security interest in the funds deposited into the Mezzanine Account, Mezzanine Borrower shall identify the Mezzanine Account with the name of Mezzanine Lender, as secured party. The Mezzanine Account shall be named as follows: "BRE/PARK PLACE JUNIOR MEZZANINE L.L.C. f/b/o German American Capital Corporation, as secured party, Junior Tier Mezzanine Account" (Account Number 181- 465- 6). Mezzanine Borrower confirms that it has established with Cash Management Bank (Junior Tier Mezzanine) the following sub-accounts of the Mezzanine Account (each, a SUB-ACCOUNT and, collectively, the SUB-ACCOUNTS and together with the Mezzanine Account, the COLLATERAL ACCOUNTS (JUNIOR TIER MEZZANINE)), which (i) may be ledger or book entry sub-accounts and need not be actual sub-accounts, (ii) shall each be linked to the Mezzanine Account, (iii) shall each be a "Securities Account" pursuant to Article 8 of the UCC and (iv) shall each be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement:

            (a) a sub-account for the retention of Account Collateral (Junior Tier Mezzanine) in respect of Debt Service (Junior Tier Mezzanine) on the Loan with the account number 181- 466 - 4 (the MEZZANINE DEBT SERVICE RESERVE ACCOUNT).

                  3.1.2 PLEDGE OF ACCOUNT COLLATERAL (JUNIOR TIER MEZZANINE). To secure the full and punctual payment and performance of the Obligations (Junior Tier Mezzanine), Mezzanine Borrower hereby collaterally assigns, grants a security interest in and pledges to Mezzanine Lender, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Mezzanine Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the ACCOUNT COLLATERAL (JUNIOR TIER MEZZANINE)):

            (a) any and all Excess Cash Flow from time to time available in the Holding Account and required, by the terms of the Loan Agreement (Senior Tier Mezzanine) as now in effect or amended with the consent of Mezzanine Lender, to be deposited by the Senior Tier Mezzanine Lender or the Cash Management Bank (Senior Tier Mezzanine) into the Mezzanine Account;

            (b) the Collateral Accounts (Mezzanine) and all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts (Junior Tier Mezzanine);

            (c)   any and all amounts invested in Permitted Investments;

            (d) all interest, dividends, cash, instruments, securities entitlements and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts (Junior Tier Mezzanine); and

            (e) to the extent not covered by clauses (a), (b), (c) or (d) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

            In addition to the rights and remedies herein set forth, Mezzanine Lender shall have all of the rights and remedies with respect to the Account Collateral (Junior Tier Mezzanine) available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

            This Agreement shall constitute a security agreement for purposes of the UCC other applicable law.

                  3.1.3 MAINTENANCE OF MEZZANINE ACCOUNT.

            (a) Mezzanine Borrower agrees that each of the Mezzanine Account and the Sub- Accounts is and shall be maintained (i) as a "securities account" (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Mezzanine Lender shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over the Mezzanine Account and any Sub-Account thereof,
(iii) such that neither Mezzanine Borrower nor Manager shall have any right of withdrawal from the Mezzanine Account or the Sub-Accounts and, except as provided herein, no Account Collateral (Junior Tier Mezzanine) shall be released to Mezzanine Borrower from the Mezzanine Account. Cash Management Bank (Junior Tier Mezzanine) shall comply with the instructions of Mezzanine Lender directing depository of funds in their Collection Account without further consent of Mezzanine Borrower or any other Person, (iv) in such a manner that the Cash Management Bank (Junior Tier Mezzanine) shall agree to treat all property credited to the Mezzanine Account or the Sub-Accounts as "financial assets" (within the meaning of Section 102(a)(9) of the UCC) and (v) such that all securities or other property underlying any financial assets credited to any of the Sub-

Accounts shall be registered in the name of Cash Management Bank
(Junior Tier Mezzanine), indorsed to Cash Management Bank (Junior Tier Mezzanine) or in blank or credited to another securities account maintained in the name of Cash Management Bank (Junior Tier Mezzanine) and in no case will any financial asset credited to the Collateral Accounts (Junior Tier Mezzanine) be registered in the name of Mezzanine Borrower, payable to the order of Mezzanine Borrower or specially indorsed to Mezzanine Borrower except to the extent the foregoing have been specially indorsed to Cash Management Bank (Junior Tier Mezzanine) or in blank. Without limiting Mezzanine Borrower's obligations under the immediately preceding sentence, Mezzanine Borrower shall only establish and maintain the Mezzanine Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement (Junior Tier Mezzanine) or in such other form acceptable to Mezzanine Lender in its sole discretion. Cash Management Bank (Junior Tier Mezzanine) shall comply with "all entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Mezzanine Lender without further consent by Mezzanine Borrower or any other party.

                  3.1.4 ELIGIBLE ACCOUNTS. The Collateral Accounts (Junior Tier Mezzanine) shall be Eligible Accounts. The Collateral Accounts (Junior Tier Mezzanine) shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts (Junior Tier Mezzanine) or any investments held in such accounts shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement and the Account Agreement (Junior Tier Mezzanine). Mezzanine Borrower shall be the beneficial owner of the Collateral Accounts (Junior Tier Mezzanine) for federal income tax purposes and shall report all income on the Collateral Accounts (Junior Tier Mezzanine).

                  3.1.5 DEPOSITS INTO SUB-ACCOUNTS. On the date hereof, Mezzanine Borrower has deposited the following amounts into the Sub-Accounts:

                  (i)   $0 into the Mezzanine Debt Service Reserve Account.

                  3.1.6 MONTHLY FUNDING.

            (a) Mezzanine Borrower hereby irrevocably authorizes Mezzanine Lender to transfer (and, pursuant to the Account Agreement (Junior Tier Mezzanine) shall irrevocably authorize Cash Management Bank (Junior Tier Mezzanine) to execute any corresponding instructions of Mezzanine Lender), and Mezzanine Lender shall transfer, from the Mezzanine Account by 11:00 a.m. New York time commencing on the tenth (10th) calendar day of each calendar month (and if such day is not a Business Day then on the immediately preceding Business Day) and on each Business Day thereafter until the earlier of (i) the ninth (9th) calendar day of the next succeeding calendar month (or, if such day is not a Business Day, then the immediately preceding Business Day), or (ii) as soon after the tenth (10th) calendar day of such month as there shall be sufficient collected funds on deposit in the Mezzanine Account, and from time to time (but no less frequently than weekly thereafter) funds in an amount equal to the sum of any Protective Advances which may have been advanced by (and not previously reimbursed to) the Mezzanine Lender pursuant to the terms of the Loan Documents (Junior Tier Mezzanine) to cure any Default or Event of Default, any Senior Tier Mezzanine Default or Senior Tier Mezzanine Event of Default, any Mortgage Default or Mortgage Event of Default, or to protect the Collateral together with any interest payable on such amounts pursuant to the Loan Documents (Junior Tier Mezzanine), plus (x) the unpaid Debt Service (Junior Tier Mezzanine) for the next occurring Payment Date, plus (y) an amount equal to such payments for any prior month(s), to the extent not previously paid, plus (z) an amount equal to the amount sufficient to pay any other amounts due under the Loan Documents (Junior Tier Mezzanine) (other than any Debt Service (Junior Tier Mezzanine)). Mezzanine Borrower acknowledges that Mezzanine Lender shall not be required to make such withdrawal and deposit until such time as Mezzanine Lender is able to calculate the amount of the Debt Service (Junior Tier Mezzanine) for the next occurring Payment Date. As used herein, the term NET EXCESS CASH FLOW means the amount available in the Mezzanine Account after the transfers to the Mezzanine Debt Service Reserve Account required under this Section 3.1.6 have been made and the term NET EXCESS CASH FLOW COMMENCEMENT DATE shall mean the date such amounts have been fully funded or reserved within the Mezzanine Account in any given calendar month.

            (b) If for any reason there will be insufficient amounts in the Mezzanine Debt Service Reserve Account on any Payment Date to pay the Debt Service (Junior Tier Mezzanine) due on such Payment Date, Mezzanine Borrower shall immediately deposit into the Mezzanine Account an amount equal to the shortfall of available funds in the Mezzanine Debt Service Reserve Account. Any failure by Mezzanine Borrower to deposit the full amount required by the preceding sentence shall constitute an Event of Default hereunder. If Mezzanine Lender shall reasonably determine that there will be insufficient amounts in the Mezzanine Account to pay any Protective Advances as and when the same are due and payable, Mezzanine Lender shall provide written notice of same to Mezzanine Borrower setting forth the basis for such determination. Within five (5) Business Days of receipt of said notice, Mezzanine Borrower shall deposit into the Mezzanine Account an amount equal to the shortfall of available funds in the Mezzanine Account. Any failure by Mezzanine Borrower to deposit the full amount required by the preceding sentence shall constitute an Event of Default hereunder. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents (Junior Tier Mezzanine), Mezzanine Borrower shall not be deemed to be in default hereunder or thereunder in the event funds sufficient for a required transfer are held in the Mezzanine Account or an appropriate Sub-Account and Mezzanine Lender or Cash Management Bank (Junior Tier Mezzanine) fails to timely make any transfer as contemplated by this Agreement.

            (c) Provided that (i) no Event of Default shall have occurred and be continuing hereunder or under any of the other Loan Documents (Junior Tier Mezzanine), (ii) no Mortgage Event of Default shall have occurred and be continuing, (iii) no Senior Tier Mezzanine Event of Default shall have occurred and be continuing, (iv) Mezzanine Borrower shall have delivered to Mezzanine Lender an Officer's Certificate (in substantially the form annexed hereto as EXHIBIT I) (which Mezzanine Borrower shall not be obligated to deliver more frequently than once per calendar month) certifying that the signatories know of no Event of Default, Mortgage Event of Default or

Senior Tier Mezzanine Event of Default (as applicable) that has occurred and is then outstanding hereunder or under any of the other Loan Documents (Junior Tier Mezzanine), or under any of the Loan Documents (Senior Tier Mezzanine), or under any of the Loan Documents (Mortgage), and (v) Mezzanine Borrower shall have deposited into the Mezzanine Account all funds then required to have been so deposited, then Mezzanine Lender shall transfer the Net Excess Cash Flow from the Mezzanine Account to Mezzanine Borrower's Account within two (2) Business Days following the Net Excess Cash Flow Commencement Date for each month and on a daily basis thereafter until the end of the applicable collection period. Mezzanine Borrower shall, upon request by Mezzanine Lender prior to transferring such Net Excess Cash Flow, cause the Mortgage Borrower to provide Mezzanine Lender with evidence reasonably satisfactory to Mezzanine Lender that Mortgage Borrower has paid all Operating Expenses for the month immediately preceding the month in which such request is made by Mezzanine Lender. From and after the transfer of such Net Excess Cash Flow to Mezzanine Borrower, Mezzanine Lender shall have no further liability or responsibility with respect to the funds so transferred or the investment thereof, such Net Excess Cash Flow shall be the property of Mezzanine Borrower and may be further distributed by Mezzanine Borrower and its Affiliates in accordance with their separate agreements.

                  3.1.7 CASH MANAGEMENT BANK.

            (a) For the purposes of this Agreement, the Cash Management Bank (Junior Tier Mezzanine) named herein shall be deemed to be an Approved Bank; provided, however, that the term"Approved Bank" shall be applicable for all other purposes and shall be applicable to any successor or assign of Cash Management Bank (Junior Tier Mezzanine). Without cost to Mezzanine Borrower, Mezzanine Lender shall have the right to replace the Cash Management Bank (Junior Tier Mezzanine) with any other financial institution reasonably satisfactory to Mezzanine Borrower, which will promptly execute and deliver to Mezzanine Lender an Account Agreement (Junior Tier Mezzanine) (and Mezzanine Borrower shall reasonably cooperate with Mezzanine Lender in connection with such transfer) in the event that (i) the Cash Management Bank (Junior Tier Mezzanine) fails, in any material respect, to comply with the Account Agreement (Junior Tier Mezzanine) or (ii) in the event the Cash Management Bank (Junior Tier Mezzanine) named herein is no longer the Cash Management Bank (Junior Tier Mezzanine), or (iii) in the event any successor Cash Management Bank (Junior Tier Mezzanine) is no longer an Approved Bank.

            (b) During the term of the Loan, so long as no Event of Default shall have occurred and is continuing, at its sole cost and expense, Mezzanine Borrower shall have the right to replace the Cash Management Bank (Junior Tier Mezzanine) with any other financial institution that is an Approved Bank provided such institution shall execute and deliver to Mezzanine Lender the Account Agreement (Junior Tier Mezzanine) (and Mezzanine Lender shall reasonably cooperate with Mezzanine Borrower in connection with such transfer). Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender shall have the right to replace Cash Management Bank (Junior Tier Mezzanine) at any time, upon notice to Mezzanine Borrower.

                  3.1.8 MEZZANINE BORROWER'S ACCOUNT REPRESENTATIONS AND COVENANTS. Mezzanine Borrower represents, warrants and covenants that:

            (a) Pursuant to the Instruction Letter delivered by Mezzanine Borrower to Senior Tier Mezzanine Borrower on the Closing Date, Mezzanine Borrower directs Senior Tier Mezzanine Borrower to cause all Excess Cash Flow to be deposited into the Mezzanine Account;

            (b) Neither Mortgage Borrower, Senior Tier Mezzanine Borrower nor Mezzanine Borrower nor any other Person will have any right, title or interest in or to any Excess Cash Flow from and after the time at which the Senior Tier Mezzanine Lender transfers such Excess Cash Flow to the Mezzanine Account under the Loan Agreement (Senior Tier Mezzanine), except any rights Mezzanine Borrower shall have to allocations of such funds following the disbursement to Mezzanine Borrower of any Net Excess Cash Flow as provided in Section 3.1.6;

            (c) as of the date hereof, there are no other accounts maintained by Mortgage Borrower, Senior Tier Mezzanine Borrower, Mezzanine Borrower or any other Person with respect to the collection of rents, revenues, proceeds or other income from the Property or for the collection of Receipts, except for the Collection Account (as defined in the Loan Agreement (Mortgage)), the Holding Account (as defined in the Loan Agreement (Mortgage), the Senior Tier Mezzanine Account and the Mezzanine Account (together with all Sub-Accounts related thereto) and any accounts held by Mezzanine Borrower in which it is permitted to receive transfers of Net Excess Cash Flow as provided in Section 3.1.6(c);

            (d) All Distributions shall be deposited into the Mezzanine Account as required by the Pledge (Junior Tier Mezzanine) and this Agreement or any other Loan Document (Junior Tier Mezzanine), it being agreed that Mezzanine Lender shall not have a security interest in any Distributions after the making of such Distributions to Persons entitled thereto in accordance with the terms of the Loan Documents (Junior Tier Mezzanine); and

            (e) so long as any of the Obligations (Junior Tier Mezzanine) shall be outstanding, neither Mortgage Borrower, Senior Tier Mezzanine Borrower, Mezzanine Borrower nor any other Person shall open any accounts other than those referenced above in this Section 3.1.8 with respect to the collection of rents, revenues, proceeds or other income from the Property or for the collection of Receipts.

                  3.1.9 ACCOUNT COLLATERAL (JUNIOR MEZZANINE) AND REMEDIES.

            (a) Upon the occurrence and during the continuance of an Event of Default, without additional notice from Mezzanine Lender to Mezzanine Borrower,
(i) Mezzanine Lender may, in addition to and not in limitation of Mezzanine Lender's other rights, make any and all withdrawals from, and transfers between and among, the Collateral Account (Junior Tier Mezzanine) as Mezzanine Lender shall determine in its sole and absolute discretion to pay any Obligations, Operating Expenses and/or capital expenditures for the Property; (ii) all Excess Cash Flow shall be delivered to and retained in the Mezzanine Account or applicable Sub-Accounts, and (iii) all transfers to the Mezzanine Borrower's Account pursuant to Section
3.1.6 shall immediately cease, and (iv) Lender may liquidate and transfer any amounts then invested in Permitted Investments to the Collateral Accounts (Junior Tier Mezzanine) to which they relate or reinvest such amounts in other Permitted Investments as Mezzanine Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Mezzanine Lender to exercise and enforce Mezzanine Lender's rights and remedies hereunder with respect to any Account Collateral (Junior Tier Mezzanine) or to preserve the value of the Account Collateral (Junior Tier Mezzanine).

            (b) Upon the occurrence and during the continuance of an Event of Default, Mezzanine Borrower hereby irrevocably constitutes and appoints Mezzanine Lender as Mezzanine Borrower's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Mezzanine Borrower with respect to the Account Collateral (Junior Tier Mezzanine), and do in the name, place and stead of Mezzanine Borrower, all such acts, things and deeds for and on behalf of and in the name of Mezzanine Borrower, which Mezzanine Borrower could or might do or which Mezzanine Lender may deem necessary or desirable to more fully vest in Mezzanine Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender may perform or cause performance of any such agreement, and any reasonable expenses of Mezzanine Lender incurred in connection therewith shall be paid by Mezzanine Borrower as provided in Section 5.1.13.

            (c) Mezzanine Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Account Collateral (Junior Tier Mezzanine). Mezzanine Borrower acknowledges and agrees that ten (10 Junior Tier ) days' prior written notice of the time and place of any public sale of the Account Collateral (Junior Tier Mezzanine) or any other intended disposition thereof shall be reasonable and sufficient notice to Mezzanine Borrower within the meaning of the UCC.

                  3.1.10 TRANSFERS AND OTHER LIENS. Mezzanine Borrower agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral (Junior Tier Mezzanine) or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral (Junior Tier Mezzanine), except for the Lien granted to Mezzanine Lender, under this Agreement.

                  3.1.11 REASONABLE CARE. Beyond the exercise of reasonable care in the custody thereof, Mezzanine Lender shall have no duty as to any Account Collateral (Junior Tier Mezzanine) in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Mezzanine Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral (Junior Tier Mezzanine) in its possession if the Account Collateral (Junior Tier Mezzanine) is accorded treatment substantially equal to that which Mezzanine Lender accords its own property, it being understood that Mezzanine Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral (Junior Tier Mezzanine), or for any diminution in value thereof, by reason of the act or omission of Mezzanine Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Mezzanine Lender's or its Affiliate's, agent's, employee's or bailee's gross negligence or willful misconduct. In no event shall Mezzanine Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Mezzanine Lender's reasonable control or for indirect, special or consequential damages except to the extent of Lender's or its Affiliate's, agent's, employee's or bailee's gross negligence or willful misconduct. Notwithstanding the foregoing, Mezzanine Borrower acknowledges and agrees that (i) Mezzanine Lender does not have custody of the Account Collateral (Junior Tier Mezzanine), (ii) Cash Management Bank (Junior Tier Mezzanine) has custody of the Account Collateral (Junior Tier Mezzanine), (iii) Cash Management Bank (Junior Tier Mezzanine) was chosen by Mezzanine Borrower and (iv) Mezzanine Lender has no obligation or duty to supervise Cash Management Bank (Junior Tier Mezzanine) or to see to the safe custody of the Account Collateral (Junior Tier Mezzanine).

                  3.1.12 MEZZANINE LENDER'S LIABILITY.

            (a) Mezzanine Lender shall be responsible for the performance only of such duties with respect to the Account Collateral (Junior Tier Mezzanine) as are specifically set forth in this Section 3.1 or elsewhere in the Loan Documents (Junior Tier Mezzanine), and no other duty shall be implied from any provision hereof. Mezzanine Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral (Junior Tier Mezzanine) which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Mezzanine Borrower shall indemnify and hold Mezzanine Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Mezzanine Lender in connection with the transactions contemplated hereby with respect to the Account Collateral (Junior Tier Mezzanine) except as such may be caused by the gross negligence or willful misconduct of Mezzanine Lender, its employees, officers or agents, Affiliates or bailees.

            (b) Mezzanine Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Mezzanine Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

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

                  3.1.13 CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Account Collateral (Junior Tier Mezzanine) and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, this security interest shall automatically terminate without further notice from any party and Mezzanine Borrower shall be entitled to the return, upon its request, of such of the Account Collateral (Junior Tier Mezzanine) as shall not have been sold or otherwise applied pursuant to the terms hereof and Mezzanine Lender shall execute such instruments and documents as may be reasonably requested by Mezzanine Borrower to evidence such termination and the release of the Account Collateral (Junior Tier Mezzanine).

         IV. REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 MEZZANINE BORROWER REPRESENTATIONS.

         Mezzanine Borrower represents and warrants as of the Closing
Date that:

                  4.1.1 ORGANIZATION. Each of Mezzanine Borrower, Senior Tier Mezzanine Borrower, Manager, and Guarantor has been duly organized and is validly existing and in good standing pursuant to the laws of the state of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Mezzanine Borrower, Senior Tier Mezzanine Borrower, Manager, and Guarantor has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Each of Mezzanine Borrower, Senior Tier Mezzanine Borrower, Manager and Guarantor possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged (except that Manager has not yet obtained a real estate brokerage license in California), and the sole business of Mezzanine Borrower is being the sole member of the Senior Tier Mezzanine Borrower in connection with management and operation of the Property. The organizational structure of Mortgage Borrower, Senior Tier Mezzanine Borrower, Guarantor and Mezzanine Borrower is accurately depicted by the schematic diagram attached hereto as EXHIBIT J. Mezzanine Borrower shall not itself, and shall not permit either Mortgage Borrower or Senior Tier Mezzanine Borrower to, change its name, identity, corporate structure or jurisdiction of organization unless it shall have given Mezzanine Lender 30 days prior written notice of any such change and shall have taken all steps reasonably requested by Mezzanine Lender to grant, perfect, protect and/or preserve the security interest granted hereunder to Mezzanine Lender.

                  4.1.2 PROCEEDINGS. Each of Mezzanine Borrower, Manager and Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents (Junior Tier Mezzanine) to which it is a party. This Agreement and the other Loan Documents (Junior Tier Mezzanine) have been duly executed and delivered by, or on behalf of, Mezzanine Borrower, Manager and Guarantor, as applicable, and constitute legal, valid and binding obligations of Mezzanine Borrower, Manager and Guarantor, enforceable against Mezzanine Borrower, Manager and Guarantor, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents (Junior Tier Mezzanine) by Mezzanine Borrower, Manager and Guarantor, as applicable, will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents (Junior Tier Mezzanine)) upon any of the property or assets of Mezzanine Borrower, Manager or Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which such Person is a party or by which any of such Person's property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Mezzanine Borrower, Manager, or Guarantor or any of Mezzanine Borrower's, Manager's or Guarantor's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Mezzanine Borrower, Manager or Guarantor of this Agreement or any other Loan Documents (Junior Tier Mezzanine) has been obtained and is in full force and effect.

                  4.1.4 LITIGATION. Except as set forth on SCHEDULE I attached hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to the best of Mezzanine Borrower's knowledge, threatened in writing against or affecting Mezzanine Borrower, Manager, Guarantor, Mortgage Borrower, Senior Tier Mezzanine Borrower or the Property. The actions, suits or proceedings identified on
SCHEDULE I, if determined against Mezzanine Borrower, Manager, Guarantor, Mortgage Borrower, Senior Tier Mezzanine Borrower or the Property, would not reasonably be likely to materially and adversely affect the condition (financial or otherwise) or business of Mezzanine Borrower, Manager, Guarantor, Mortgage Borrower, Senior Tier Mezzanine Borrower or the condition or operation of the Property.

                  4.1.5 AGREEMENTS. Mezzanine Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to materially and adversely affect Mezzanine Borrower or Mezzanine Borrower's business, properties or assets, operations or condition, financial or otherwise. Mezzanine Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Mezzanine Borrower or the Property is bound. Mezzanine Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Mezzanine Borrower is a party or by which Mezzanine Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents (Junior Tier Mezzanine).

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

                  4.1.6 TITLE TO PROPERTIES. Mezzanine Borrower owns all of the assets reflected in the pro forma balance sheet of Mezzanine Borrower as of the date of such pro forma balance sheet, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for the Permitted Encumbrances.

                  4.1.7 NO BANKRUPTCY FILING. None of Mezzanine Borrower, Mortgage Borrower, Senior Tier Mezzanine Borrower, Manager or Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity's assets or property, and Mezzanine Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against Mortgage Borrower, Senior Tier Mezzanine Borrower, Manager or Guarantor.

                  4.1.8 TAX STATUS. Each of Mezzanine Borrower, Mortgage Borrower, Senior Tier Mezzanine Borrower, Guarantor and Manager (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, as the filing periods may have been extended, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as provided in the foregoing sentence, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of such Person know of no basis for any such claim.

                  4.1.9 NO PLAN ASSETS.

            (a) Mezzanine Borrower does not maintain an employee benefit plan as defined by Section 3(3) of ERISA, which is subject to Title IV of ERISA; and

            (b) None of Mortgage Borrower, Senior Tier Mezzanine Borrower, Guarantor or Mezzanine Borrower is an employee benefit plan, as defined in
Section 3(3) of ERISA. Subject to Title I of ERISA, none of the assets of Mezzanine Borrower, Mortgage Borrower or Guarantor constitutes or will during any period when the Loan remains outstanding constitute plan assets of one or more such plans (within the meaning of 29 C.F.R. Section 2510.3-101 (PLAN ASSETS) and none of Mortgage Borrower, Guarantor or Mezzanine Borrower are a "governmental plan" within the meaning of Section 3(32) of ERISA) nor are Mezzanine Borrower, Mortgage Borrower or Guarantor subject to state statutes and fiduciary obligations that are similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect which prohibit or otherwise restrict the transactions contemplated by this Agreement.

                  4.1.10 COMPLIANCE. Mezzanine Borrower, Mortgage Borrower, Senior Tier Mezzanine Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. To the best of Mezzanine Borrower's knowledge, none of Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower is in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best of Mezzanine Borrower's knowledge, there has not been committed by Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property, the Collateral or any part thereof or any monies paid in performance of Mezzanine Borrower's or Guarantor's obligations under any of the Loan Documents (Junior Tier Mezzanine).

                  4.1.11 FINANCIAL INFORMATION. All financial data of Mezzanine Borrower, Guarantor, Senior Tier Mezzanine Borrower and Mortgage Borrower, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Mezzanine Lender in respect of the Property, (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of the Property and the Mezzanine Borrower, Senior Tier Mezzanine Borrower, Guarantor and Mortgage Borrower as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. None of Mezzanine Borrower, Senior Tier Mezzanine Borrower, Guarantor or Mortgage Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Mezzanine Borrower and likely to have a Material Adverse Effect. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Mezzanine Borrower, Senior Tier Mezzanine Borrower, Guarantor or Mortgage Borrower from that set forth in said financial statements.

                  4.1.12 ABSENCE OF U.C.C. FINANCING STATEMENTS, ETC. Except with respect to the Permitted Encumbrances, the Loan Documents (Mortgage), the Loan Documents (Senior Tier Mezzanine and the Loan Documents (Junior Tier Mezzanine), there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in the interest in the Property or any of the Collateral.

                  4.1.13 FEDERAL RESERVE REGULATIONS. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or Regulation X. As of the Closing Date, Mezzanine Borrower does not own any "margin stock."

                  4.1.14 SETOFF, ETC. The Collateral and the rights of Mezzanine Lender with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.

                  4.1.15 NOT A FOREIGN PERSON. None of Mezzanine Borrower, Senior Tier Mezzanine Borrower, Guarantor, or Mortgage Borrower is a foreign person within the meaning of Section. 1445(f)(3) of the Code.

                  4.1.16 ENFORCEABILITY. The Loan Documents (Junior Tier Mezzanine) are not subject to any existing right of rescission, set-off, counterclaim or defense by Mezzanine Borrower, or Guarantor, as applicable, including the defense of usury, nor would the operation of any of the terms of the Loan Documents (Junior Tier Mezzanine), or the exercise of any right thereunder, render the Loan Documents (Junior Tier Mezzanine) unenforceable, and neither Mezzanine Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  4.1.17 INSURANCE. Mezzanine Borrower has obtained and has delivered to Mezzanine Lender certified copies or originals of all insurance Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Mezzanine Borrower has not, and to the best of Mezzanine Borrower's knowledge, no Person has, done by act or omission anything which would impair the coverage of any such Policy.

                  4.1.18 PHYSICAL CONDITION. To the best of Mezzanine Borrower's knowledge and except as expressly disclosed in the Physical Conditions Report, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the best of Mezzanine Borrower's knowledge and except as disclosed in the Physical Conditions Report, there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Mezzanine Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                  4.1.19 LEASES. The Property is not subject to any Leases other than the Leases described in the certified rent roll delivered in connection with the origination of the Loan and the Air Rights Lease. Such certified rent roll is true, complete and correct in all material respects as of the date set forth therein. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases or the REAs. The current Leases are in full force and effect and to Mezzanine Borrower's knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed in the Loan Agreement (Mortgage), on the certified rent roll delivered to Mezzanine Lender or the Tenant estoppel certificates delivered to Mezzanine Lender in connection with the closing of the
Loan) and there are
no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. No Rent has been paid more than one (1) month in advance of its due date, except as disclosed in the Tenant estoppel certificates delivered to Mezzanine Lender in connection with the closing of the Loan and as otherwise set forth in the Loan Agreement (Mortgage). There has been no prior sale, transfer or assignment, hypothecation or pledge by Mezzanine Borrower of any Lease or of the Rents received therein, which will be outstanding following the funding of the Loan, other than those being assigned to Mezzanine Lender concurrently herewith. Other than the right to purchase the Air Rights Parcel as contained in the Air Rights Lease, no Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the property of which the leased premises are a part.

                  4.1.20 SINGLE PURPOSE ENTITY/SEPARATENESS.

            (a) Until the Indebtedness has been paid in full, Mezzanine Borrower hereby represents, warrants and covenants that Mezzanine Borrower, Senior Tier Mezzanine Borrower and Mortgage Borrower are, shall be, and shall continue to be, a Single Purpose Entities.

            (b) All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (Junior Tier Mezzanine) (an ADDITIONAL NON-CONSOLIDATION OPINION), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Mezzanine Borrower, Senior Tier Mezzanine Borrower and Mortgage Borrower have complied and will comply in all material respects with all of the assumptions made with respect to it in the Non-Consolidation Opinion. Mezzanine Borrower, Senior Tier Mezzanine Borrower and Mortgage Borrower have complied and will comply in all material respects with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion. Each entity other than Mezzanine Borrower, Senior Tier Mezzanine Borrower and Mortgage Borrower with respect to which an assumption shall be made in any Additional Non-Consolidation Opinion will have complied and will comply in all material respects with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion.

                  4.1.21 MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Manager is an Affiliate of Mortgage Borrower, Senior Tier Mezzanine Borrower or Mezzanine Borrower.

                  4.1.22 SUBSIDIARIES. Mezzanine Borrower does not have any subsidiaries other than the Senior Tier Mezzanine Borrower. Senior Tier Mezzanine Borrower does not have any subsidiaries other than the Mortgage Borrower.

                  4.1.23 SOLVENCY/FRAUDULENT CONVEYANCE. Mezzanine Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document (Junior Tier Mezzanine) with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents (Junior Tier Mezzanine). After giving effect to the Loan, the fair saleable value of Mezzanine Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Mezzanine Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Mezzanine Borrower's assets is and will, immediately following the making of the Loan, be greater than Mezzanine Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured, Mezzanine Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mezzanine Borrower does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Mezzanine Borrower and the amounts to be payable on or in respect of obligations of Mezzanine Borrower).

                  4.1.24 INVESTMENT COMPANY ACT. Mezzanine Borrower is not (a) an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended; (b) a holding company or a subsidiary company of a holding company or an affiliate of either a holding company or a subsidiary company within the mean of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  4.1.25 INTEREST RATE AGREEMENT. A complete and correct copy of the Interest Rate Cap Agreement (Junior Tier Mezzanine) is attached hereto as EXHIBIT K. The Interest Rate Cap Agreement (Junior Tier Mezzanine) is in full force and effect and enforceable against Mezzanine Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights.

                  4.1.26 NO OTHER DEBT. Mezzanine Borrower has not borrowed or received Debt that has not been heretofore repaid in full, other than the Permitted Debt.

                  4.1.27 TAXPAYER IDENTIFICATION NUMBER. Mezzanine Borrower's Federal taxpayer identification number is 38-3660402.

                  4.1.28 INTENTIONALLY DELETED.

                  4.1.29 REPRESENTATIONS AND WARRANTIES IN THE LOAN DOCUMENTS (JUNIOR TIER MEZZANINE). Mezzanine Borrower hereby represents and warrants that each of the representations and warranties contained in the Loan Documents (Junior Tier Mezzanine) (which are hereby incorporated by reference as if fully set forth herein) is true and correct in all material respects, as of the Closing Date and to the best of its knowledge, after reasonable inquiry, there is no Mortgage Event of Default thereunder.

            SECTION 4.2 SURVIVAL OF REPRESENTATIONS. Mezzanine Borrower agrees that all of the representations and warranties of Mezzanine Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents (Junior Tier Mezzanine) shall be deemed given and made as of the date of the funding of the Loan and survive for so long as any amount remains owing to Mezzanine Lender under this Agreement or any of the other Loan Documents (Junior Tier Mezzanine) by Mezzanine Borrower or Guarantor unless a longer survival period is expressly stated in a Loan Document (Junior Tier Mezzanine) with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents (Junior Tier Mezzanine) by Mezzanine Borrower shall be deemed to have been relied upon by Mezzanine Lender notwithstanding any investigation heretofore or hereafter made by Mezzanine Lender or on its behalf.

            V. MEZZANINE BORROWER COVENANTS

            SECTION 5.1 AFFIRMATIVE COVENANTS.

            From the Closing Date and until payment and performance in full of all obligations of Mezzanine Borrower under the Loan Documents (Junior Tier Mezzanine), Mezzanine Borrower hereby covenants and agrees with Mezzanine Lender that:

                  5.1.1 PERFORMANCE BY MEZZANINE BORROWER.

            (a) Mezzanine Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document (Junior Tier Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower. Except to the extent permitted pursuant to any intercreditor agreement between Mortgage Lender, Senior Tier Mezzanine Borrower and Mezzanine Lender, Mezzanine Borrower shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document (Junior Tier Mezzanine) executed and delivered by Mezzanine Borrower without the prior written consent of Mezzanine Lender.

            (b) Every covenant, term and provision of each Loan Document (Mortgage) executed and delivered by, or applicable to, Mortgage Borrower shall be observed, performed and fulfilled in accordance with the Loan Documents (Mortgage). Except to the extent permitted pursuant to any intercreditor agreement between Mortgage Lender, Senior Tier Mezzanine Borrower and Mezzanine Lender, no amendment, waiver, supplement, termination or other modification of any Loan Document (Mortgage) (other than a Permitted Mortgage Loan Amendment) shall be executed and delivered without the prior written consent of Mezzanine Lender.

            (c) Every covenant, term and provision of each Loan Document (Senior Tier Mezzanine) executed and delivered by, or applicable to, Senior Tier Mezzanine Borrower shall be observed, performed and fulfilled in accordance with the Loan Documents (Senior Tier Mezzanine). Except to the extent permitted pursuant to any intercreditor agreement between Mortgage Lender, Senior Tier Mezzanine Borrower and Mezzanine Lender, no amendment, waiver, supplement, termination or other modification of any Loan Document (Senior Tier Mezzanine) shall be executed and delivered without the prior written consent of Mezzanine Lender.

                  5.1.2 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE. Subject to Mortgage Borrower's right of contest pursuant to Section
7.3 of the Loan Agreement (Mortgage), Mezzanine Borrower shall at all times comply in all material respects and cause the Mortgage Borrower, Senior Tier Mezzanine Borrower and the Property to be in compliance in all material respects with all Legal Requirements applicable to the Mezzanine Borrower, Mortgage Borrower, Senior Tier Mezzanine Borrower and the Property and the uses permitted upon the Property. Mezzanine Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Mezzanine Borrower, and Mezzanine Borrower shall not knowingly permit Mortgage Borrower or any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Mezzanine Borrower's obligations under any of the Loan Documents (Junior Tier Mezzanine). Mezzanine Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. All franchises, trade names and other property used in the conduct of the business of Mezzanine Borrower, Mortgage Borrower and/or the Property shall be maintained, preserved and protected. The Property shall be maintained, preserved and protected in good working order and repair. All reasonably necessary repairs, renewals, replacements, betterments and improvements thereto as required by the Loan Agreement (Mortgage) shall be made and performed. The Property shall be insured at all times to such extent and against such risks and insurance shall be maintained as is required in this Agreement and the Loan Agreement (Mortgage).

                  5.1.3 LITIGATION. Mezzanine Borrower shall give prompt written notice to Mezzanine Lender of any litigation or governmental proceedings pending or threatened in writing against Mezzanine Borrower, Senior Tier Mezzanine Borrower, Mortgage Borrower, the Collateral or the Property which, if determined adversely to Mezzanine Borrower, Senior Tier Mezzanine Borrower, Mortgage Borrower, the Collateral or the Property, would reasonably be likely to have a Material Adverse Effect.

                  5.1.4 SINGLE PURPOSE ENTITY.

            (a) Each of Mezzanine Borrower, Senior Tier Mezzanine Borrower and Mortgage Borrower have been since the date of their formation, and shall remain Single Purpose Entities.

            (b) Each of Mezzanine Borrower, Senior Tier Mezzanine Borrower and Mortgage Borrower shall continue to maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. None of the funds of Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower will be diverted to any other Person or for other than business uses of Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower, as applicable, nor will such funds be commingled with the funds of any other Affiliate; provided, however, so long as no Event of Default has occurred and is continuing, this clause shall not prohibit any distributions to or for the benefit of any of Mezzanine Borrower's partners or members or its or their Affiliates.

            (c) To the extent that Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower shares the same officers or other employees as any of Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

            (d) To the extent that Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower jointly contracts with any of Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower or any of their Affiliates, as applicable, to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that either Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between (or among) Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower and any of their respective Affiliates shall be conducted on substantially the same terms (or on more favorable terms for Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower, as applicable) as would be conducted with third parties.

            (e) To the extent that Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower or any of their Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

            (f) Mezzanine Borrower shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary corporate, limited liability company or partnership formalities, as applicable, including, but not limited to, obtaining any and all members' consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, without limitation, payroll and intercompany transaction accounts.

            (g) Mezzanine Borrower shall: (a) maintain books and records separate from those of any other Person; (b) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; (c) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (d) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (e) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group; (f) transact all business with Affiliates on an arm's-length basis and pursuant to enforceable agreements; (g) conduct business in its name and use separate stationery, invoices and checks;
(h) not commingle its assets or funds with those of any other Person; and (i) not assume, guarantee or pay the debts or obligations of any other Person.

                  5.1.5 CONSENTS. If Mezzanine Borrower is a corporation, the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the independent directors, shall have participated in such vote. If Mezzanine Borrower is a limited liability company,
(a) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (b) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote. An affirmative vote of 100% of the directors, board of managers or members, as applicable, of Mezzanine Borrower shall be required to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Mezzanine Borrower to do so or, (ii) file an involuntary bankruptcy petition against any Affiliate, Manager, or any Affiliate of Manager. Furthermore, Mezzanine Borrower's formation documents shall expressly state that for so long as the Loan is outstanding, none of Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower shall be permitted to (i) dissolve, liquidate, consolidate, merge or sell all or substantially all of Mezzanine Borrower's, Senior Tier Mezzanine Borrower's or Mortgage Borrower assets other than in connection with the repayment of the Loan or (ii) engage in any other business activity and such restrictions shall not be modified or violated for so long as the Loan is outstanding.

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

                  5.1.6 ACCESS TO PROPERTY. Agents, representatives and employees of Mezzanine Lender shall have the right to inspect the Property or any part thereof during Business Days, upon reasonable advance notice, subject in all instances to the REAs and the rights of Tenants, and provided that neither Mezzanine Lender nor any such Persons shall unreasonably interfere with the operation of business on the Property.

                  5.1.7 NOTICE OF DEFAULT. Mezzanine Borrower shall promptly advise Mezzanine Lender (a) of any event or condition that has or is reasonably likely to have a Material Adverse Effect and (b) of the occurrence of any Default, Event of Default, Mortgage Default or Mortgage Event of Default of which Mezzanine Borrower has knowledge.

                  5.1.8 COOPERATE IN LEGAL PROCEEDINGS. Mezzanine Borrower and Senior Tier Mezzanine Borrower shall cooperate fully with Mezzanine Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Mezzanine Lender hereunder or under any of the other Loan Documents (Junior Tier Mezzanine) and, in connection therewith, permit Mezzanine Lender, at its election, to participate in any such proceedings which is reasonably likely to have a Material Adverse Effect.

                  5.1.9 PERFORM LOAN DOCUMENTS (JUNIOR TIER MEZZANINE). Mezzanine Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required, under the Loan Documents (Junior Tier Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower.

                  5.1.10 FURTHER ASSURANCES; SEPARATE NOTES.

            (a) Mezzanine Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Mezzanine Lender all documents, and take all actions, reasonably required by Mezzanine Lender from time to time to confirm the rights created or intended to be created under this Agreement and the other Loan Documents (Junior Tier Mezzanine) and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents (Junior Tier Mezzanine), to subject to the Loan Documents (Junior Tier Mezzanine) any property of Mezzanine Borrower intended by the terms of any one or more of the Loan Documents (Junior Tier Mezzanine) to be encumbered by the Loan Documents (Junior Tier Mezzanine), or otherwise carry out the purposes of the Loan Documents (Junior Tier Mezzanine) and the transactions contemplated thereunder. Mezzanine Borrower agrees that it shall, upon request, reasonably cooperate with Mezzanine Lender in connection with any request by Mezzanine Lender to sever the Mezzanine Note into two (2) or more separate substitute notes in an aggregate principal amount equal to the then outstanding Principal Amount and to reapportion the Loan among such separate substitute notes, including, without limitation, by executing and delivering to Mezzanine Lender new substitute notes to replace the Mezzanine Note, amendments to or replacements of existing Loan Documents (Junior Tier Mezzanine) to reflect such severance and/or Opinions of Counsel with respect to such substitute

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

notes, amendments and/or replacements, provided that Mezzanine Borrower shall bear no costs or expenses in connection therewith (other than administrative nominal costs and expenses of Mezzanine Borrower). Any such substitute notes, amendments or replacements may have varying principal amounts, maturity dates and economic terms, provided, however, that (i) the maturity date of any such substitute note shall be the same as the scheduled Maturity Date of the Mezzanine Note immediately prior to the issuance of such substitute notes, (ii) the weighted average LIBOR Margin for the term of the substitute notes shall not exceed the LIBOR Margin under the Mezzanine Note immediately prior to the issuance of such substitute notes; (iii) the economics of the Loan, taken as a whole, shall not change in a manner which is adverse to Mezzanine Borrower and
(iv) Mezzanine Borrower's rights and obligations under the Loan Documents (Junior Tier Mezzanine) in effect immediately prior to the issuance of such substitute notes, amendments or replacements shall not change in any manner adverse to Mezzanine Borrower.

            (b) Mezzanine Borrower further agrees that if, in connection with the Securitization, it is determined by the Rating Agencies that a portion of the Securitization would not receive an "investment grade" rating unless the principal amount of the Loan (Mortgage) were to be decreased and, as a result, the principal amount of the Loan (Mortgage) is decreased, then (i) the Mezzanine Borrower shall take all actions provided for in the documentation for the Loan as are reasonably necessary to effect the "resizing" of the Loan (Mortgage) and the Loan, (ii) the Mezzanine Borrower shall exercise commercially reasonable efforts to cause the Senior Tier Mezzanine Borrower and Mortgage Borrower to comply with its agreements to effect a "resizing", and (iii) Mezzanine Lender shall on the date of the "resizing" of the Loan (Mortgage) lend to the Mezzanine Borrower (by way of a reallocation of the principal amount of the Loan (Mortgage) and the Loan) such additional amount as shall be required by the Loan (Mortgage) documentation in connection with the "resizing" provided that Mezzanine Borrower, Senior Tier Mezzanine Borrower and Mortgage Borrower execute and deliver any and all necessary amendments or modifications to the Loan Documents (Mortgage), the Loan Documents (Senior Tier Mezzanine) and the Loan Documents (Junior Tier Mezzanine). In addition, Mezzanine Borrower and Mezzanine Lender agree that if, in connection with the Securitization, it is determined by the Rating Agencies that, if the principal amount of the Mezzanine Loan were to be decreased and, as a result the principal amount of the Loan (Mortgage) were increased, more "investment grade" rated securities could be issued, then (i) if "resizing" to decrease the size of the Loan and increase the size of the Loan (Mortgage) is provided for in the Loan Documents (Junior Tier Mezzanine), each of them shall take all actions provided for in the documentation for the Loan as are reasonably necessary to effect the "resizing" of the Loan and the Loan (Mortgage), (ii) Mezzanine Borrower shall exercise commercially reasonable efforts to cause the Mortgage Borrower to comply with its agreements to effect a "resizing" and (iii) Mezzanine Lender shall on the date of the "resizing" of the Loan(Mortgage) lend to the Mezzanine Borrower (by way of a reallocation of the principal amount of the Loan (Mortgage) and the Loan) such additional amount as shall be required by the Loan documentation in connection with the "resizing", provided that Mortgage Borrower, Senior Tier Mezzanine Borrower and Mezzanine Borrower execute and deliver any and all necessary modifications to the Loan Documents (Mortgage), the Loan Documents (Senior Tier Mezzanine) and Loan Documents (Junior Tier Mezzanine). In connection with the foregoing, at Mezzanine Lender's sole cost and expense,

Mezzanine Borrower agrees to execute and deliver such documents and other agreements reasonably required by Mortgage Lender, Senior Tier Mezzanine Lender and/or Mezzanine Lender to "re-size" the Loans, including, without limitation, an amendment to this Agreement, the Note, the Security Instrument and the other Loan Documents (Mortgage) and an endorsement to the Title Policy reflecting an increase in the insured amount thereunder. Mezzanine Lender agrees to reimburse Mezzanine Borrower for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mezzanine Borrower in connection with any "resizing" of the Loan. Notwithstanding the foregoing, Mezzanine Lender agrees that any "resizing" of the Loan (Mortgage) and the Loan shall not change the economics of the Loan (Mortgage) and the Loan each taken as a whole in a manner which is adverse to Mezzanine Borrower or otherwise alter the rights and obligations of Mezzanine Borrower under the Loan Documents (Junior Tier Mezzanine) or Mortgage Borrower under the Loan Documents (Mortgage) in a manner adverse to Mezzanine Borrower or Mortgage Borrower, as applicable.

            (c) In addition, Mezzanine Borrower shall, at Mezzanine Borrower's sole cost and expense:

                  (i) furnish to Mezzanine Lender, to the extent not otherwise already furnished to Mezzanine Lender and reasonably acceptable to Mezzanine Lender, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Mortgage Borrower pursuant to the terms of the Loan Documents (Mortgage);

                  (ii) execute and deliver, from time to time, such further instruments as may be reasonably requested by Mezzanine Lender to confirm the lien of the Pledge (Junior Tier Mezzanine) and this Agreement on any Collateral;

                  (iii) execute and deliver to Mezzanine Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Mezzanine Borrower under the Loan Documents (Junior Tier Mezzanine), as Mezzanine Lender may reasonably require; and

            (d) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the terms and conditions of this Agreement and the other Loan Documents (Junior Tier Mezzanine), as Mezzanine Lender shall reasonably require from time to time.

                  5.1.11 BUSINESS AND OPERATIONS. Mezzanine Borrower and Senior Tier Mezzanine Borrower shall continue to engage in the businesses presently conducted by each of them as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property and the Collateral, as applicable. Each of Senior Tier Mezzanine Borrower and Mortgage Borrower shall continue to qualify to do business and will remain in good standing under the laws of the State of California and the State of Delaware.

                  5.1.12 TITLE TO THE COLLATERAL. Mezzanine Borrower will warrant and defend (a) the title to the Collateral and every part thereof and
(b) the validity and priority of the Lien of the Pledge (Junior Tier Mezzanine) and this Agreement on the Collateral, in each case against the claims of all Persons whomsoever. Mezzanine Borrower shall reimburse Mezzanine Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Mezzanine Lender if an interest in the Collateral is claimed by another Person.

                  5.1.13 COSTS OF ENFORCEMENT. In the event (a) that this Agreement or the Pledge (Junior Tier Mezzanine) is foreclosed in whole or in part or that this Agreement or the Pledge (Junior Tier Mezzanine) is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement or the Pledge (Junior Tier Mezzanine) in which proceeding Mezzanine Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Mezzanine Borrower or any of its constituent Persons or an assignment by Mezzanine Borrower or any of its constituent Persons for the benefit of its creditors, Mezzanine Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Mezzanine Lender or Mezzanine Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

                  5.1.14 ESTOPPEL STATEMENT.

            (a) Mezzanine Borrower and Mezzanine Lender shall each from time to time, upon thirty (30) days' prior written request from the other, execute, acknowledge and deliver to the requesting party, an Officer's Certificate (or in the case of Mezzanine Lender a certificate signed by an authorized officer), stating that (i) this Agreement and the other Loan Documents (Junior Tier Mezzanine) and the Loan Documents (Senior Tier Mezzanine) are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents (Junior Tier Mezzanine) or, as applicable, Loan Documents (Senior Tier Mezzanine) are in full force and effect as modified and setting forth such modifications); (ii) the amount of accrued and unpaid interest and the outstanding principal amount of the Mezzanine Note and the Senior Tier Mezzanine Note; and (iii) such other information with respect to the Mezzanine Borrower, Senior Tier Mezzanine Borrower, Guarantor, Mortgage Borrower, the Property, the Loan and the Loan (Senior Tier Mezzanine as the requesting party shall reasonably request. The estoppel certificate shall also state either that to requesting party's knowledge no Event of Default or Senior Tier Mezzanine Event of Default exists hereunder or thereunder or, if any Event of Default or Senior Tier Mezzanine Event of Default shall exist hereunder or thereunder, specify such Event of Default or Senior Tier Mezzanine Event of Default and, in the case of Mezzanine Borrower's estoppel, the steps being taken to cure such Event of Default or Senior Tier Mezzanine Event of Default.

            (b) Mezzanine Borrower shall request and make commercially reasonable efforts to deliver to Mezzanine Lender within twenty (20) Business Days of receipt of Mezzanine Lender's written request, tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance required under the Loan Agreement (Mortgage), provided that, except after the occurrence and during the continuance of an Event of Default, Mezzanine Borrower shall not be required to request or make commercially reasonable efforts to deliver such certificates with respect to any particular Tenant more frequently than one time in any calendar year.

            Notwithstanding the foregoing, nothing contained in this Section
5.1.14 shall require Mezzanine Borrower to issue or threaten to issue any notice of default to any Tenant in connection with obtaining such certificates or otherwise interfere with or disturb the use and occupancy of the Property by any Tenant.

                  5.1.15 LOAN PROCEEDS. Mezzanine Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

                  5.1.16 NO JOINT ASSESSMENT. Mezzanine Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

                  5.1.17 NO FURTHER ENCUMBRANCES. Mezzanine Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and the Collateral and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) with respect to the Property, Permitted Encumbrances,
(b) Liens created or permitted pursuant to the Loan Documents (Junior Tier Mezzanine), Loan Documents (Senior Tier Mezzanine) or the Loan Documents (Mortgage), (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof, (d) Liens permitted pursuant to Leases, and (e) any Transfers permitted by Section 8.3 herein.

                  5.1.18 LEASES AND REAS. Copies of any notice received by Senior Tier Mezzanine Borrower or Mezzanine Borrower with respect to the REAs and the Leases claiming any default in the performance or observance of any of the material terms, covenants or conditions of any of the REAs or the Leases by either Mortgage Borrower or Senior Tier Mezzanine Borrower shall be promptly delivered to Mezzanine Lender.

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

                  5.1.19 LOAN (SENIOR TIER MEZZANINE) COVENANTS.

            (a) Mezzanine Borrower hereby covenants that it shall fully keep, perform and comply with (or cause to be kept, performed and complied with) each of the covenants set forth in the Loan Agreement (Senior Tier Mezzanine) which are hereby incorporated by reference as if fully set forth herein, notwithstanding any waiver or future amendment of such covenants by Senior Tier Mezzanine Lender (other than a Permitted Senior Tier Mezzanine Loan Amendment). Mezzanine Borrower acknowledges that the obligation to comply with such covenants is separate from, and may be enforced independently from, the obligations of the Senior Tier Mezzanine Borrower under the Loan Documents (Senior Tier Mezzanine).

            (b) No modification or amendment (by operation of law or otherwise) of the Loan Documents (Mortgage) in effect as of the Closing Date that would be a Prohibited Mortgage Loan Amendment (as hereinafter defined) shall be made or entered into, except for those amendments or modifications (PERMITTED MORTGAGE LOAN AMENDMENTS) that are (i) required under the Loan Documents (Mortgage) or that Mortgage Borrower is required to consent to thereunder pursuant to the express terms of the Loan Documents (Mortgage), (ii) which do not constitute a Prohibited Mortgage Loan Amendment, or (iii) are otherwise consented to by Mezzanine Lender. As used herein, a PROHIBITED MORTGAGE LOAN AMENDMENT shall mean an amendment or modification to the Loan Documents (Mortgage) that (A) is reasonably likely to have a Material Adverse Effect, or (B) which (1) increases the principal amount of the Loan (Mortgage) (exclusive of protective advances), (2) increases the interest rate payable under the Loan (Mortgage), (3) provides for the payment of any additional interest, additional fees, increases the amount of or adds additional reserve payments or increases the amount of or adds additional escrows, or otherwise increases the amount payable under the Loan (Mortgage), (4) increases the frequency or payment amount of the periodic installments under the Loan (Mortgage), (5) modifies the recourse carveout obligations under the Loan Documents (Mortgage) in a manner which increases or expands recourse liability,
(6) modifies the due-on-sale, due-on-encumbrance, or collateral release provisions of the Loan Documents (Mortgage), (7) modifies the provisions governing replacement of the Independent Managers under the Loan Documents (Mortgage) in a manner materially adverse to Mezzanine Lender, (8) adds material additional obligations, liabilities or indemnities on the part of Mortgage Borrower, Guarantor, Manager or Mezzanine Borrower, (9) shortens any default cure periods or adds any additional defaults under the Loan Documents (Mortgage), (10) extends the maturity date of the Loan (Mortgage) beyond the initially scheduled maturity date (except (i) in connection with any work-out or other surrender, compromise, release, renewal, or indulgence relating to the Loan (Mortgage) and (ii) in connection with any extension provided for in the Loan Documents (Mortgage)), (11) modifies any provisions related to the Management Agreement, (12) waives or modifies any provisions related to the use of proceeds under the Loan Documents (Mortgage), (13) modifies any provisions of the Loan Documents (Mortgage) related to the funding of escrows or cash management or any provision of the Account Agreement (Mortgage) or (14) decreases or materially modifies any insurance requirements under the Loan Documents (Mortgage). Any amendment or modification to the Loan Documents (Mortgage) in violation of this Section 5.1.19 shall be ineffective as between Mezzanine Borrower and Mezzanine Lender, and, if not cured by Mezzanine

Borrower within thirty (30) days after written notice from Mezzanine Lender shall constitute an Event of Default hereunder, unless Mezzanine Lender consents thereto in writing in its sole discretion.

            (c) In the event the Loan (Mortgage), the Loan (Senior Tier Mezzanine) or both of said loans shall at any time be repaid, or the Liens securing the Loan (Mortgage), the Loan (Senior Tier Mezzanine) (or both of said Liens) shall at any time be released in full, then unless and until the Mezzanine Note shall have been repaid in full and all obligations of Mezzanine Borrower to Mezzanine Lender hereunder and under the other Loan Documents (Junior Tier Mezzanine) shall have been satisfied, then Mezzanine Borrower and Manager shall nevertheless comply or cause Senior Tier Mezzanine Borrower to comply and cause the Mortgage Borrower to comply with each of the terms and provisions of the Loan Documents (Mortgage) (other than payment of principal, interest and premium (if any)) and the Loan Documents (Senior Tier Mezzanine) (other than payment of principal, interest and premium (if any)) (as applicable) and the Loan Documents (Mortgage) and the Loan Documents (Senior Tier Mezzanine) shall nevertheless be deemed to remain in full force and effect as between Mezzanine Borrower and Mezzanine Lender with Mezzanine Lender being deemed in such context to possess exclusively all of the rights and remedies of the Mortgage Lender and the Senior Tier Mezzanine Lender (as applicable) thereunder including without limitation, all rights of consent and approval, rights to receive and control the disposition of casualty insurance proceeds and condemnation awards, and the right to collect rents through a lockbox and make waterfall distributions (but expressly excluding any rights and remedies relating to payment of the indebtedness under the Loan Documents (Mortgage) and evidenced by the Mortgage Note and the Loan Documents (Senior Tier Mezzanine) and evidenced by the Senior Tier Mezzanine Note and Mezzanine Borrower shall nevertheless comply or cause the Senior Tier Mezzanine Borrower to comply or cause the Mortgage Borrower to comply with each of the terms and provisions of the Loan Documents (Mortgage) (and any Permitted Mortgage Loan Amendments or amendment or modification consented to in writing by Mezzanine Lender) (other than the payment of principal, interest and premium, if any) and the Loan Documents (Mezzanine). All documents reasonably requested by Mezzanine Lender for the implementation or furtherance of the foregoing shall be executed and delivered to Mezzanine Lender, provided that the same shall be at Mezzanine Lender's sole cost and expense. Mezzanine Borrower shall deliver to Mezzanine Lender copies of any and all modifications to the Loan Documents (Mortgage) and the Loan Documents (Senior Tier Mezzanine) within five (5) Business Days after execution thereof.

            (d) All financial information delivered or required to be delivered to Mortgage Lender pursuant to the terms of the Loan Documents (Mortgage) or the Senior Tier Mezzanine Lender pursuant to the terms of the Loan Documents (Senior Tier Mezzanine) shall be contemporaneously delivered to Mezzanine Lender.

            (e) No modification or amendment (by operation of law or otherwise) of the Loan Documents (Senior Tier Mezzanine) in effect as of the Closing Date that would be a Prohibited Senior Tier Mezzanine Loan Amendment (as hereinafter defined) shall be made or entered into, except for those amendments or modifications (PERMITTED SENIOR TIER MEZZANINE LOAN

AMENDMENTS) that are (i) required under the Loan Documents (Senior Tier Mezzanine) or that Senior Tier Mezzanine Borrower is required to consent to thereunder pursuant to the express terms of the Loan Documents (Senior Tier Mezzanine), (ii) which do not constitute a Prohibited Senior Tier Mezzanine Loan Amendment, or (iii) are otherwise consented to by Mezzanine Lender. As used herein, a PROHIBITED SENIOR TIER MEZZANINE LOAN AMENDMENT shall mean an amendment or modification to the Loan Documents (Senior Tier Mezzanine) that (A) is reasonably likely to have a Material Adverse Effect, or (B) which (1) increases the principal amount of the Loan (Senior Tier Mezzanine) (exclusive of protective advances), (2) increases the interest rate payable under the Loan (Senior Tier Mezzanine), (3) provides for the payment of any additional interest, additional fees, increases the amount of or adds additional reserve payments or increases the amount of or adds additional escrows, or otherwise increases the amount payable under the Loan (Senior Tier Mezzanine), (4) increases the frequency or payment amount of the periodic installments under the Loan (Senior Tier Mezzanine), (5) modifies the recourse carveout obligations under the Loan Documents (Senior Tier Mezzanine) in a manner which increases or expands recourse liability, (6) modifies the due-on-sale, due-on-encumbrance, or collateral release provisions of the Loan Documents (Senior Tier Mezzanine), (7) modifies the provisions governing replacement of the Independent Managers under the Loan Documents (Senior Tier Mezzanine) in a manner materially adverse to Mezzanine Lender, (8) adds material additional obligations, liabilities or indemnities on the part of Mortgage Borrower, Senior Tier Mezzanine Borrower, Guarantor, Manager or Mezzanine Borrower, (9) shortens any default cure periods or adds any additional defaults under the Loan Documents (Senior Tier Mezzanine), (10) extends the maturity date of the Loan (Senior Tier Mezzanine) beyond the initially scheduled maturity date (except (i) in connection with any work-out or other surrender, compromise, release, renewal, or indulgence relating to the Loan (Senior Tier Mezzanine) and (ii) in connection with any extension provided for in the Loan Documents (Senior Tier Mezzanine)), (11) modifies any provisions related to the Management Agreement, (12) waives or modifies any provisions related to the use of proceeds under the Loan Documents (Senior Tier Mezzanine), or (13) modifies any provisions of the Loan Documents (Senior Tier Mezzanine) related to the funding of escrows or cash management or any provision of the Account Agreement (Senior Tier Mezzanine). Any amendment or modification to the Loan Documents (Senior Tier Mezzanine) in violation of this
Section 5.1.19 shall be ineffective as between Mezzanine Borrower and Mezzanine Lender, and, if not cured by Mezzanine Borrower within thirty (30) days after written notice from Mezzanine Lender shall constitute an Event of Default hereunder, unless Mezzanine Lender consents thereto in writing in its sole discretion.

                           5.1.20 PLAN ASSETS, ETC. Mezzanine Borrower will do,
or cause to be done, all things necessary to ensure that it will not be deemed to hold "plan assets" (within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101) at any time during the term the Loan is outstanding.

                           5.1.21 IMPOSITIONS. All Impositions, claims for
labor, material or supplies that if unpaid or unbonded might by law become a lien or charge upon any of its property (including the Property) shall be timely paid and the Property shall be kept free from any Lien (other than the lien of the Loan Documents (Mortgage) and the Permitted Encumbrances). All Liens imposed upon the Property or any portion thereof shall be promptly, fully and unconditionally discharged within thirty (30) days after receipt of written notice (whether from Mezzanine Lender, the lienholder or any other Person) of the filing thereof; subject in each case to Mortgage Borrower's right to contest the same as permitted in but subject to the conditions set forth in the Loan Agreement (Mortgage) so long as no Event of Default has occurred. In the event that Mortgage Borrower elects to commence any contest or similar proceeding with respect to any such Imposition, Lien or other claim described herein, Mezzanine Borrower shall provide prompt written notice thereof to Mezzanine Lender together with such evidence as Mezzanine Lender may reasonably require showing Mortgage Borrower's satisfaction of the requirements set forth in Section 7.3 of the Loan Agreement (Mortgage) to Mortgage Borrower conducting such contest. Notwithstanding the foregoing, any contested Imposition, Lien or claim shall be paid, and the payment thereof shall not be deferred, if Mezzanine Lender, Mezzanine Borrower or Mortgage Borrower may be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Mortgage Borrower, then reasonable evidence of payment of such contested Imposition or Lien shall be promptly delivered to Mezzanine Lender.

                           5.1.22 ARTICLE 8 "OPT IN" LANGUAGE. Mezzanine
Borrower shall cause Senior Tier Mezzanine Borrower to cause each organizational document of Mortgage Borrower to include the language set forth on EXHIBIT M and such language shall remain in each organizational document for so long as the Obligations are outstanding.

                  SECTION 5.2 NEGATIVE COVENANTS.

                  From the Closing Date until payment and performance in full of all obligations of Mezzanine Borrower under the Loan Documents (Junior Tier Mezzanine) or the earlier release of the Lien of this Agreement or the Pledge (Junior Tier Mezzanine) in accordance with the terms of this Agreement and the other Loan Documents (Junior Tier Mezzanine), Mezzanine Borrower covenants and agrees with Mezzanine Lender that Mezzanine Borrower will not do, directly or indirectly, any of the following without Mezzanine Lender's prior written consent:

                           5.2.1 DEBT. Without the prior written consent of
Mezzanine Lender, such consent to be made in Mezzanine Lender's sole determination, incur, create, assume or be liable with respect to any additional Debt (including, but not limited to, any secondary or junior financing, or any preferred equity investment, but excluding Permitted Debt), or create or permit to be created or to remain, any Lien on, or conditional sale or other title retention agreement with respect to the Collateral or any part thereof or income therefrom, other than the Loan Documents (Junior Tier Mezzanine) and ordinary course trade payables and equipment leases expressly permitted by the Loan Agreement (Mortgage). Mezzanine Borrower shall not cause or permit the Senior Tier Mezzanine Borrower which in turn shall not cause or permit the Mortgage Borrower to (i) incur,

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create, assume or be liable with respect to any additional Debt (including, but not limited to, any secondary or junior financing or preferred equity investment, but excluding Permitted Debt) other than the Loan (Mortgage) (and ordinary course trade payables and equipment leases expressly permitted by the Loan Agreement (Mortgage)) or the Loan (Senior Tier Mezzanine), regardless of whether same has been repaid in whole or in part, or (ii) create or permit to be created or to remain, any Lien on, or conditional sale or other title retention agreement, with respect to the Property other than the Loan (Mortgage) (it being acknowledged and agreed that any refinancing of such Debt in connection with an assignment and restatement of the Loan Documents (Mortgage) or the Loan Documents (Senior Tier Mezzanine) shall be in violation of this Section 5.2.1).

                           5.2.2 ENCUMBRANCES. Other than in connection with and
as expressly permitted under the Loan Documents (Junior Tier Mezzanine), the Loan Documents (Senior Tier Mezzanine) and the Loan Documents (Mortgage), none of Mezzanine Borrower, Senior Tier Mezzanine Borrower, Mortgage Borrower or Guarantor will (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Debt or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Debt or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Debt which prohibits the creation or maintenance of any lien securing the Obligations (Junior Tier Mezzanine).

                           5.2.3 ENGAGE IN DIFFERENT BUSINESS. Engage, directly
or indirectly, in any business other than that of entering into this Agreement and the other Loan Documents (Junior Tier Mezzanine) to which Mezzanine Borrower is a party and the use, ownership, management, leasing, renovation, financing, development, operation and maintenance of the Property and activities related thereto;

                           5.2.4 MAKE ADVANCES. Make advances or make loans to
any Person, or hold any investments, except as expressly permitted pursuant to the terms of this Agreement or any other Loan Document (Junior Tier Mezzanine);

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                           5.2.5 PARTITION. Permit Senior Tier Mezzanine
Borrower to permit Mortgage Borrower to partition the Property;

                           5.2.6 COMMINGLE. Commingle its assets with the assets
of any of its Affiliates;

                           5.2.7 GUARANTEE OBLIGATIONS. Guarantee any
obligations of any Person;

                           5.2.8 TRANSFER ASSETS. Transfer any asset other than
in the ordinary course of business or Transfer any interest in the Senior Tier Mezzanine Borrower except as may be permitted hereby or in the other Loan Documents (Junior Tier Mezzanine);

                           5.2.9 AMEND ORGANIZATIONAL DOCUMENTS. Amend or modify
any of its organizational documents without Mezzanine Lender's consent (which consent shall not be unreasonably withheld, conditioned or delayed), other than to reflect any change in capital accounts, contribution, distributions, allocations or other provisions that do not and could not reasonably be anticipated to have a Material Adverse Effect and provided that Mezzanine Borrower, Senior Tier Mezzanine Borrower and Mortgage Borrower each remain a Single Purpose Entity;

                           5.2.10 DISSOLVE. Dissolve, wind-up, terminate,
liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Agreement;

                           5.2.11 BANKRUPTCY. (i) file a bankruptcy or
insolvency petition or otherwise institute insolvency proceedings with respect to itself, (ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of Mezzanine Borrower's assets other than in connection with the repayment of the Loan or (iii) file or solicit the filing of an involuntary bankruptcy petition against Mezzanine Borrower, Senior Tier Mezzanine Borrower, Mortgage Borrower, or any Affiliate of such Persons, without obtaining the prior consent of each of the members of Mezzanine Borrower, including, without limitation, the Independent Managers;

                           5.2.12 ERISA. Engage in any activity that would cause
Mezzanine Borrower's assets to constitute Plan Assets;

                           5.2.13 DISTRIBUTIONS. From and after the occurrence
and during the continuance of an Event of Default, make any distributions to or for the benefit of any of its partners or members or its or their Affiliates;

                           5.2.14 MANAGER.

                  (a) Mezzanine Borrower shall not, without the prior written consent of Mezzanine Lender, which consent shall not be unreasonably withheld or delayed, permit Senior Tier Mezzanine Borrower to permit Mortgage Borrower to: (i) materially modify, change, supplement, alter or amend the Management Agreement or waive or release any of its right and remedies under the

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Management Agreement that would reasonably be likely to have a Material Adverse
Effect or (ii) replace the Manager with other than a Qualified Manager;

                  (b) Mezzanine Lender shall be notified in writing, together with a copy of the proposed management agreement, of any entity proposed to be designated as a Qualified Manager of the Property not less than thirty (30) days before such Qualified Manager, begins to manage the Property;

                  (c) If (a) an Event of Default has occurred and is continuing or (b) the Manager shall become insolvent, Mezzanine Borrower shall, at the request of Mezzanine Lender and provided Mortgage Lender consents, terminate the Management Agreement and replace the Manager with a Qualified Manager in accordance with this Section 5.2.14 and shall deliver (1) an acceptable Non-Consolidation Opinion covering such replacement Manager if such Person (i) is not covered by the Non-Consolidation Opinion or an Additional Non-Consolidation Opinion, and (ii) is an Affiliate of Mezzanine Borrower and
(2) an Assignment of Management Agreement executed by the Mortgage Borrower and the Qualified Manager;

                  (d) Upon the retention of a Qualified Manager, Mezzanine Lender shall have the right to approve (which approval shall not be unreasonably withheld or delayed) any new management agreement with such Qualified Manager; and

                  (e) In no event shall the Manager's obligations under the Management Agreement which require a real estate brokerage license under the State of California commence unless and until Mezzanine Lender has received evidence that (i) the License Date has occurred and (ii) the Third- Party Management Agreement has been validly terminated.

                           5.2.15 RESERVED.

                           5.2.16 MODIFY REAS. Without the prior consent of
Mezzanine Lender, which shall not be unreasonably withheld, delayed or conditioned and provided such consent request shall be in writing and conspicuously state that failure by Mezzanine Lender to disapprove in writing to such consent request within ten (10) Business Days shall be deemed consent on behalf of the Mezzanine Lender, execute modifications to the REAs; provided, however, failure by Mezzanine Lender to disapprove in writing to Mezzanine Borrower's consent request pursuant to this Section 5.2.16 within ten (10) Business Days shall be deemed consent on behalf of Mezzanine Lender;

                           5.2.17 MODIFY ACCOUNT AGREEMENT (JUNIOR TIER
MEZZANINE). Without the prior consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or conditioned, Mezzanine Borrower will not execute any modification to the Account Agreement (Junior Tier Mezzanine);

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                           5.2.18 ZONING RECLASSIFICATION. Without the prior
written consent of Mezzanine Lender, initiate or permit the Senior Tier Mezzanine Borrower to consent to (a) any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or
(c) allowing any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

                           5.2.19 CHANGE OF PRINCIPAL PLACE OF BUSINESS. Change
its principal place of business and chief executive office set forth on the first page of this Agreement without first giving Mezzanine Lender thirty (30) days' prior written notice (but in any event, within the period required pursuant to the UCC) and there shall have been taken such action, reasonably satisfactory to Mezzanine Lender, as may be necessary to maintain fully the effect, perfection and priority of the security interest of Mezzanine Lender hereunder in the Account Collateral (Junior Tier Mezzanine) and the Interest Rate Cap Collateral at all times;

                           5.2.20 DEBT CANCELLATION. Cancel or otherwise forgive
or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business;

                           5.2.21 MISAPPLICATION OF FUNDS. (i) Distribute any
revenue from the Property or any Proceeds in violation of the provisions of this Agreement, (ii) fail to remit amounts to the Mezzanine Account, as required by
Section 3.1 or (iii) misappropriate any security deposit or portion thereof or misapply the proceeds of the Loan; or

                           5.2.22 SINGLE-PURPOSE ENTITY. Fail to be a
Single-Purpose Entity or take or suffer any action or inaction the result of which would cause it, the Senior Tier Mezzanine Borrower or Mortgage Borrower to cease to be a Single-Purpose Entity.

                  VI.      INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

                  SECTION 6.1 INSURANCE COVERAGE REQUIREMENTS.

                  (a) Each of the insurance policies required by the Loan Documents (Mortgage) shall be procured and maintained. Each commercial general liability or umbrella liability policy with respect to the Property shall name Mezzanine Lender as an additional insured and shall contain a cross liability/severability endorsement in form and substance acceptable to Mezzanine Lender.

                  (b) In the event of any loss or damage to the Property, Mezzanine Borrower shall give prompt written notice to the insurance carrier and Mezzanine Lender. Mezzanine Lender acknowledges that Mortgage Borrower's rights to any insurance proceeds are subject to the terms of the Loan Agreement (Mortgage). No claims under any insurance policies maintained pursuant

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to this Agreement or the Loan Documents (Junior Tier Mezzanine) shall be settled, adjusted or compromised without the prior written consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or conditioned; provided, that proof of loss may be made, adjusted and compromised under casualty insurance policies for claims in an amount less than $5,000,000 so long as no Event of Default has occurred. Any proceeds of such claim which are not used to reconstruct or repair the Property, or applied to the balance of the loan evidenced by the Loan Documents (Mortgage), shall be deposited into the accounts established pursuant to the Loan Agreement (Mortgage) to the extent required thereby, or if such deposit is not required thereunder, then such proceeds shall be applied to the balance of the loan evidenced by the Loan Documents (Senior Tier Mezzanine) and shall be deposited into the accounts established pursuant to the Loan Agreement (Senior Tier Mezzanine) to the extent required thereby, or if such deposit is not required thereunder, then such proceeds shall be paid to Mezzanine Lender and applied to the payment of the Obligations (Mezzanine) whether or not then due.

                  (c) In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to reconstruct, restore or repair the Property following a casualty to any portion of the Property, the Property shall be promptly and diligently repaired and restored in the manner and within the time periods required by the Loan Agreement (Mortgage), the Leases and any other agreements affecting the Property. In the event that Mortgage Borrower is permitted pursuant to terms of the Loan Agreement (Mortgage) to elect to not reconstruct, restore or repair the Property following a casualty to any portion of the Property, the Property shall not be reconstructed, restored or repaired without the prior written consent of Mezzanine Lender, not to be unreasonably withheld, delayed or conditioned.

                  (d) Mezzanine Borrower shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required to be maintained by Mortgage Borrower on or with respect to any part of the Property pursuant to Section 6.1 of the Loan Agreement (Mortgage).

                  SECTION 6.2 CONDEMNATION. In the event that all or any portion of the Property shall be damaged or taken through condemnation (which term shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), or any such condemnation shall be threatened in writing, Mezzanine Borrower shall give prompt written notice to Mezzanine Lender. Mezzanine Lender acknowledges that Mortgage Borrower's rights to any condemnation award is subject to the terms of the Loan Agreement (Mortgage). Notwithstanding the foregoing, Mezzanine Borrower may not and shall not permit Senior Tier Mezzanine Borrower to permit Mortgage Borrower to settle or compromise any claim, action or proceeding relating to such damage or condemnation without the prior written consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or conditioned; provided, further, that Mortgage Borrower may settle, adjust and compromise any such claim, action or proceeding which is of an amount less than $5,000,000 so long as no Default or Event of Default has occurred. Any Excess Proceeds shall be

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paid to Mezzanine Lender and applied to the payment of the Obligations (Junior
Tier Mezzanine) whether or not then due pursuant to Section 2.3.1(b). In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to reconstruct, restore or repair the Property following a condemnation of any portion of the Property, the Property shall be promptly and diligently repaired and restored in the manner and within the time periods required by the Loan Agreement (Mortgage), the Leases and any other agreements affecting the Property. In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to elect not to reconstruct, restore or repair the Property following a condemnation of any portion of the Property, the Property shall not be reconstructed, restored or repaired without the prior written consent of Mezzanine Lender, not to be unreasonably withheld, delayed or conditioned.

                  SECTION 6.3 CERTIFICATES. Concurrently with the renewal of the insurance policies required hereunder, a certificate from Mezzanine Borrower's and Mortgage Borrower's insurance agent stating that the insurance policies are maintained with insurers who comply with the terms of Section 6.1.9 of the Loan Agreement (Mortgage), setting forth a schedule describing all premiums required to be paid by Mezzanine Borrower or Mortgage Borrower, as applicable, and stating that either Mezzanine Borrower or Mortgage Borrower, as applicable, has paid such premiums shall be delivered to Mezzanine Lender. Certificates of insurance with respect to all replacement policies shall be delivered to Mezzanine Lender not less than fifteen (15) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Originals (or certified copies) of such replacement insurance policies shall be delivered to Mezzanine Lender within thirty (30) days after the effective date thereof (including the insurance certificates delivered pursuant to Section 2.5.2(h)). If Mezzanine Borrower fails to (i) maintain or to deliver to Mezzanine Lender the certificates of insurance required by this Agreement or (ii) maintain and deliver originals (or certified copies) such insurance policies within thirty (30) days after the effective date thereof, upon five (5) Business Days' prior notice to Mezzanine Borrower, Mezzanine Lender may procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness. Mezzanine Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Mezzanine Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

                  VII.     RESERVED.

                  VIII.    TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS.

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                  SECTION 8.1 RESTRICTIONS ON TRANSFERS. Unless such action is permitted by the provisions of this Article VIII, Article VIII of the Loan Agreement (Mortgage) or Article VIII of the Loan Agreement (Senior Tier Mezzanine), Mezzanine Borrower shall not, and shall not permit any other Person to, except with the prior written consent of Mezzanine Lender in each instance, directly or indirectly: (i) Transfer all or any part of the Property, or the Collateral or any part thereof, or any income or profits from the Property or the Collateral, or any other accounts, contract rights, general intangibles, instruments, chattel paper or other assets or claims, whether now owned or hereafter acquired except Excess Cash Flow released to Mezzanine Borrower; or
(ii) except as may be further permitted by Article V, create or suffer to be created or to exist any lien, encumbrance, security interest, mortgage, pledge, restriction, attachment or other charge of any kind upon, or any levy, seizure, attachment or foreclosure of, the Property or the Collateral or any part thereof, or any part thereof or interest therein, or any income or profit therefrom, or any other accounts, contract rights, general intangibles, instruments, chattel paper or other assets or claims, whether now owned or hereafter acquired, except for Permitted Encumbrances. For the purposes of this Section, the Transfer of all or any portion of the direct or indirect ownership interests in Mortgage Borrower, Senior Tier Mezzanine Borrower or Mezzanine Borrower at any level or tier, including, without limitation, the interest of
(a) Mezzanine Borrower in Senior Tier Mezzanine Borrower or (b) Senior Tier Mezzanine Borrower in Mortgage Borrower or (c) Guarantor in Mezzanine Borrower, or the creation or addition of a new member or other owner of any interest in Mortgage Borrower, Senior Tier Mezzanine Borrower, as the case may be, shall be deemed to be a Transfer of an interest in the Property.

                  SECTION 8.2 DELIVERIES TO MEZZANINE LENDER. Not less than thirty (30) days prior to the closing of any transaction subject to the provisions of this Article VIII (other than a Transfer pursuant to Section 8.3(b)), Mezzanine Borrower shall deliver to Mezzanine Lender an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted by this Article VIII, together with any appraisal or other documents upon which such Officer's Certificate is based. In addition, Mezzanine Borrower shall provide Mezzanine Lender with copies of executed transfer instruments or other similar closing documents within ten (10) Business Days after such closing.

                  SECTION 8.3 PERMITTED TRANSFERS.

                  (a) A Transfer (but not a pledge or encumbrance) of a direct or indirect beneficial interest in Mezzanine Borrower shall be permitted without Mezzanine Lender's consent (unless noted otherwise below) provided each of the following conditions is satisfied:

                  (i) Mezzanine Lender receives thirty (30) days prior written notice thereof,

                  (ii) immediately prior to such Transfer, no Event of Default shall have occurred and be continuing,

                  (iii) no more than 49% of the direct or indirect ownership interests in Mezzanine Borrower is being Transferred (in the aggregate of all such Transfers) unless a Nonconsolidation Opinion and Mezzanine Lender's prior written consent is obtained,

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                  (iv)     no such Transfer or Transfers shall, either
         individually or in the aggregate of all Transfers result in a Person or a group of Affiliates acquiring, directly or indirectly, more than a 49% interest in Mezzanine Borrower or shall result in any Transfer of the managing member interest in Mezzanine Borrower or any direct or indirect Transfer of any beneficial ownership of the managing member of Mezzanine Borrower unless a Nonconsolidation Opinion and Mezzanine Lender's prior written consent is obtained,

                  (v) Mezzanine Borrower continues to be a Single Purpose Entity after such Transfer,

                  (vi) no such Transfer or Transfers shall result in a change in the Control of Mezzanine Borrower or its managing member, unless a Nonconsolidation Opinion and Mezzanine Lender's prior written consent is obtained,

                  (vii) a Qualified Manager acceptable to Mezzanine Lender shall manage the Property, provided that Manager unless previously removed, shall be deemed acceptable; and

                  (viii) Mezzanine Borrower pays to Mezzanine Lender, on the date of such Transfer, all of Mezzanine Lender's costs and expenses, including without limitation, reasonable attorney's fees and disbursements, incurred or to be incurred by Mezzanine Lender in connection with such Transfer.

                  (b) Notwithstanding anything to the contrary contained in this Article VIII, the Transfer (including any pledge or encumbrance), in one or a series of transactions of indirect equity interests in the Mezzanine Borrower shall not be deemed a Transfer if, after giving effect to such transfers, Guarantor shall beneficially own not less than an unencumbered fifty one percent (51%) of the direct and indirect equity interests in the Mezzanine Borrower, Senior Tier Mezzanine Borrower and the Mortgage Borrower, and Guarantor shall control the Mezzanine Borrower, Senior Tier Mezzanine Borrower and the Mortgage Borrower.

                  (c) The determination of whether Mezzanine Borrower has satisfied the conditions for Transfer set forth in this Section 8.3 shall be made by Mezzanine Lender in its reasonable discretion.

                  IX. INTEREST RATE CAP AGREEMENT.

                  SECTION 9.1 INTEREST RATE CAP AGREEMENT (JUNIOR TIER MEZZANINE). Prior to or contemporaneously with the Closing Date, Mezzanine Borrower shall have obtained, and thereafter maintain in effect, the Interest Rate Cap Agreement (Junior Tier Mezzanine), which shall be coterminous with the Loan and have a notional amount which shall not at any time be less than the Principal Amount. The Interest Rate Cap Agreement (Junior Tier Mezzanine) shall have a strike rate no greater than the Strike Price. The notional amount of the Interest Rate Cap Agreement (Junior Tier Mezzanine) may be reduced from time to time in amounts equal to any mandatory prepayment of the principal of the Loan in accordance with Section 5(b) of the Mezzanine Note.

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                  SECTION 9.2 PLEDGE. As security for the full and punctual
payment and performance of the Obligations (Junior Tier Mezzanine) when due (whether upon stated maturity, by acceleration, early termination or otherwise), Mezzanine Borrower, as pledgor, hereby pledges, assigns, hypothecates, transfers and delivers to Mezzanine Lender and hereby grants to Mezzanine Lender a continuing first priority lien on and security interest in, to and under all of the following whether now owned or hereafter acquired and whether now existing or hereafter arising (the INTEREST RATE CAP COLLATERAL): all of the right, title and interest of Mezzanine Borrower in and to (i) the Interest Rate Cap Agreement (Junior Tier Mezzanine); (ii) all payments due or to become due to Mezzanine Borrower in respect of the Interest Rate Cap Agreement (Junior Tier Mezzanine) or arising out of the Interest Rate Cap Agreement (Junior Tier Mezzanine), whether as contractual obligations, damages or otherwise; and (iii) all of Mezzanine Borrower's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Cap Agreement (Junior Tier Mezzanine), in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any of the foregoing.

                  SECTION 9.3 COVENANTS.

                  (a) Mezzanine Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement (Junior Tier Mezzanine). All amounts paid by the Counterparty under the Interest Rate Cap Agreement (Junior Tier Mezzanine) to Mezzanine Borrower or Mezzanine Lender shall be deposited immediately into the Mezzanine Account pursuant to
Section 3.1. Subject to terms hereof, provided no Event of Default has occurred and is continuing, Mezzanine Borrower shall be entitled to exercise all rights, powers and privileges of Mezzanine Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement (Junior Tier Mezzanine) and the other Interest Rate Cap Collateral. Mezzanine Borrower shall take all actions reasonably requested by Mezzanine Lender to enforce Mezzanine Lender's rights under the Interest Rate Cap Agreement (Junior Tier Mezzanine) in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

                  (b) Mezzanine Borrower will defend Mezzanine Lender's right, title and interest in and to the Interest Rate Cap Collateral pledged by Mezzanine Borrower pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

                  (c) In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below AA- by S&P and Aa3 by Moody's, Mezzanine Borrower shall replace the Interest Rate Cap Agreement (Junior Tier Mezzanine) with a Replacement Interest Rate Cap Agreement (Junior Tier Mezzanine) not later than ten (10) Business Days following receipt of notice from Lender or Servicer of such downgrade, withdrawal or qualification.

                  (d) In the event that Mezzanine Borrower fails to purchase and deliver to Mezzanine Lender the Interest Rate Cap Agreement (Junior Tier Mezzanine) as and when required hereunder, Mezzanine Lender may purchase the Interest Rate Cap Agreement (Junior Tier

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Mezzanine) and the cost incurred by Mezzanine Lender in purchasing the Interest
Rate Cap Agreement (Junior Tier Mezzanine) shall be paid by Mezzanine Borrower to Mezzanine Lender with interest thereon at the Default Rate from the date such cost was incurred by Mezzanine Lender until such cost is paid by Mezzanine Borrower to Mezzanine Lender.

                  (e) Mezzanine Borrower will not sell, assign, or otherwise dispose of, or mortgage, pledge or grant a security interest in, any of the Interest Rate Cap Collateral or any interest therein, and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Mezzanine Lender, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

                  (f) Mezzanine Borrower will not (i) without the prior written consent of Mezzanine Lender (which consent shall not be unreasonably withheld, conditioned or delayed), materially modify, amend or supplement the terms of the Interest Rate Cap Agreement (Junior Tier Mezzanine), (ii) without the prior written consent of Mezzanine Lender, except in accordance with the terms of the Interest Rate Cap Agreement (Junior Tier Mezzanine), cause the termination of the Interest Rate Cap Agreement (Junior Tier Mezzanine) prior to its stated maturity date, (iii) without the prior written consent of Mezzanine Lender (which consent shall not be unreasonably withheld, conditioned or delayed), except as aforesaid, waive or release any obligation of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement (Junior Tier Mezzanine)) under the Interest Rate Cap Agreement (Junior Tier Mezzanine), (iv) without the prior written consent of Mezzanine Lender (which consent shall not be unreasonably withheld, conditioned or delayed), consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement (Junior Tier Mezzanine)), which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement (Junior Tier Mezzanine), (v) fail to exercise promptly and diligently each and every material right which it may have under the Interest Rate Cap Agreement (Junior Tier Mezzanine), (vi) take or intentionally omit to take any action or intentionally suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement (Junior Tier Mezzanine) or any defense by the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement (Junior Tier Mezzanine)), to payment, and (vii) fail to give prompt notice to Mezzanine Lender of any notice of default given by or to Mezzanine Borrower under or with respect to the Interest Rate Cap Agreement (Junior Tier Mezzanine), together with a complete copy of such notice.

                  (g) In connection with an Interest Rate Cap Agreement (Junior Tier Mezzanine), Mezzanine Borrower shall obtain and deliver to Mezzanine Lender an Opinion of Counsel from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty upon which Mezzanine Lender and its successors and assigns may rely (the COUNTERPARTY OPINION) which shall provide the opinions provided in EXHIBIT H attached hereto.

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                  SECTION 9.4 POWERS OF MEZZANINE BORROWER PRIOR TO AN EVENT OF
DEFAULT. Subject to the provisions of Section 9.3(a), provided no Event of Default has occurred and is continuing, Mezzanine Borrower shall be entitled to exercise all rights, powers and privileges of Mezzanine Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement (Junior Tier Mezzanine) and the other Interest Rate Cap Collateral.

                  SECTION 9.5 REPRESENTATIONS AND WARRANTIES. Mezzanine Borrower hereby represents and warrants to, Mezzanine Lender as of the date hereof as follows:

                  (a) The Interest Rate Cap Agreement (Junior Tier Mezzanine) constitutes the legal, valid and binding obligation of Mezzanine Borrower, enforceable against Mezzanine Borrower in accordance with its terms.

                  (b) The Interest Rate Cap Collateral is free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Loan Documents (Junior Tier Mezzanine), and Mezzanine Borrower has the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained and is in full force and effect.

                  (c) The Interest Rate Cap Collateral has been duly and validly pledged hereunder. All consents and approvals required to be obtained by Borrower for the consummation of the transactions contemplated by this Agreement have been obtained.

                  (d) Giving effect to the aforesaid grant and assignment to Mezzanine Lender, Mezzanine Lender has, as of the date of this Agreement, and as to Interest Rate Cap Collateral acquired from time to time after such date, shall have, a valid, and upon proper filing, perfected and continuing first priority lien upon and security interest in the Interest Rate Cap Collateral; provided that no representation or warranty is made with respect to the perfected status of the security interest of Mezzanine Lender in the proceeds of Interest Rate Cap Collateral consisting of "cash proceeds" or "non-cash proceeds" as defined in the UCC except if, and to the extent, the provisions of
Section 9-306 of the UCC shall be complied with.

                  (e) Except for financing statements filed or to be filed in favor of Mezzanine Lender as secured party, there are no financing statements under the UCC covering any or all of the Interest Rate Cap Collateral and Mezzanine Borrower will not, without the prior written consent of Mezzanine Lender, until payment in full of all of the Obligations (Mezzanine), execute and file in any public office, any enforceable financing statement or statements covering any or all of the Interest Rate Cap Collateral, except financing statements filed or to be filed in favor of Mezzanine Lender as secured party.

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                  SECTION 9.6 PAYMENTS. If Mezzanine Borrower at any time shall be entitled to receive any payments with respect to the Interest Rate Cap Agreement (Junior Tier Mezzanine), such amounts shall, immediately upon becoming payable to Mezzanine Borrower, be deposited by Counterparty into the Mezzanine Account.

                  SECTION 9.7 REMEDIES. Subject to the provisions of the Interest Rate Cap Agreement (Junior Tier Mezzanine), if an Event of Default shall occur and then be continuing:

                  (a) Mezzanine Lender, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Interest Rate Cap Collateral (in one or more parcels and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Mezzanine Lender may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any "securities" constituting any part of the Interest Rate Cap Collateral are being purchased for investment only, Mezzanine Borrower hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC or applicable law. If all or any of the Interest Rate Cap Collateral is sold by Mezzanine Lender upon credit or for future delivery, Mezzanine Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Mezzanine Lender may resell such Interest Rate Cap Collateral. It is expressly agreed that Mezzanine Lender may exercise its rights with respect to less than all of the Interest Rate Cap Collateral, leaving unexercised its rights with respect to the remainder of the Interest Rate Cap Collateral, provided, however, that such partial exercise shall in no way restrict or jeopardize Mezzanine Lender's right to exercise its rights with respect to all or any other portion of the Interest Rate Cap Collateral at a later time or times.

                  (b) Mezzanine Lender may exercise, either by itself or by its nominee or designee, in the name of Mezzanine Borrower, all of Mezzanine Lender's rights, powers and remedies in respect of the Interest Rate Cap Collateral, hereunder and under law.

                  (c) Mezzanine Borrower hereby irrevocably, in the name of Mezzanine Borrower or otherwise, authorizes and empowers Mezzanine Lender and assigns and transfers unto Mezzanine Lender, and constitutes and appoints Mezzanine Lender its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Mezzanine Borrower and in the name of Mezzanine Borrower, (i) to exercise and enforce every right, power, remedy, authority, option and privilege of Mezzanine Borrower under the Interest Rate Cap Agreement (Junior Tier Mezzanine), including any power to subordinate or modify the Interest Rate Cap Agreement (Junior Tier Mezzanine) (but not, unless an Event of Default exists and is continuing, the right to terminate or cancel the Interest Rate Cap Agreement (Junior Tier Mezzanine)), or to give any notices, or to take any action resulting in such subordination, termination, cancellation or modification and (ii) in order to more fully vest in Mezzanine Lender the rights and remedies provided for herein, to exercise all

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of the rights, remedies and powers granted to Mezzanine Lender in this
Agreement, and Mezzanine Borrower further authorizes and empowers Mezzanine Lender, as Mezzanine Borrower's attorney-in- fact, and as its agent, irrevocably, with full power of substitution for Mezzanine Borrower and in the name of Mezzanine Borrower, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of Mezzanine Borrower which in the opinion of Mezzanine Lender may be necessary or appropriate to be given, furnished, made, exercised or taken under the Interest Rate Cap Agreement (Junior Tier Mezzanine), in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by Mezzanine Borrower thereunder or to enforce any of the rights of Mezzanine Borrower thereunder. These powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by Mezzanine Borrower in respect of the Interest Rate Cap Collateral to any other Person are hereby revoked.

                  (d) Mezzanine Lender may, without notice to, or assent by, Mezzanine Borrower or any other Person (to the extent permitted by law), but without affecting any of the Obligations (Junior Tier Mezzanine), in the name of Mezzanine Borrower or in the name of Mezzanine Lender, notify the Counterparty, or if applicable, any other party to the Interest Rate Cap Agreement (Junior Tier Mezzanine), to make payment and performance directly to Mezzanine Lender; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Mezzanine Borrower, or claims of Mezzanine Borrower, under the Interest Rate Cap Agreement (Junior Tier Mezzanine); file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Mezzanine Lender necessary or advisable for the purpose of collecting upon or enforcing the Interest Rate Cap Agreement (Junior Tier Mezzanine); and execute any instrument and do all other things deemed necessary and proper by Mezzanine Lender to protect and preserve and realize upon the Interest Rate Cap Collateral and the other rights contemplated hereby.

                  (e) Pursuant to the powers-of-attorney provided for above, Mezzanine Lender may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Mezzanine Lender shall not be permitted to take any action pursuant to said power-of-attorney that would conflict with any limitation on Mezzanine Lender's rights with respect to the Interest Rate Cap Collateral. Without limiting the generality of the foregoing, Mezzanine Lender, after the occurrence of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Mezzanine Borrower representing: (i) any payment of obligations owed pursuant to the Interest Rate Cap Agreement (Junior Tier Mezzanine), (ii) interest accruing on any of the Interest Rate Cap Collateral or
(iii) any other payment or distribution payable in respect of the Interest Rate Cap Collateral or any part thereof, and for and in the name, place and stead of Mezzanine Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Interest Rate Cap Collateral hereunder.

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                  (f)      Mezzanine Lender may exercise all of the rights and
remedies of a secured party under the UCC.

                  (g) Without limiting any other provision of this Agreement or any of Mezzanine Borrower's rights hereunder, and without waiving or releasing Mezzanine Borrower from any obligation or default hereunder, Mezzanine Lender shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to cure such Event of Default or cause any term, covenant, condition or obligation required under this Agreement or the Interest Rate Cap Agreement (Junior Tier Mezzanine) to be performed or observed by Mezzanine Borrower to be promptly performed or observed on behalf of Mezzanine Borrower or to protect the security of this Agreement. All amounts advanced by, or on behalf of, Mezzanine Lender in exercising its rights under this Section 9.7(g) (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by Mezzanine Borrower to Mezzanine Lender upon demand and shall be secured by this Agreement.

                  SECTION 9.8 SALES OF INTEREST RATE CAP COLLATERAL. No demand, advertisement or notice, all of which are, to the fullest extent permitted by law, hereby expressly waived by Mezzanine Borrower, shall be required in connection with any sale or other disposition of all or any part of the Interest Rate Cap Collateral, except that Mezzanine Lender shall give Mezzanine Borrower at least thirty (30) Business Days' prior written notice of the time and place of any public sale or of the time and the place where any private sale or other disposition is to be made, which notice Mezzanine Borrower hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Mezzanine Lender shall not be obligated to make any sale of the Interest Rate Cap Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Mezzanine Lender may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Interest Rate Cap Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Mezzanine Lender (or its nominee or designee) may purchase any or all of the Interest Rate Cap Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of Mezzanine Borrower, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations (Mezzanine) in lieu of cash or any other obligations. In the case of all sales of the Interest Rate Cap Collateral, public or private, Mezzanine Borrower will pay all reasonable costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Interest Rate Cap Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Mezzanine Lender shall apply any residue to the payment of the Obligations (Mezzanine) in the order of priority as set forth in Section 17.5.

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                  SECTION 9.9 PUBLIC SALES NOT POSSIBLE. Mezzanine Borrower
acknowledges that the terms of the Interest Rate Cap Agreement (Junior Tier Mezzanine) may prohibit public sales, that the Interest Rate Cap Collateral may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law. In light of these considerations, Mezzanine Borrower agrees that private sales of the Interest Rate Cap Collateral shall not be deemed to have been made in a commercially unreasonably manner by mere virtue of having been made privately.

                  SECTION 9.10 RECEIPT OF SALE PROCEEDS. Upon any sale of the Interest Rate Cap Collateral by Mezzanine Lender hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by Mezzanine Lender or the officer making the sale or the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Interest Rate Cap Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mezzanine Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

                  SECTION 9.11 REPLACEMENT INTEREST RATE CAP AGREEMENT (JUNIOR TIER MEZZANINE). If, in connection with Mezzanine Borrower's exercise of the Extension Option pursuant to Section 5 of the Mezzanine Note, Mezzanine Borrower delivers a Replacement Interest Rate Cap Agreement (Junior Tier Mezzanine), all the provisions of this Article IX applicable to the Interest Rate Cap Agreement (Junior Tier Mezzanine) delivered on the Closing Date shall be applicable to the Replacement Interest Rate Cap Agreement (Junior Tier Mezzanine) as of the date that was the Initial Maturity Date.

                  X.       RESERVED.

                  XI.      RESERVED.

                  XII.     ENVIRONMENTAL MATTERS.

                  SECTION 12.1 REPRESENTATIONS. Mezzanine Borrower hereby represents and warrants that except as set forth in the environmental reports and studies delivered to Mezzanine Lender (the ENVIRONMENTAL REPORTS), (i) neither Mezzanine Borrower, Senior Tier Mezzanine Borrower nor Mortgage Borrower has engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, under, in or about the Property, or transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (ii) to Mezzanine Borrower's knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, in or about the Property, or

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transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) to Mezzanine Borrower's knowledge, no Hazardous Substances are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws; (iv) to Mezzanine Borrower's knowledge, no Hazardous Substances have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower; and
(v) no Hazardous Substances have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower.

                  SECTION 12.2 COVENANTS.

                           12.2.1 COMPLIANCE WITH ENVIRONMENTAL LAWS. Subject to
Mortgage Borrower's right to contest under Section 7.3 of the Loan Agreement (Mortgage), Mezzanine Borrower, Senior Tier Mezzanine Borrower and Mortgage Borrower shall comply in all material respects with all applicable Environmental Laws. If at any time prior to the repayment in full of the Obligations (Junior Tier Mezzanine), a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in, around, or under the Property (an ENVIRONMENTAL EVENT), Mezzanine Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Mezzanine Lender. Within thirty (30) days after Mezzanine Borrower has knowledge of the occurrence of an Environmental Event, Mezzanine Borrower shall deliver to Mezzanine Lender an Officer's Certificate (an ENVIRONMENTAL CERTIFICATE) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Mezzanine Borrower shall promptly provide Mezzanine Lender with copies of all notices which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Mezzanine Borrower in connection with any Environmental Law. For purposes of this paragraph, the term "notice" shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Property and Mezzanine Borrower with such Environmental Laws.

                  SECTION 12.3 ENVIRONMENTAL REPORTS. Upon the occurrence of an Environmental Event with respect to the Property or during the continuance of any Event of Default, Mezzanine Lender shall have the right to have its consultants perform a comprehensive environmental audit of the Property. Such audit shall be conducted by an environmental consultant chosen by Mezzanine Lender and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the improvements and air quality testing, and such further site assessments as Mezzanine Lender may reasonably require due to the results obtained from the foregoing. Mezzanine Lender, its agents, consultants and contractors shall have the right to enter the Property as reasonable or appropriate for the circumstances for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable

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by Mezzanine Borrower to Mezzanine Lender upon demand and shall be secured by the Lien of this Agreement and the Pledge (Junior Tier Mezzanine). Mezzanine Lender shall not unreasonably interfere with, and shall direct the environmental consultant to use its commercially reasonable efforts not to hinder, Mortgage Borrower's or any Tenant's, other occupant's or Manager's operations upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 12.3, Mezzanine Lender shall not be deemed to be exercising any control over the operations of Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower or the handling of any environmental matter or hazardous wastes or substances of Mezzanine Borrower, Senior Tier Mezzanine Borrower or Mortgage Borrower for purposes of incurring or being subject to liability therefor.

                  SECTION 12.4 ENVIRONMENTAL INDEMNIFICATION. Mezzanine Borrower shall protect, indemnify, save, defend, and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys' fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any release, spill, or the presence of any Hazardous Substances affecting the Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Property of any Hazardous Substances, whether or not such condition was known or unknown to Mezzanine Borrower; provided that, in each case, Mezzanine Borrower shall be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (d) above did not occur (but need not have been discovered) prior to the foreclosure of the Pledge (Junior Tier Mezzanine). If any such action or other proceeding shall be brought against Mezzanine Lender, upon written notice from Mezzanine Borrower to Mezzanine Lender (given reasonably promptly following Mezzanine Lender's notice to Mezzanine Borrower of such action or proceeding), Mezzanine Borrower shall be entitled to assume the defense thereof, at Mezzanine Borrower's expense, with counsel reasonably acceptable to Mezzanine Lender; provided, however, Mezzanine Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Mezzanine Lender a right to control such defense, which right Mezzanine Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Mezzanine Borrower's reasonable expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Mezzanine Borrower that would make such separate representation advisable. Notwithstanding anything set forth herein, Mezzanine Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from such Indemnified Party's gross negligence or willful misconduct.

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                  SECTION 12.5 RECOURSE NATURE OF CERTAIN INDEMNIFICATIONS.
Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document (Junior Tier Mezzanine), the indemnification provided in
Section 12.4 shall be fully recourse to Mezzanine Borrower and shall be independent of, and shall survive: (i) the discharge of the Indebtedness, the release of the Liens created by this Agreement and the Pledge (Junior Tier Mezzanine), and/or (ii) the conveyance of title to the Collateral to Mezzanine Lender or any purchaser or designee in connection with a foreclosure of this Agreement and the Pledge (Junior Tier Mezzanine) or conveyance in lieu of foreclosure.

                  XIII.    ASSIGNMENTS AND PARTICIPATIONS.

                  SECTION 13.1 ASSIGNMENT AND ACCEPTANCE. Mezzanine Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents (Junior Tier Mezzanine) (including, without limitation, all or a portion of the Mezzanine Note); provided that the parties to each such assignment shall execute and deliver to Mezzanine Lender, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. In addition, Mezzanine Lender may participate to one or more Persons all or any portion of its rights and obligations under this Agreement and the other Loan Documents (Junior Tier Mezzanine) (including without limitation, all or a portion of the Mezzanine
Note) utilizing such documentation to evidence such participation and the parties' respective rights thereunder as Mezzanine Lender, in its sole discretion, shall elect. Notwithstanding anything to the contrary in this
Article XIII, Mezzanine Borrower shall not be required to indemnify any assignee or participant (with respect to circumstances existing as of the date of the assignment or participation) for Special Taxes or Other Taxes in excess of amounts that would be payable to Mezzanine Lender under this Agreement or any Loan Document (Junior Tier Mezzanine).

                  SECTION 13.2 EFFECT OF ASSIGNMENT AND ACCEPTANCE. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of Mezzanine Lender, as the case may be, hereunder and such assignee shall be deemed to have assumed such rights and obligations, and (ii) Mezzanine Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (Junior Tier Mezzanine) (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Mezzanine Lender's rights and obligations under this Agreement and the other Loan Documents (Junior Tier Mezzanine), Mezzanine Lender shall cease to be a party hereto) accruing from and after the effective date of the Assignment and Acceptance, except with respect to (A) any payments made by Mezzanine Borrower to Mezzanine Lender pursuant to the terms of the Loan Documents (Junior Tier Mezzanine) after the effective date of the Assignment and Acceptance and (B) any letter of credit, cash deposit or other deposits or security (other than the Liens of this Agreement and the Pledge (Junior Tier Mezzanine)) and the other Loan Documents (Junior Tier Mezzanine)) delivered to or for the benefit

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of or deposited with German American Capital Corporation, as Mezzanine Lender,
for which German American Capital Corporation, as Mezzanine Lender, shall remain responsible for the proper disposition thereof until such items are delivered to a party who is qualified as an Approved Bank and agrees to hold the same in accordance with the terms and provisions of the agreement pursuant to which such items were deposited.

                  SECTION 13.3 CONTENT. By executing and delivering an Assignment and Acceptance, Mezzanine Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, Mezzanine Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents (Junior Tier Mezzanine) or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Documents (Junior Tier Mezzanine) or any other instrument or document furnished pursuant hereto or thereto; (ii) Mezzanine Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Mezzanine Borrower or the performance or observance by Mezzanine Borrower of any of its obligations under any Loan Documents (Junior Tier Mezzanine) or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon Mezzanine Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents (Junior Tier Mezzanine); (v) such assignee appoints and authorizes Mezzanine Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents (Junior Tier Mezzanine) as are delegated to Mezzanine Lender by the terms hereof together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Agreement and the other Loan Documents (Junior Tier Mezzanine) are required to be performed by Mezzanine Lender.

                  SECTION 13.4 REGISTER. Mezzanine Lender shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Mezzanine Lender and each assignee pursuant to this Article XIII and the principal amount of the Loan owing to each such assignee from time to time (the REGISTER). The entries in the Register shall, with respect to such assignees, be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Mezzanine Borrower or any assignee pursuant to this Article XIII at any reasonable time and from time to time upon reasonable prior written notice.

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                  SECTION 13.5 SUBSTITUTE MEZZANINE NOTES. Upon its receipt of an Assignment and Acceptance executed by an assignee, together with any Mezzanine Note or Mezzanine Notes subject to such assignment, Mezzanine Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and
(iii) give prompt written notice thereof to Mezzanine Borrower. Within five (5) Business Days after its receipt of such notice, Mezzanine Borrower, at Mezzanine Lender's own expense, shall execute and deliver to Mezzanine Lender in exchange and substitution for the surrendered Mezzanine Note or Mezzanine Notes a new Mezzanine Note to the order of such assignee in an amount equal to the portion of the Loan assigned to it and a new Mezzanine Note to the order of Mezzanine Lender in an amount equal to the portion of the Loan retained by it hereunder. Such new Mezzanine Note or Mezzanine Notes shall be in an aggregate principal amount equal to the aggregate then outstanding principal amount of such surrendered Mezzanine Note or Mezzanine Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Mezzanine Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Mezzanine Borrower and to delete obligations previously satisfied by Mezzanine Borrower). Notwithstanding the provisions of this Article XIII, Mezzanine Borrower shall not be responsible or liable for any additional taxes, reserves, adjustments or other costs and expenses that are related to, or arise as a result of, any transfer of the Loan or any interest or participation therein that arise solely and exclusively from the transfer of the Loan or any interest or participation therein or from the execution of the new Mezzanine Note contemplated by this Section 13.5, including, without limitation, any mortgage tax. Mezzanine Lender and/or the assignees, as the case may be, shall from time to time designate one agent through which Mezzanine Borrower shall request all approvals and consents required or contemplated by this Agreement and on whose statements Mezzanine Borrower may rely.

                  SECTION 13.6 PARTICIPATIONS. Each assignee pursuant to this
Article XIII may sell participations to one or more Persons (other than Mezzanine Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (Junior Tier Mezzanine) (including, without limitation, all or a portion of the Mezzanine Note held by it); provided, however, that (i) such assignee's obligations under this Agreement and the other Loan Documents (Junior Tier Mezzanine) shall remain unchanged, (ii) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such assignee shall remain the holder of any such Mezzanine Note for all purposes of this Agreement and the other Loan Documents (Junior Tier Mezzanine) and (iv) Mezzanine Borrower, Mezzanine Lender and the assignees pursuant to this
Article XIII shall continue to deal solely and directly with such assignee in connection with such assignee's rights and obligations under this Agreement and the other Loan Documents (Junior Tier Mezzanine). In the event that more than one (1) party comprises Mezzanine Lender, Mezzanine Lender shall designate one party to act on the behalf of all parties comprising Mezzanine Lender in providing approvals and all other necessary consents under the Loan Documents (Junior Tier Mezzanine) and on whose statements Mezzanine Borrower may rely.

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                  SECTION 13.7 DISCLOSURE OF INFORMATION. Any assignee pursuant to this Article XIII may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XIII, disclose to the assignee or participant or proposed assignee or participant, any information relating to Mezzanine Borrower furnished to such assignee by or on behalf of Mezzanine Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of Mezzanine Borrower to preserve the confidentiality of any confidential information received by it.

                  SECTION 13.8 SECURITY INTEREST IN FAVOR OF FEDERAL RESERVE BANK. Notwithstanding any other provision set forth in this Agreement or any other Loan Document (Junior Tier Mezzanine), any assignee pursuant to this
Article XIII may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents (Junior Tier Mezzanine) (including, without limitation, the amounts owing to it and the Mezzanine Note or Mezzanine Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  XIV.     RESERVED.

                  XV.      RESERVED.

                  XVI.     RESERVED.

                  XVII.    DEFAULTS.

                  SECTION 17.1 EVENT OF DEFAULT.

                  (a) Each of the following events shall constitute an event of default hereunder (an EVENT OF DEFAULT):

                           (i)      subject to the last sentence of Section
3.1.6(b), if (A) the Indebtedness is not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest due under the Mezzanine Note is not paid in full on the applicable Payment Date, (C) any prepayment of principal due under this Agreement or the Mezzanine Note is not paid when due,
(D) the Liquidated Damages Amount is not paid when due, (E) any deposit to the Mezzanine Account is not made on the required deposit date therefor; or (F) except as to any amount included in (A), (B), (C), (D) and/or (E) of this clause
(i), any other amount payable pursuant to this Agreement, the Mezzanine Note or any other Loan Document (Junior Tier Mezzanine) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document (Junior Tier Mezzanine), with such failure continuing for ten (10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower;

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                           (ii)     subject to the last sentence of Section
3.1.6(b) of the Loan Agreement (Mortgage) and subject to Mortgage Borrower's right to contest as set forth in Section 7.3 of the Loan Agreement (Mortgage), if any of the Impositions or Other Charges are not paid prior to the imposition of any interest, penalty, charge or expense for the non-payment thereof;

                           (iii)    if the insurance policies required by
Section 6.1(a) hereof or Section 3(c) of the Security Instrument are not kept in full force and effect, or if certificates of insurance or certified copies of any of such insurance policies are not delivered to Mezzanine Lender within the time frames set forth in Section 6.1.11 of the Loan Agreement (Mortgage) with such failure to deliver continuing for ten (10) days after Mezzanine Lender delivers notice thereof to Mezzanine Borrower;

                           (iv)     if any transfer is made in violation of
Article VIII or a declaration of condominium is filed with respect to the Property;

                           (v)      if any representation or warranty made by
Mezzanine Borrower herein or by Mezzanine Borrower, Guarantor or any Affiliate of Mezzanine Borrower in any other Loan Document (Junior Tier Mezzanine), or in any report, certificate, financial statement or other instrument, agreement or document furnished to Mezzanine Lender on or prior to the date hereof shall have been false or misleading in any material respect as of the date the representation or warranty was made;

                           (vi)     if Mezzanine Borrower, Senior Tier Mezzanine
Borrower or Mortgage Borrower or any Guarantor shall make an assignment for the benefit of creditors;

                           (vii)    if a receiver, liquidator or trustee shall
be appointed for Mezzanine Borrower, Senior Tier Mezzanine Borrower, Mortgage Borrower or any Guarantor or if Mezzanine Borrower, Senior Tier Mezzanine Borrower, Mortgage Borrower or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mezzanine Borrower, Senior Tier Mezzanine Borrower, Mortgage Borrower or any Guarantor, or if any proceeding for the dissolution or liquidation of Mezzanine Borrower, Senior Tier Mezzanine Borrower, Mortgage Borrower or any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mezzanine Borrower, Senior Tier Mezzanine Borrower Mortgage Borrower or any Guarantor upon the same not being discharged, stayed or dismissed within ninety (90) days;

                           (viii)   if Mezzanine Borrower or any Guarantor, as
applicable, attempts to assign its rights under this Agreement or any of the other Loan Documents (Junior Tier Mezzanine) or any interest herein or therein in contravention of the Loan Documents (Junior Tier Mezzanine);

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                           (ix)     the occurrence of a Mortgage Event of
Default (without regard to any cure thereof by Mezzanine Lender or Senior Tier Mezzanine Lender);

                           (x)      the occurrence of a Senior Tier Mezzanine
Event of Default (without regard to any cure thereof by Mezzanine Lender);

                           (xi)     with respect to any term, covenant or
provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period (other than the other subsections of this Section 17.1 and the provisions referenced therein), if Mezzanine Borrower or any Guarantor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period, with such failure continuing for ten (10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower;

                           (xii)    if any of the assumptions contained in the
Non-Consolidation Opinion, in any Additional Non-Consolidation Opinion or in any other non-consolidation opinion delivered to Mezzanine Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                           (xiii)   if Mezzanine Borrower, having notified
Mezzanine Lender of its election to extend the Maturity Date as set forth in
Section 5(a) of the Mezzanine Note, fails to deliver the Replacement Interest Rate Cap Agreement (Junior Tier Mezzanine) to Mezzanine Lender not later than one (1) Business Day prior to the first day of the extended term of the Loan and Mezzanine Borrower has not prepaid the Loan pursuant to the terms of the Mezzanine Note prior to such first day of the extended term;

                           (xiv)    if Mezzanine Borrower shall fail to comply
with any covenants set forth in Article V with such failure continuing for ten
(10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower; provided, however, that if such breach is not a Monetary Default and is susceptible of cure but cannot reasonably be cured within such fifteen (15) Business Day period and provided further that Mezzanine Borrower shall have commenced to cure such breach within such fifteen (15) Business Day period and thereafter diligently proceeds to cure the same, such fifteen (15) Business Day period shall be extended for such time as is reasonably necessary for Mezzanine Borrower in the exercise of due diligence to cure such breach, such additional period not to exceed thirty (30) days;

                           (xv)     if Mezzanine Borrower shall fail to comply
with any covenants set forth in Article XI with such failure continuing for ten
(10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower; provided, however, that if such breach is not a Monetary Default and is susceptible of cure but cannot reasonably be cured within such fifteen (15) Business Day period and provided further that Mezzanine Borrower shall have commenced to cure such breach within such fifteen (15) Business Day period and thereafter diligently proceeds to cure the same, such fifteen (15) Business Day period shall be extended for such time as is reasonably

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necessary for Mezzanine Borrower in the exercise of due diligence to cure such breach, such additional period not to exceed thirty (30) days;

                           (xvi)    if Mezzanine Borrower shall fail to deposit
the full amount required to be deposited in the Mezzanine Account pursuant to
Section 3.1.5 within the time periods (if any) required by Section 3.1.5(i);

                           (xvii)   if this Agreement or any other Loan Document
(Junior Tier Mezzanine) or any Lien granted hereunder or thereunder, in whole or in part, shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Mezzanine Borrower or any Guarantor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien (except in any of the foregoing cases by reason of any affirmative act of Mezzanine Lender);

                           (xviii)  if Guarantor denies in writing that
Guarantor has any liability or obligations under the Guaranty (other than in connection with a good faith defense), or shall notify Mezzanine Lender in writing of Guarantor's intention to attempt to cancel or terminate the Guaranty, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty (after the expiration of any applicable notice and cure period);

                           (xix)    if Mezzanine Borrower allows Senior Tier
Mezzanine Borrower to allow the Mortgage Borrower to enter into a Prohibited Mortgage Loan Amendment without the prior written consent of Mezzanine Lender;

                           (xx)     if Mezzanine Borrower allows Senior Tier
Mezzanine Borrower to enter into a Prohibited Senior Tier Mezzanine Loan Amendment without the prior written consent of Mezzanine Lender;

                           (xxi)    if Mezzanine Borrower or Guarantor shall
continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any Loan Documents (Junior Tier Mezzanine) not specified in subsections (i) to (xix) above, for thirty (30) days after notice from Mezzanine Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Mezzanine Borrower or Guarantor shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Mezzanine Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed 90 days;

                           (xxii)   if the Interest Rate Cap Agreement (Junior
Tier Mezzanine) is terminated for any reason prior to the Maturity Date and a Replacement Interest Rate Cap Agreement (Junior Tier Mezzanine) is not delivered to Mezzanine Lender within ten (10) Business Days after the date of such termination, together with an acceptable Acknowledgment in the form of EXHIBIT L and a Counterparty Opinion;

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                           (xxiii)  if (A) there shall occur any default by
Mortgage Borrower under the REAs in the observance or performance of any material term, covenant or condition of the REAs, and said default is not cured prior to the expiration of any applicable grace or cure period therein provided the default of which shall have a Material Adverse Effect, (B) any one or more of the events referred to in the REAs shall occur which would give any party to the REAs the right to terminate any REA, (C) the REAs or the easements granted pursuant to the REAs shall be surrendered, (D) the REAs shall be lawfully terminated or canceled for any reason or under any circumstances whatsoever, or
(E) except as otherwise provided in this Agreement, any of the terms, covenants or conditions of the REAs shall in any manner be modified, changed, supplemented, altered or amended without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (b) unless waived in writing by Mezzanine Lender, upon the occurrence and during the continuance of an Event of Default and at any time thereafter Mezzanine Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents (Junior Tier Mezzanine) or at law or in equity, Mezzanine Lender may take such action, without notice or demand, that Mezzanine Lender deems advisable to protect and enforce its rights against Mezzanine Borrower and in the Collateral, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Mezzanine Borrower under the Loan Documents (Junior Tier Mezzanine), (ii) collecting interest on the Principal Amount at the Default Rate whether or not Mezzanine Lender elects to accelerate the Mezzanine Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents (Junior Tier Mezzanine) against Mezzanine Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 17.1(a)(vi) or
(a)(vii) above, the Indebtedness and all other obligations of Mezzanine Borrower hereunder and under the other Loan Documents (Junior Tier Mezzanine) shall immediately and automatically become due and payable, without notice or demand, and Mezzanine Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document (Junior Tier Mezzanine) to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Mezzanine Lender of its right to pursue any other remedies available to it under this Agreement, the Pledge (Junior Tier Mezzanine) or any other Loan Document (Junior Tier Mezzanine). Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Mezzanine Lender in the Loan Documents (Junior Tier Mezzanine).

                  (c) Upon the occurrence of an Event of Default pursuant to Section 17.1(a)(ix), within five (5) Business Days after the first to occur of (a) receipt by Mortgage Borrower of notice from Mortgage Lender of such Mortgage Default or Mortgage Event of Default from Mortgage Lender or (b) the date Mortgage Borrower obtains actual knowledge of the occurrence of such Mortgage Event of Default, a detailed description of the actions to be taken by Mortgage Borrower and Mezzanine Borrower to cure such Mortgage Event of Default and the dates by which each such action shall occur shall be delivered to Mezzanine Lender. Such schedule shall be subject to the approval of Mezzanine Lender. All such actions as are necessary to cure such Mortgage Event of Default by the date approved by Mezzanine Lender shall be taken by Mortgage Borrower and

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Mezzanine Borrower and not less frequently than weekly thereafter written updates concerning the status of Mortgage Borrower's efforts to cure such Mortgage Event of Default shall be delivered to Mezzanine Lender. Mezzanine Lender shall have the right, but not the obligation, to pay any sums or to take any action which Mezzanine Lender deems necessary or advisable to cure any default or alleged default under the Loan Documents (Mortgage) (whether or not Mortgage Borrower is undertaking efforts to cure such default), and such payment or such action is hereby authorized by Mezzanine Borrower, and any sum so paid and any expense incurred by Mezzanine Lender in taking any such action shall be evidenced by this Agreement and secured by this Agreement and the Pledge (Junior Tier Mezzanine) and shall be immediately due and payable by Mezzanine Borrower to Mezzanine Lender with interest at the Default Rate until paid. Mezzanine Lender shall be permitted to enter upon the Property for the purpose of curing any default or alleged default under the Loan Documents (Mortgage) or hereunder. Subject to the rights of the Mortgage Lender under the Loan Agreement (Mortgage), Mezzanine Borrower hereby transfers and assigns any excess proceeds arising from any foreclosure or sale under power pursuant to the Loan Documents (Mortgage) or any instrument evidencing the indebtedness secured thereby, and Mezzanine Borrower hereby authorizes and directs the holder or holders of the Loan Documents (Mortgage) to pay such excess proceeds directly to Mezzanine Lender up to the amount of the Obligations (Mezzanine).

                  (d) Upon the occurrence of an Event of Default pursuant to Section 17.1(a)(x), within five (5) Business Days after the first to occur of
(a) receipt by Senior Tier Mezzanine Borrower of notice from Senior Tier Mezzanine Lender of such Senior Tier Mezzanine Default or Senior Tier Mezzanine Event of Default from Senior Tier Mezzanine Lender or (b) the date Senior Tier Mezzanine Borrower obtains actual knowledge of the occurrence of such Senior Tier Mezzanine Event of Default, a detailed description of the actions to be taken by Senior Tier Mezzanine Borrower and Mezzanine Borrower to cure such Senior Tier Mezzanine Event of Default and the dates by which each such action shall occur shall be delivered to Mezzanine Lender. Such schedule shall be subject to the approval of Mezzanine Lender. All such actions as are necessary to cure such Senior Tier Mezzanine Event of Default by the date approved by Mezzanine Lender shall be taken by Senior Tier Mezzanine Borrower and Mezzanine Borrower and not less frequently than weekly thereafter written updates concerning the status of Senior Tier Mezzanine Borrower's efforts to cure such Senior Tier Mezzanine Event of Default shall be delivered to Mezzanine Lender. Mezzanine Lender shall have the right, but not the obligation, to pay any sums or to take any action which Mezzanine Lender deems necessary or advisable to cure any default or alleged default under the Loan Documents (Senior Tier Mezzanine) (whether or not Senior Tier Mezzanine Borrower is undertaking efforts to cure such default), and such payment or such action is hereby authorized by Mezzanine Borrower, and any sum so paid and any expense incurred by Mezzanine Lender in taking any such action shall be evidenced by this Agreement and secured by this Agreement and the Pledge (Junior Tier Mezzanine) and shall be immediately due and payable by Mezzanine Borrower to Mezzanine Lender with interest at the Default Rate until paid. Mezzanine Lender shall be permitted to enter upon the Property for the purpose of curing any default or alleged default under the Loan Documents (Senior Tier Mezzanine) or hereunder.

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                  SECTION 17.2 REMEDIES.

                  (a) Unless waived in writing by Mezzanine Lender, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Mezzanine Lender against Mezzanine Borrower under this Agreement or any of the other Loan Documents (Junior Tier Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower or at law or in equity may be exercised by Mezzanine Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Mezzanine Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents (Junior Tier Mezzanine) with respect to the Collateral. Any such actions taken by Mezzanine Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mezzanine Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mezzanine Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents (Junior Tier Mezzanine). Without limiting the generality of the foregoing, Mezzanine Borrower agrees that if an Event of Default is continuing (i) Mezzanine Lender is not subject to any one action or election of remedies law or rule, and (ii) all liens and other rights, remedies or privileges provided to Mezzanine Lender shall remain in full force and effect until Mezzanine Lender has exhausted all of its remedies against the Collateral and this Agreement and the Pledge (Junior Tier Mezzanine) have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

                  (b) Upon the occurrence and during the continuance of any Event of Default, Mezzanine Lender may, but without any obligation to do so and without notice to or demand on Mezzanine Borrower and without releasing Mezzanine Borrower from any obligation hereunder, take any action to cure such Event of Default. Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender may appear in, defend, or bring any action or proceeding to protect its interests in the Collateral or to foreclose its security interest under this Agreement and the Pledge (Junior Tier Mezzanine) or under any of the other Loan Documents (Mezzanine) or collect the Indebtedness.

                  (c) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral (Junior Tier Mezzanine), the Mezzanine Lender may:

                           (i)      without notice to Mezzanine Borrower, except
as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral (Junior Tier Mezzanine) against the Obligations (Mezzanine), Operating Expenses and/or capital expenditures for the Property or any part thereof;

                           (ii)     in Mezzanine Lender's sole discretion, at
any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;

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                           (iii)    demand, collect, take possession of or
receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (Junior Tier Mezzanine) (or any portion thereof) as Mezzanine Lender may determine in its sole discretion; and

                           (iv)     take all other actions provided in, or
contemplated by, this Agreement.

                  (d) With respect to Mezzanine Borrower, the Account Collateral (Junior Tier Mezzanine), the Interest Rate Cap Collateral and the Collateral, nothing contained herein or in any other Loan Document (Junior Tier Mezzanine)shall be construed as requiring Mezzanine Lender to resort to the Collateral for the satisfaction of any of the Indebtedness, and Mezzanine Lender may seek satisfaction out of the Collateral or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Mezzanine Lender shall have the right from time to time to partially foreclose this Agreement and the Pledge (Junior Tier Mezzanine) in any manner and for any amounts secured by this Agreement or the Pledge (Junior Tier Mezzanine) then due and payable as determined by Mezzanine Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Mezzanine Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Mezzanine Lender may foreclose this Agreement and the Pledge (Junior Tier Mezzanine) to recover such delinquent payments, or (ii) in the event Mezzanine Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Mezzanine Lender may foreclose this Agreement and the Pledge (Junior Tier Mezzanine) to recover so much of the principal balance of the Loan as Mezzanine Lender may accelerate and such other sums secured by this Agreement or the Pledge (Junior Tier Mezzanine) as Mezzanine Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to this Agreement and the Pledge (Junior Tier Mezzanine) to secure payment of sums secured by this Agreement and the Pledge (Junior Tier Mezzanine) and not previously recovered.

                  SECTION 17.3 REMEDIES CUMULATIVE; WAIVERS. The rights, powers and remedies of Mezzanine Lender under this Agreement and the Loan Documents (Junior Tier Mezzanine) shall be cumulative and not exclusive of any other right, power or remedy which Mezzanine Lender may have against Mezzanine Borrower pursuant to this Agreement or the other Loan Documents (Junior Tier Mezzanine), or existing at law or in equity or otherwise. Mezzanine Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Mezzanine Lender may determine in Mezzanine Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Mezzanine Borrower or any Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Mezzanine Borrower or any Guarantor or to impair any remedy, right or power consequent thereon.

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                  SECTION 17.4 COSTS OF COLLECTION. In the event that after an
Event of Default: (i) the Mezzanine Note or any of the Loan Documents (Junior Tier Mezzanine) is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Mezzanine Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Agreement, the Mezzanine Note or any of the Loan Documents (Junior Tier Mezzanine); or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Pledge (Junior Tier Mezzanine) or any of the Loan Documents (Junior Tier Mezzanine); then Mezzanine Borrower shall pay to Mezzanine Lender all reasonable attorney's fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Mezzanine Lender in respect of such fees, costs and expenses at the Default Rate (collectively, ENFORCEMENT COSTS).

                  SECTION 17.5 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents (Junior Tier Mezzanine), or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of, Mezzanine Lender for or in respect of all reasonable costs, expenses, disbursements and actual losses which shall have been incurred or sustained by Mezzanine Lender to protect or preserve the Collateral or in connection with the collection of such monies by Mezzanine Lender (including without limitation, Enforcement Costs), for the exercise, protection or enforcement by Mezzanine Lender of all or any of the rights, remedies, powers and privileges of Mezzanine Lender under this Agreement or any of the other Loan Documents (Junior Tier Mezzanine) or in respect of the Collateral or in support of any provision of adequate indemnity to Mezzanine Lender against any taxes or liens which by law shall have, or may have, priority over the rights of Mezzanine Lender to such monies;

                  (b) Second, to all other Obligations (Mezzanine) in such order or preference as Mezzanine Lender shall determine in its sole and absolute discretion;

                  (c) Third, the excess, if any, shall be returned to Mezzanine Borrower or to such other Persons as are entitled thereto.

                  XVIII.   SPECIAL PROVISIONS

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                  SECTION 18.1 EXCULPATION.

                           18.1.1   EXCULPATED PARTIES. Except as set forth in
this Section 18.1, the Recourse Guaranty and the Environmental Indemnity, no personal liability shall be asserted, sought or obtained by Mezzanine Lender or enforceable against (i) Mezzanine Borrower, (ii) any Affiliate of Mezzanine Borrower, (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Mezzanine Borrower or any Affiliate of Mezzanine Borrower or (iv) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, manager, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the EXCULPATED PARTIES) and none of the Exculpated Parties shall have any personal liability (whether by suit, deficiency judgment or otherwise) in respect of the Obligations (Mezzanine), this Agreement, the Pledge (Junior Tier Mezzanine), the Mezzanine Note, the Collateral or any other Loan Document (Junior Tier Mezzanine), or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Mezzanine Lender and each successive holder of the Mezzanine Note and any other Loan Documents (Junior Tier Mezzanine). The foregoing limitation shall not in any way limit or affect Mezzanine Lender's right to any of the following and Mezzanine Lender shall not be deemed to have waived any of the following:

                  (a) Foreclosure of the lien of this Agreement and the Pledge (Junior Tier Mezzanine) in accordance with the terms and provisions set forth herein and in the Pledge (Junior Tier Mezzanine);

                  (b) Action against any other security at any time given to secure the payment of the Mezzanine Note and under the other Loan Documents (Junior Tier Mezzanine);

                  (c) Exercise of any other remedy set forth in the Agreement or in any other Loan Document (Junior Tier Mezzanine)which is not inconsistent with the terms of this Section 18.1

                  (d) Any right which Mezzanine Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Agreement and the Pledge (Junior Tier Mezzanine) or to require that all collateral shall continue to secure all of the Indebtedness owing to Mezzanine Lender in accordance with the Loan Documents (Junior Tier Mezzanine); and

                  (e) The liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Recourse Guaranty and the Environmental Indemnity).

                           18.1.2   CARVEOUTS FROM NON-RECOURSE LIMITATIONS.
Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents (Junior Tier Mezzanine) to the contrary, there shall at no time be any limitation on Mezzanine Borrower's or any Guarantor's liability for the payment, in accordance with the terms of this Agreement, the Mezzanine Note, the

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Pledge (Junior Tier Mezzanine) and the other Loan Documents (Junior Tier
Mezzanine), to Mezzanine Lender of:

                  (a) any loss, damage, cost or expense incurred by Mezzanine Lender by reason of the fraudulent acts of Mezzanine Borrower, Senior Tier Mezzanine Borrower or Guarantor;

                  (b) Proceeds which Mortgage Borrower, Senior Tier Mezzanine Borrower, Mezzanine Borrower or Guarantor has received and to which Mezzanine Lender is entitled pursuant to the terms of this Agreement or any of the Loan Documents (Junior Tier Mezzanine) to the extent the same have not been applied toward payment of the Indebtedness, or used for the repair or replacement of the Property in a manner permitted by the Loan Agreement (Mortgage), the Loan Documents (Mortgage), the Loan Agreement (Senior Tier Mezzanine) or the other Loan Documents (Senior Tier Mezzanine);

                  (c) all loss, damage, cost or expense as incurred by Mezzanine Lender and arising from any intentional misrepresentation of Mortgage Borrower, Senior Tier Mezzanine Borrower, Mezzanine Borrower or Guarantor;

                  (d) any knowing misappropriation of Rents or security deposits by Mortgage Borrower, any Affiliate of Mortgage Borrower, Senior Tier Mezzanine Borrower, any Affiliate of Senior Tier Mezzanine Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower;

                  (e) any loss, damage, cost or expense incurred by Mezzanine Lender by reason of all or any part of the Collateral being encumbered by a Lien (other than this Agreement or the Pledge (Junior Tier Mezzanine)) intentionally granted by Mezzanine Borrower in violation of the Loan Documents (Junior Tier Mezzanine) through the execution of an instrument or agreement;

                  (f) after an Event of Default by Mezzanine Borrower hereunder or under any other Loan Document (Junior Tier Mezzanine), any Rents, issues, profits and/or income collected by Mortgage Borrower, Senior Tier Mezzanine Borrower, Mezzanine Borrower or Guarantor (other than the Rent sent to the Collection Account or paid directly to Mortgage Lender pursuant to any notice of direction delivered to tenants of the Property) and not applied to payment of the Obligations or used to pay normal and verifiable Operating Expenses of the Property or otherwise applied in a manner permitted under the Loan Documents (Mortgage), the Loan Documents (Senior Tier Mezzanine) and the Loan Documents (Junior Tier Mezzanine);

                  (g) physical damage to the Property from intentional waste committed by Mortgage Borrower, Senior Tier Mezzanine Borrower, Mezzanine Borrower or Guarantor; and

                  (h) reasonable attorney's fees and expenses incurred by Mezzanine Lender in connection with any successful suit filed on account of any of the foregoing clauses (a) through (g).

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                  XIX.     MISCELLANEOUS

                  SECTION 19.1 SURVIVAL. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Mezzanine Lender of the Loan and the execution and delivery to Mezzanine Lender of the Mezzanine Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents (Junior Tier Mezzanine); provided however that this sentence shall not mean that any representations or warranties set forth in the Agreement shall be deemed made on any date other than the date hereof unless otherwise specifically provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Mezzanine Borrower, shall inure to the benefit of the successors and assigns of Mezzanine Lender.

                  SECTION 19.2 MEZZANINE LENDER'S DISCRETION. Whenever pursuant to this Agreement, Mezzanine Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mezzanine Lender, the decision of Mezzanine Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Mezzanine Lender and shall be final and conclusive.

                  SECTION 19.3      GOVERNING LAW.

                  (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY MEZZANINE LENDER AND ACCEPTED BY MEZZANINE BORROWER IN THE STATE OF NEW YORK WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS (JUNIOR TIER MEZZANINE) ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, MEZZANINE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE MEZZANINE NOTE AND THE OTHER LOAN DOCUMENTS (JUNIOR TIER MEZZANINE), AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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                  (B)      ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST
MEZZANINE LENDER OR MEZZANINE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT JUNIOR TIER LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND MEZZANINE BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MEZZANINE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MEZZANINE BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                           BLACKSTONE REAL ESTATE
                           ACQUISITIONS III L.L.C.
                           345 PARK AVENUE
                           NEW YORK, NEW YORK 10154

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREE THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO MEZZANINE BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. MEZZANINE BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) HEREBY DESIGNATES

                           CORPORATION SERVICE COMPANY
                           80 STATE STREET
                           ALBANY, NEW YORK 12207-2543

AS A SUBSTITUTE IF ITS INITIAL AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR AND (III) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

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                  SECTION 19.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Mezzanine Note, or of any other Loan Document (Junior Tier Mezzanine), nor consent to any departure by Mezzanine Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein no notice to or demand on, Mezzanine Borrower shall entitle Mezzanine Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  SECTION 19.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Mezzanine Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Mezzanine Note or under any other Loan Document (Junior Tier Mezzanine), or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Mezzanine Note or any other Loan Document (Junior Tier Mezzanine), Mezzanine Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Mezzanine Note or the other Loan Documents (Junior Tier Mezzanine), or to declare a default for failure to effect prompt payment of any such other amount.

                  SECTION 19.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (Junior Tier Mezzanine) shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section:

If to Mezzanine Lender:     German American Capital Corporation
                            31 West 52nd Street, 17th Floor
                            New York New York 10019
                            Attention: Michael Hart and General Counsel
                            Telecopy No.: (212) 469-8518
                            Confirmation No.: (212) 469-5000

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

With a copy to:             ORIX Real Estate Capital Markets
                            1717 Main Street
                            Dallas, Texas 75201
                            Attention:  Dan Olsen
                            Telecopy No.: (214) 237-2199
                            Confirmation No.: (214) 237-2190

With a copy to:             Skadden, Arps, Slate, Meagher & Flom LLP
                            Four Times Square
                            New York, New York 10036
                            Attention: Harvey R. Uris, Esq.
                            Telecopy No.:  (917) 777-2212
                            Confirmation No.: (212) 735-2212

If to Mezzanine Borrower:   BRE/Park Place Junior Mezzanine L.L.C.
                            c/o Blackstone Real Estate Acquisitions III L.L.C.
                            345 Park Avenue
                            New York, New York  10154
                            Attention:  Gary M. Sumers
                            Telecopy No.: (212) 583-5726
                            Confirmation No.: (212) 583-5813

          With a copy to:   Simpson Thatcher & Bartlett
                            425 Lexington Avenue
                            New York, New York 10017
                            Attention: Gregory J. Ressa, Esq.
                            Telecopy No.: (212) 455-2502
                            Confirmation No.: (212) 455-7430

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

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

                  SECTION 19.7 TRIAL BY JURY. MEZZANINE BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE PLEDGE (JUNIOR TIER MEZZANINE), THE MEZZANINE NOTE OR ANY OTHER LOAN DOCUMENT (JUNIOR TIER MEZZANINE), INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE PLEDGE (JUNIOR TIER MEZZANINE), THE MEZZANINE NOTE OR ANY OTHER LOAN DOCUMENT (JUNIOR TIER MEZZANINE) (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND MEZZANINE BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. MEZZANINE BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

                  SECTION 19.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 19.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  SECTION 19.10 PREFERENCES. To the extent Mezzanine Borrower makes a payment or payments to Mezzanine Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Mezzanine Lender.

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

                  SECTION 19.11 WAIVER OF NOTICE. Mezzanine Borrower shall not be entitled to any notices of any nature whatsoever from Mezzanine Lender except with respect to matters for which this Agreement or the other Loan Documents (Junior Tier Mezzanine) specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower and except with respect to matters for which Mezzanine Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Mezzanine Borrower hereby expressly waives the right to receive any notice from Mezzanine Lender with respect to any matter for which this Agreement or the other Loan Documents (Junior Tier Mezzanine) do not specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower.

                  SECTION 19.12 EXPENSES; INDEMNITY.

                  (a) Mezzanine Borrower covenants and agrees to pay or, if Mezzanine Borrower fails to pay, to reimburse, Mezzanine Lender upon receipt of written notice from Mezzanine Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Mezzanine Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents (Junior Tier Mezzanine) and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Mezzanine Borrower (including without limitation any opinions requested by Mezzanine Lender pursuant to this Agreement); (ii) Mezzanine Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents (Junior Tier Mezzanine) on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents (Junior Tier Mezzanine) requested by Mezzanine Borrower and any other documents or matters as required herein or under the other Loan Documents (Junior Tier Mezzanine); (iv) securing Mezzanine Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Mezzanine Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Mezzanine Lender pursuant to this Agreement and the other Loan Documents (Junior Tier Mezzanine); (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Mezzanine Borrower, this Agreement, the other Loan Documents (Junior Tier Mezzanine), the Property, or any other security given for the Loan; (vii) enforcing any obligations of or collecting any payments due from Mezzanine Borrower under this Agreement, the other Loan Documents (Junior Tier Mezzanine) or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings and (viii) procuring insurance policies pursuant to
Section 6; provided, however, that Mezzanine Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Mezzanine Lender or (B) in connection with a Securitization, other than the Mezzanine Borrower's internal administrative costs and up to $5,000

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

for Mezzanine Borrower's external legal costs. Any cost and expenses due and payable to Mezzanine Lender may be paid from any amounts in the Mezzanine Account.

                  (b)      Subject to the non-recourse provisions of Section
18.1 , Mezzanine Borrower will protect, indemnify and save harmless Mezzanine Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the Indemnified Parties) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties, the Collateral or the Property or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Mezzanine Lender or its designee of a deed-in-lieu of foreclosure with respect to the Collateral, (ii) an Indemnified Party or its designee Parties taking possession or control of the Property, or (iii) the foreclosure of the Pledge (Junior Tier Mezzanine), except to the extent caused by the fraud, illegal acts, willful misconduct or gross negligence of the Indemnified Parties (other than such fraud, illegal acts, willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Property): (1) ownership of Mezzanine Borrower's indirect interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non- use or condition of the Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Mezzanine Lender, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Agreement or any of the other Loan Documents (Junior Tier Mezzanine) or any failure of Senior Tier Mezzanine Borrower or Mortgage Borrower to perform or comply with any of the terms of any Lease or REA within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (6) any negligence or tortious act or omission on the part of Mezzanine Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7.3 of the Loan Agreement (Mortgage), (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases, (9) the presence at, in or under the Property or the Improvements of any Hazardous Substances in violation of any Environmental Law or (10) Lender's disclosure of the terms of the settlement agreement referenced in Schedule IV to the Loan Agreement (Mortgage) to prospective purchasers of interests in the Loan (Mezzanine). Any amounts the Indemnified Parties are legally entitled to receive under this Section 19.12(b) which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Mezzanine Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by this Agreement and the Pledge (Junior Tier Mezzanine). In case any action, suit or

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

proceeding is brought against the Indemnified Parties by reason of any such occurrence, Mezzanine Borrower shall at Mezzanine Borrower's reasonable expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Mezzanine Borrower's reasonable expense for the insurer of the liability or by counsel designated by Mezzanine Borrower (unless reasonably disapproved by Mezzanine Lender promptly after Mezzanine Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Mezzanine Lender (or any Indemnified Party) to appoint its own counsel at Mezzanine Borrower's reasonable expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Mezzanine Lender and Mezzanine Borrower that would make such separate representation advisable; provided further that if Mezzanine Lender shall have appointed separate counsel pursuant to the foregoing, Mezzanine Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Mezzanine Lender a conflict or potential conflict exists between such Indemnified Party and Mezzanine Lender. So long as Mezzanine Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Mezzanine Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Mezzanine Borrower's consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section 19.12(b) with respect to such action, suit or proceeding and Mezzanine Lender agrees that it will not settle any such action, suit or proceeding without the consent of Mezzanine Borrower; provided, however, that if Mezzanine Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Mezzanine Lender has provided Mezzanine Borrower with thirty
(30) days' prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Mezzanine Lender may settle such action, suit or proceeding and claim the benefit of this Section 19.12(b) with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Mezzanine Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Mezzanine Borrower.

                  SECTION 19.13 EXHIBITS AND SCHEDULES INCORPORATED. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  SECTION 19.14 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Mezzanine Lender's interest in and to this Agreement, the Mezzanine Note and the other Loan Documents (Junior Tier Mezzanine) shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Mezzanine Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Mezzanine Borrower or in any action or proceeding brought by any such assignee upon such documents and to the extent permitted by controlling law any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mezzanine Borrower.

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                  SECTION 19.15 LIABILITY OF ASSIGNEES OF MEZZANINE LENDER. No
assignee of Mezzanine Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document (Junior Tier Mezzanine)or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Mezzanine Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Mezzanine Lender hereunder. The limitation of liability provided in this Section 19.15 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee's gross negligence or willful misconduct.

                  SECTION 19.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES.

                  (a) Mezzanine Borrower and Mezzanine Lender intend that the relationships created hereunder and under the other Loan Documents (Junior Tier Mezzanine) be solely that of mezzanine borrower and mezzanine lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mezzanine Borrower and Mezzanine Lender nor to grant Mezzanine Lender any interest in the Property other than that of mezzanine lender.

                  (b) This Agreement and the other Loan Documents (Junior Tier Mezzanine) are solely for the benefit of Mezzanine Lender and Mezzanine Borrower and nothing contained in this Agreement or the other Loan Documents (Junior Tier Mezzanine) shall be deemed to confer upon anyone other than Mezzanine Lender or Mezzanine Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Mezzanine Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Mezzanine Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Mezzanine Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Mezzanine Lender if, in Mezzanine Lender's sole discretion, Mezzanine Lender deems it advisable or desirable to do so.

                  SECTION 19.17 PUBLICITY. All news releases, publicity or advertising by Mezzanine Borrower, Lender or their Affiliates through any media intended to reach the general public which refers to the Loan Documents (Junior Tier Mezzanine) or the financing evidenced by the Loan Documents (Junior Tier Mezzanine), shall be subject to the reasonable prior written approval of Mezzanine Lender and Mezzanine Borrower which approval shall not be unreasonably withheld or delayed or conditioned.

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                  SECTION 19.18 WAIVER OF MARSHALLING OF ASSETS. To the fullest extent permitted by law, Mezzanine Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Mezzanine Borrower, Mezzanine Borrower's members and others with interests in Mezzanine Borrower and of the Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Mezzanine Lender under the Loan Documents (Junior Tier Mezzanine) to a sale of the Collateral for the collection of the Indebtedness without any prior or different resort for collection or of the right of Mezzanine Lender to the payment of the Indebtedness out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

                  SECTION 19.19 WAIVER OF COUNTERCLAIM AND OTHER ACTIONS. Mezzanine Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Mezzanine Lender on this Agreement, the Mezzanine Note, the Pledge (Junior Tier Mezzanine) or any Loan Document (Junior Tier Mezzanine), any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Mezzanine Lender on this Agreement, the Mezzanine Note, the Pledge (Junior Tier Mezzanine) or any Loan Document (Junior Tier Mezzanine) and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

                  SECTION 19.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents (Junior Tier Mezzanine), the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents (Junior Tier Mezzanine) and that such Loan Documents (Junior Tier Mezzanine) shall not be subject to the principle of construing their meaning against the party which drafted same. Mezzanine Borrower acknowledges that, with respect to the Loan, Mezzanine Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Mezzanine Lender or any parent, subsidiary or Affiliate of Mezzanine Lender. Mezzanine Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents (Junior Tier Mezzanine) or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Mezzanine Lender of any equity interest any of them may acquire in Mezzanine Borrower, and Mezzanine Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Mezzanine Lender's exercise of any such rights or remedies. Mezzanine Borrower acknowledges that Mezzanine Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Mezzanine Borrower or their Affiliates.

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                  SECTION 19.21 PRIOR AGREEMENTS. This Agreement and the other
Loan Documents (Junior Tier Mezzanine) contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents (Junior Tier Mezzanine) and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

                  SECTION 19.22 BROKERS. Neither Lender nor Mezzanine Borrower has dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents (Junior Tier Mezzanine) and neither Lender nor Mezzanine Borrower has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents (Junior Tier Mezzanine). Mezzanine Borrower and Mezzanine Lender shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys' fees, or costs of appeal, incurred by the other party and arising out of or relating to any breach or default by the indemnifying party of its representations, warranties and/or agreements set forth in this subsection.

                  SECTION 19.23 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

                  [Remainder of page intentionally left blank.]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                            MEZZANINE BORROWER:

                            BRE/PARK PLACE JUNIOR MEZZANINE L.L.C.,
                            a Delaware limited liability company

                            By: /s/ Frank Cohen
                                -----------------
                                    Name:  Frank Cohen
                                    Title: Vice President

            [Mezzanine Lender's signature appears on following page]

                            MEZZANINE LENDER:

                            GERMAN AMERICAN CAPITAL CORPORATION,
                            A MARYLAND CORPORATION

                            BY:  /s/ Robert D. Burns
                                 -----------------------
                            NAME:  Robert D. Burns
                            TITLE: Vice President

                            BY:  /s/ Stephen H. Choe
                                 -----------------------
                            NAME:  Stephen H. Choe
                            TITLE: Authorized Signatory